                                                                    EXHIBIT 10.5





                               FINANCING AGREEMENT


                           THE FINANCIAL INSTITUTIONS
                   PARTY HERETO FROM TIME TO TIME, as Lenders


                  THE CIT GROUP/BUSINESS CREDIT, INC., as Agent


                                       AND


                      EMERGE INTERACTIVE, INC., as Borrower



                             DATED: AUGUST 24, 2001

                                TABLE OF CONTENTS


SECTION 1.  DEFINITIONS.......................................................................................   - 1 -

SECTION 2.  CONDITIONS PRECEDENT.............................................................................   - 20 -
     2.1.         Conditions Precedent to Initial Loan.......................................................   - 20 -
     2.2.         Conditions to All Extensions of Credit.....................................................   - 21 -

SECTION 3.  CREDIT FACILITIES................................................................................   - 22 -
     3.1.         Revolving Loan Commitment..................................................................   - 22 -
     3.2.         [Reserved].................................................................................   - 23 -
     3.3.         Letter of Credit Facility..................................................................   - 23 -

SECTION 4.  INTEREST,  FEES  AND  CHARGES....................................................................   - 28 -
     4.1.         Interest ..................................................................................   - 28 -
     4.2.         Fees ......................................................................................   - 31 -
     4.3.         Computation of Interest and Fees...........................................................   - 32 -
     4.4.         Reimbursement of Expenses..................................................................   - 32 -
     4.5.         Bank Charges...............................................................................   - 33 -
     4.6.         Illegality.................................................................................   - 33 -
     4.7.         Increased Costs............................................................................   - 33 -
     4.8.         Capital Adequacy...........................................................................   - 35 -
     4.9.         Funding Losses.............................................................................   - 35 -

SECTION 5.  LOAN ADMINISTRATION..............................................................................   - 36 -
     5.1.         Manner of Borrowing Revolving Loans........................................................   - 36 -
     5.2.         Special Provisions Governing LIBOR Loans...................................................   - 41 -
     5.3.         Repayment of Revolving Loans...............................................................   - 41 -
     5.4.         Payment of Other Obligations...............................................................   - 42 -
     5.5.         Application of Payments and Collections....................................................   - 42 -
     5.6.         All Loans to Constitute One Obligation.....................................................   - 43 -
     5.7.         Marshalling; Payments Set Aside............................................................   - 43 -
     5.8.         Agent's Allocation of Payments and Collections.............................................   - 43 -
     5.9.         Loan Accounts; The Register; Account Stated................................................   - 44 -
     5.10.        Gross Up for Taxes.........................................................................   - 45 -
     5.11.        Withholding Tax Exemption..................................................................   - 45 -

SECTION 6.  TERM AND COMMITMENT TERMINATION..................................................................   - 45 -
     6.1.         Original Term of Commitments...............................................................   - 45 -
     6.2.         Termination................................................................................   - 46 -

SECTION 7.  COLLATERAL SECURITY..............................................................................   - 47 -
     7.1.         Grant of Security Interest in Collateral...................................................   - 47 -

     7.2.         Lien on Deposit Accounts...................................................................   - 48 -
     7.3.         Other Collateral...........................................................................   - 48 -
     7.4.         Lien Perfection; Further Assurances........................................................   - 48 -

SECTION 8.  COLLATERAL ADMINISTRATION........................................................................   - 49 -
     8.1.         General....................................................................................   - 49 -
     8.2.         Administration of Accounts.................................................................   - 50 -
     8.3.         Payment of Charges.........................................................................   - 51 -

SECTION 9.  REPRESENTATIONS, WARRANTIES AND COVENANTS........................................................   - 51 -
     9.1.         General Representations and Warranties.....................................................   - 51 -
     9.2.         Affirmative Covenants......................................................................   - 53 -
     9.3.         Delivery of Financial Statements; Etc......................................................   - 54 -
     9.4.         Negative Covenants.........................................................................   - 55 -

SECTION 10.  FINANCIAL COVENANTS.............................................................................   - 56 -

SECTION 11.  EVENTS OF DEFAULT; REMEDIES.....................................................................   - 57 -
     11.1.        Events of Default..........................................................................   - 57 -
     11.2.         Acceleration of Obligations; Termination of Commitments...................................   - 59 -
     11.3.         Other Remedies............................................................................   - 59 -

SECTION 12.  AGENT...........................................................................................   - 60 -
     12.1.        Appointment; Authority and Duties of Agent.................................................   - 60 -
     12.2.        Agreements Regarding Collateral............................................................   - 62 -
     12.3.        Reliance of Agent..........................................................................   - 63 -
     12.4.        Action Upon Default........................................................................   - 63 -
     12.5.        Ratable Sharing............................................................................   - 64 -
     12.6.        Indemnification of Agent...................................................................   - 64 -
     12.7.        Limitation on Responsibilities of Agent....................................................   - 65 -
     12.8.        Successor Agent and Co-Agents..............................................................   - 66 -
     12.9.        Consents; Amendments and Waivers; Out-of-Formula Loans.....................................   - 67 -
     12.10.       Due Diligence and Non-Reliance.............................................................   - 69 -
     12.11.       Representations and Warranties of Lenders..................................................   - 70 -
     12.12.       The Required Lenders.......................................................................   - 70 -
     12.13.       Several Obligations........................................................................   - 70 -
     12.14.       Agent in its Individual Capacity...........................................................   - 70 -
     12.15.       No Third Party Beneficiaries...............................................................   - 71 -
     12.16.       Notice of Transfer.........................................................................   - 71 -
     12.17.       Replacement of Certain Lenders.............................................................   - 71 -
     12.18.       Remittance of Payments and Collections.....................................................   - 72 -

SECTION 13.  BENEFIT OF AGREEMENT; ASSIGNMENTS AND PARTICIPATIONS............................................   - 72 -
     13.1.        Successors and Assigns.....................................................................   - 72 -
     13.2.        Participations.............................................................................   - 73 -
     13.3.        Assignments................................................................................   - 74 -
     13.4.        Tax Treatment..............................................................................   - 75 -

SECTION 14.  MISCELLANEOUS...................................................................................   - 75 -
     14.1.        Power of Attorney..........................................................................   - 75 -
     14.2.        General Indemnity..........................................................................   - 76 -
     14.3.        Survival of All Indemnities................................................................   - 77 -
     14.4.        Modification of Agreement..................................................................   - 77 -
     14.5.        Severability...............................................................................   - 77 -
     14.6.        Cumulative Effect; Conflict of Terms.......................................................   - 77 -
     14.7.        Execution in Counterparts..................................................................   - 77 -
     14.8.        Agent's or Required Lenders' Consent.......................................................   - 77 -
     14.9.        Notices....................................................................................   - 77 -
     14.10.       Performance of Borrower's Obligations......................................................   - 78 -
     14.11.       Credit Inquiries...........................................................................   - 78 -
     14.12.       Time of Essence............................................................................   - 78 -
     14.13.       Entire Agreement; Appendix A; Exhibits and Schedules.......................................   - 78 -
     14.14.       Interpretation.............................................................................   - 79 -
     14.15.       Obligations Several........................................................................   - 79 -
     14.16.       Governing Law; Consent to Forum............................................................   - 79 -
     14.17.       Waivers by Borrower........................................................................   - 80 -

                               FINANCING AGREEMENT


     THIS FINANCING AGREEMENT is made on August 24, 2001, by and among EMERGE INTERACTIVE, INC., a Delaware corporation with a principal place of business at 10315 102nd Terrace, Sebastian, Florida 32958 ("Borrower"); the various financial institutions listed on the signature pages hereof and their respective successors and permitted assigns which become "Lenders" as provided herein; and THE CIT GROUP/BUSINESS CREDIT, INC., a New York corporation, with an office located at 1200 Ashwood Parkway, Suite 150, Atlanta, Georgia 30338, in its capacity as collateral and administrative agent for the Lenders pursuant to
SECTION 12 hereof (together with its successors in such capacity, "Agent").

SECTION 1.  DEFINITIONS

     Account Debtor shall mean any Person who is or may become obligated under or on account of an Account.

     Account Formula Amount shall mean, on any date of determination thereof, an amount equal to 80% of the net amount of Eligible Accounts outstanding at such date. For purposes hereof, the net amount of Eligible Accounts at any time shall be the face amount of such Eligible Accounts, less any and all returns, rebates, discounts (which may, at Agent's option, be calculated on shortest terms), credits, allowances, and sales or excise taxes of any nature at any time issued, owing, claimed by an obligor on an Account, granted, outstanding or payable in connection with such Accounts at such time.

     Accounts shall have the meaning given to "account" in the UCC.

     Accounts Collateral shall mean all Accounts of Borrower and all right, title and interest of Borrower in or to any returned Goods the sale or other disposition of which gave rise to an Account, together with all rights, titles, securities and guarantees with respect to any Account, including any rights to stoppage in transit, replevin, reclamation and resales, and all related security or Liens, whether voluntary or involuntary, in each case whether now existing or owned or hereafter created, arising or acquired.

     Adjusted LIBOR Rate means, with respect to each Interest Period for a LIBOR Loan, an interest rate per annum (rounded upwards, to the next 1/8th of 1%) equal to the quotient of (a) the LIBOR Rate in effect for such Interest Period divided by (b) a percentage (expressed as a decimal) equal to 100% minus Statutory Reserves.

     Administrative Management Fee shall mean the fee which shall be paid to Agent in accordance with SECTION 4.2.3 hereof to offset the expenses and costs incurred by Agent in connection with record keeping, analysis and evaluations of the Collateral.

     Affiliate shall mean a Person (other than a Subsidiary): (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, another Person; (ii) which beneficially owns or holds 10% or more of any class of the Equity Interests of a Person; or (iii) 10% or more of the Equity Interests with power to vote of which is beneficially owned or held by another Person or a Subsidiary of another Person. For purposes hereof, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of any Equity Interest, by contract or otherwise.

     Agent Indemnitees shall mean Agent in its capacity as agent hereunder and under the other Loan Documents and all of Agent's present and future officers, directors, agents and attorneys.

     Agreement shall mean this Financing Agreement, as amended from time to time by the parties hereto.

     Anniversary Date shall mean the date occurring twelve (12) months from the Closing Date and the same date in every year thereafter.

     Applicable Law shall mean all laws, rules and regulations applicable to the person, conduct, transaction, covenant or Loan Documents in question, including all applicable common law and equitable principles; all provisions of all applicable state and federal constitutions, statutes, rules, regulations and orders of governmental bodies; and orders, judgments and decrees of all courts and arbitrators.

     Assignment and Acceptance shall mean an assignment and acceptance entered into by a Lender and an Eligible Assignee and accepted by Agent, in the form of EXHIBIT F.

     Availability Reserve shall mean on any date of determination thereof, an amount equal to the sum of (i) any amounts which Borrower is obligated to pay pursuant to the provisions of any of the Loan Documents that Agent elects to pay for the account of Borrower in accordance with authority contained in any of the Loan Documents; (ii) the LC Outstandings at any such date; and (iii) for so long as an Event of Default exists, such additional reserves as Agent in its sole and absolute discretion may elect to impose from time to time, without waiving any such Event of Default or Agent's entitlement to accelerate the maturity of the Obligations as a consequence thereof.

     Average Monthly Loan Balance shall mean, for any month, the amount obtained by adding the unpaid balance of the sum of the Revolving Loans outstanding and the LC Outstandings at the end of each day for the month in question and by dividing such sum by the number of days in such month.

     Average Trailing Cash Receipts shall mean, on any date of determination, the sum of Borrower's cash collections from Accounts for the 30 day period preceding any such determination date.

     Bank means The Chase Manhattan Bank, a New York banking corporation, and its successors and assigns.

     Board of Governors shall mean the Board of Governors of the Federal Reserve Board.

     Borrowing shall mean a borrowing consisting of Loans of one Type made on the same day by Lenders (or by Agent in the case of a Borrowing funded by Settlement Loans) or a conversion of a Loan or Loans of one Type from Lenders on the same day.

     Borrowing Base shall mean as at any date of determination thereof, an amount equal to the lesser of:

         (a)      $30,000,000, less the LC Outstandings at such date;

                  or

         (b)      an amount equal to:

                  (i) the lesser of (A) the Accounts Formula Amount at such date, or (B) from and after October 31, 2001, the amount of the Average Trailing Cash Receipts at such date;

                  minus

                  (ii) the Availability Reserve.

     Borrowing Base Certificate shall mean a Borrowing Base Certificate in substantially the form set forth in EXHIBIT C attached hereto.

     Business Day shall mean a day on which Agent is open for business in New York, New York, and which is not a Saturday, Sunday or other day on which commercial banks or lending institutions in New York, New York are authorized or required by law to close.

     Capital Expenditures for any period shall mean expenditures made or liabilities incurred for the acquisition of any fixed assets or improvements, replacements, substitutions or additions thereto which have a useful life of more than one year, including the total principal portion of Capitalized Lease Obligations, determined in accordance with GAAP.

     Capitalized Lease Obligation shall mean any Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

     Capital Lease shall mean any lease of property (whether real, personal or mixed) which, in conformity with GAAP, is accounted for as a capital lease or a Capital Expenditure on the balance sheet of Borrower.

     Cash Collateral shall mean cash or cash equivalents comprised of marketable direct obligations issued or unconditionally guaranteed by the United States government and backed by the full faith and credit of the United States government having maturities of not more than 12 months from the date of acquisition or domestic certificates of deposit and time deposits having maturities of not more than 12 months from the date of acquisition, and any interest earned thereon, that is (i) deposited with Agent or its bailee in accordance with this Agreement as security for any of the Obligations to the extent provided in this Agreement or (ii) is deposited with a financial institution permitted under applicable PASA rules and regulations to secure Borrower's obligations to the issuer of the PASA Bonds.

     Cash Collateral Account shall mean a demand deposit, money market or other account established by Agent for the ratable benefit of Lenders at such financial institution as Agent may select in its discretion, which account shall be in Agent's name and subject to Agent's Lien under this Agreement.

     Chase Bank Rate Loan means a Loan, or portion thereof, during any period in which it bears interest at a rate based upon the applicable Chase Bank Rate.

     Chase Bank Rate shall mean the rate of interest per annum announced by The Chase Manhattan Bank from time to time as its prime rate in effect at its principal office in the City of New York. The prime rate is not intended to be the lowest rate of interest charged by The Chase Manhattan Bank to its borrowers.

     Chattel Paper shall have the meaning ascribed to the term "chattel paper" in the UCC.

     CIT shall mean The CIT Group/Business Credit, Inc, a New York corporation.

     CIT Indemnitees shall mean Agent and all of its present and future officers, directors and agents.

     Closing Date shall mean the date that of this Agreement has been duly executed by the parties hereto and delivered to Agent.

     Collateral shall mean all of the property and interests in property described in SECTION 7 of this Agreement, and all other property and interests in property that now or hereafter secure the payment and performance of any of the Obligations.

     Commitment shall mean at any date for any Lender, the aggregate amount of such Lender's Revolving Loan Commitment on such date, and "Commitments" means the aggregate amount of all

Revolving Loan Commitments.

     Commitment Termination Date shall mean the date that is the soonest to occur of (i) the last day of the Original Term or of any applicable Renewal Term; (ii) the date on which either Borrower or Agent elects to terminate the Commitments pursuant to SECTION 6.2 of this Agreement; or (iii) the date on which the Commitments are automatically terminated pursuant to SECTION 11.2 of this Agreement.

     Consolidated Balance Sheet shall mean a consolidated balance sheet of Borrower eliminating all inter-company transactions and prepared in accordance with GAAP.

     Commercial Tort Claim shall have the meaning ascribed to "commercial tort claim" in the UCC.

     Current Assets shall mean, at any date, the amount at which all of the current assets of a Person would be properly classified as current assets shown on a balance sheet at such date in accordance with GAAP except that amounts due from Affiliates and investments in Affiliates shall be excluded therefrom.

     Current Liabilities shall mean, at any date, the amount at which all of the current liabilities of a Person would be properly classified as current liabilities shown on a balance sheet at such date in accordance with GAAP.

     Default shall mean any event specified in Section 11 hereof, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, event or act, has been satisfied.

     Default Rate shall mean, at any date of determination, the rate of interest per annum equal to the lesser of (a) the Maximum Rate or (b) the Chase Bank Rate plus 4%.

     Deposit Accounts shall mean all of Borrower's demand, time, savings, passbook, money market or other depository accounts, and all certificates of deposit, maintained by Borrower with any bank, savings and loan association, credit union or other depository institution.

     Distribution shall mean and include: (i) the payment of any dividends or other distributions on capital stock of Borrower (except distributions in such interests) and (ii) the redemption or acquisition by Borrower of its capital stock (or any warrant or option for the purchase of any such capital stock) unless made contemporaneously from the net proceeds of the sale of its capital stock.

     Documents shall mean all present and future documents as defined in the UCC and any and all warehouse receipts, bills of lading, shipping documents, chattel paper, instruments and similar documents, all whether negotiable or not and all goods and Inventory relating thereto and all cash and non-cash proceeds of the foregoing.

     Dollars and the sign "$" shall refer to currency of the United States of America.

     Dominion Account shall mean a special account of Agent established by Borrower pursuant to this Agreement at a bank selected by Borrower, but acceptable to Agent in its reasonable discretion, and over which Agent shall have sole and exclusive access and control for withdrawal purposes.

     EBITDA shall mean for any fiscal quarter of Borrower, without duplication, the sum of the following for such period determined on a Consolidated basis: (i) Net Income, plus (ii) depreciation, plus (iii) amortization, plus (iv) all interest expense, plus (v) income tax expense, plus (vi) other non-cash charges deducted in calculating Net Income (excluding extraordinary gains and losses).

     Eligible Account shall mean an Account arising in the ordinary course of Borrower's business from the sale of goods which has been invoiced by Borrower, is payable in Dollars and which Agent, in its customary credit judgment, deems to be an Eligible Account. Without limiting the generality of the foregoing, no Account shall be an Eligible Account if: (i) it arises out of a sale made by Borrower to a Subsidiary or an Affiliate of Borrower or to a Person controlled by an Affiliate of Borrower; (ii) the Account, it is unpaid for more than 21 days after the original invoice date; (iii) 50% or more of the Accounts from the Account Debtor are not deemed Eligible Accounts hereunder; (iv) the total unpaid Eligible Accounts of any Account Debtor exceed 20% of the net amount of all Eligible Accounts or exceeds a credit limit established by Agent for such Account Debtor, in each case, to the extent of such excess; (v) any covenant, representation or warranty contained in this Agreement with respect to such Account has been breached; (vi) the Account Debtor is also Borrower's creditor or supplier, or the Account Debtor has disputed liability with respect to such Account, or the Account Debtor has made any claim with respect to any other Account due from such Account Debtor to Borrower, or the Account otherwise is or may become subject to any right of setoff, counterclaim, reserve or chargeback, provided that, the Accounts of such Account Debtor shall be ineligible only to the extent of such offset, counterclaim, disputed amount, reserve or chargeback;
(vii) an Insolvency Proceeding has been commenced by or against the Account Debtor or the Account Debtor has failed, suspended business or ceased to be solvent; (viii) it arises from a sale to an Account Debtor with its principal office, assets or place of business outside the United States; (ix) it arises from a sale to the Account Debtor on a bill-and-hold, guaranteed sale, sale-or-return, sale-on-approval, consignment or any other repurchase or return basis; (x) the Account Debtor is the United States of America or any department, agency or instrumentality thereof, unless Borrower assigns its right to payment of such Account to Agent, in a manner satisfactory to Agent, so as to comply with the Assignment of Claims Act of 1940 (31 U.S.C. '3727 and 41 U.S.C. '15), or is a state, county or municipality, or a political subdivision or agency thereof and Applicable Law disallows or restricts an assignment of Accounts on which it is the Account Debtor; (xi) the Account Debtor is located in a state imposing conditions on the right of a creditor to collect accounts receivable unless Borrower has either qualified to transact business in such state as a foreign entity or filed a Notice of Business Activities Report or other required report with the appropriate officials in those states for the then current year;
(xii) the Account is subject to an encumbrance other than a Permitted Lien;
(xiii) the goods giving rise to such Account have not been delivered to and accepted by the Account Debtor or the services giving rise to such Account have not been performed by Borrower and accepted by the Account Debtor or the Account otherwise does not represent a final sale; (xiv) the Account is evidenced by chattel paper or an instrument of any kind, or has been reduced to judgment; (xv) Borrower has made any agreement with the Account Debtor for any deduction therefrom, except for discounts or allowances which are made in the ordinary course of business for prompt payment and which discounts or allowances are reflected in the calculation of the face value of each invoice related to such Account; (xvi) the Account arises out of a contract or order which, by its terms, purports to forbid, restrict or make void or unenforceable the assignment by Borrower to Agent of such Account; (xvii) Borrower has made an agreement with the Account Debtor to extend the time of payment thereof; (xviii) Borrower's performance giving rise to the Account has been guaranteed by a surety or such performance has been otherwise bonded or secured in whole or in part; or (xix) the Account arises from the sale of Farm Products with respect to which (1) Borrower has received a notification of a Lien therein from a secured creditor of the vendor of such goods or (2) notification of a Lien therein has been filed in any applicable central filing offices contemplated under the Food Security Act, and any such secured creditor has not been timely paid pursuant to any such notification.

     Eligible Assignee shall mean a Lender or a U.S. based Affiliate of a Lender; a commercial bank organized under the laws of the United States or any state and having total assets in excess of $15 billion; or any other Person (except Borrower or a Guarantor, or an Affiliate of either) approved by Agent.

     Equipment shall mean all machinery, apparatus, equipment, fittings, furniture, fixtures, and other tangible personal Property (other than Inventory) of every kind and description used in Borrower's business operations or owned by Borrower or in which Borrower has an interest, whether now owned or hereafter acquired by Borrower and wherever located, and all parts, accessories and special tools and all increases and accessions thereto and substitutions and replacements therefor.

     Equity Interest shall mean the interest of (i) a shareholder in a corporation, (ii) a partner (whether general or limited) in a partnership (whether general, limited or limited liability), (iii) a member in a limited liability company, or (iv) any other Person having any other form of equity security or ownership interest.

     ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and the rules and regulations promulgated thereunder from time to time.

     Event(s) of Default shall have the meaning provided for in SECTION 11 of this Agreement.

     Excess Availability shall mean at any date, the excess, if any, of the Borrowing Base on such date less the outstanding principal amount of the Revolving Loans and the LC Outstandings on such date, plus (ii) the amount of all requested Revolving Loans and Letters of Credit on such date, plus (iii) the aggregate amount of all past due accounts payable, rental obligations or other liabilities of Borrower.

     Executive Officers shall mean the Chairman, President, Chief Financial Officer, any Vice President, Treasurer and Secretary.

     Extraordinary Expenses shall mean all costs, expenses, fees or advances that Agent or any Lender may suffer or incur, whether prior to or after the occurrence of an Event of Default, on account of or in connection with (i) the audit, inspection, repossession, storage, repair, appraisal, insuring, completion of the manufacture of, preparing for sale, advertising for sale, selling, collecting or otherwise preserving or realizing upon any Collateral;
(ii) the defense of Agent's Lien upon any Collateral or the priority thereof or any adverse claim with respect to the Loans, the Loan Documents or the Collateral asserted by any Obligor, any receiver or trustee for any Obligor or any creditor or representative of creditors of any Obligor; (iii) the settlement or satisfaction of any Liens upon any Collateral (whether or not such Liens are Permitted Liens); (iv) the collection or enforcement of any of the Obligations;
(v) the negotiation, documentation, and closing of any restructuring or forbearance agreement with respect to the Loan Documents or Obligations; (vi) amounts advanced by Agent pursuant to SECTION 8.1.3 of this Agreement; (vii) the enforcement of any of the provisions of any of the Loan Documents; or (viii) any payment under indemnity or other payment agreement provided by Agent to Bank or any other financial institution in connection with any Dominion Account or any lockbox arrangement. Such costs, expenses and advances may include transfer fees, taxes, storage fees, insurance costs, permit fees, utility reservation and standby fees, legal fees, appraisal fees, brokers' fees and commissions, auctioneers' fees and commissions, accountants' fees, environmental study fees, wages and salaries paid to employees of Borrower or independent contractors in liquidating any Collateral, travel expenses, all other fees and expenses payable or reimbursable by Borrower or any other Obligor under any of the Loan Documents, and all other fees and expenses associated with the enforcement of rights or remedies under any of the Loan Documents, but excluding compensation paid to employees (including inside legal counsel who are employees) of Agent.

     Farm Products shall have the meaning given to "farm products" in the UCC.

     Federal Funds Rate shall mean for any period, a fluctuating interest rate per annum equal for each date during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) in Atlanta, Georgia by the Federal Reserve Bank of Atlanta, or if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Agent from 3 federal funds brokers of recognized standing selected by Agent.

     Food Security Act shall mean the Food Security Act of 1985 (7 U.S.C.A.ss. 1631 et seq.) and all rules and regulations promulgated thereunder, as at any time hereafter amended or modified.

     GAAP shall mean generally accepted accounting principles in the United States of America as in effect from time to time consistently applied.

     General Intangibles shall mean all general intangibles of Borrower, whether now owned or hereafter created or acquired by Borrower, including all choses in action, causes of action, company or other business records, deposit accounts, inventions, blueprints, designs, patents, patent applications, trademarks, trademark applications, trade names, trade secrets, service marks, goodwill, brand names, copyrights, registrations, licenses, franchises, customer lists, tax refund claims, computer programs, operational manuals, all entitlements, rights to payment and payments, in whatever form received (including, without limitation, under any Margin Account or under any program of the United States Department of Agriculture), all Payment Intangibles, including all claims under guaranties, security interests or other security held by or granted to Borrower to secure payment of any of the Accounts by an Account Debtor, all rights to indemnification and all other intangible property of every kind and nature (other than Accounts).

     Goods shall have the meaning given to "goods" in the UCC.

     Guarantor shall mean any Person who may at any time hereafter guaranty all or any part of the Obligations.

     Guaranty Agreement shall mean any guaranty agreement executed by a Guarantor in favor of Agent for the ratable benefit of Lenders and any other guaranty of the Obligations at any time or times delivered to Agent.

     Indebtedness shall mean, without duplication, all liabilities, contingent or otherwise, which are any of the following: (a) obligations in respect of money (borrowed or otherwise due or owing to third parties) or for the deferred purchase price of property, services or assets, other than Inventory, and (b) lease obligations which, in accordance with GAAP, have been, or which should be capitalized.

     Indemnified Amount shall mean in the case of Agent Indemnitees, the amount of any loss, cost, expenses or damages suffered or incurred by Agent Indemnitees and against which Lenders or any Obligor have agreed to indemnify Agent Indemnitees pursuant to the terms of this Agreement or any of the other Loan Documents; in the case of Lender Indemnitees, the amount of any loss, cost, expenses or damages suffered or incurred by Lender Indemnitees and against which Lender or any Obligor have agreed to indemnify Lender Indemnitees pursuant to the terms of this Agreement or any of the other Loan Documents; and, in the case of Agent Indemnitees, the amount of any loss, cost, expenses or damages suffered or incurred by Agent Indemnitees and against which Lenders or any Obligor have agreed to indemnify Agent Indemnitees pursuant to the terms of this Agreement or any of the other Loan Documents.

     Indemnitees shall mean the Agent Indemnitees, the Lender Indemnitees and the CIT Indemnitees.

     Insolvency Proceeding shall mean any action, case or proceeding commenced by or against Borrower, or any agreement of Borrower, for (a) the entry of an order for relief under any chapter of the U. S. Bankruptcy Code or other insolvency or debt adjustment law (whether state, federal or foreign), (b) the appointment of a receiver, trustee, liquidator or other custodian for such Person or any part of its Property, (c) an assignment or trust mortgage for the benefit of creditors of such Person, (d) the calling of a meeting of the creditors of Borrower for the purpose of compromising the debts of Borrower, or (e) the liquidation, dissolution or winding up of the affairs of such Person.

     Instrument shall have the meaning ascribed to the term "instrument" in the UCC.

     Interest Period shall have the meaning ascribed to such term in SECTION
4.1.2 of this Agreement.

     Inventory shall mean all of Borrower's present and hereafter acquired inventory as defined in the UCC and any and all merchandise and goods, and all additions, substitutions and replacements thereof, wherever located, together with all goods wherever located, and materials used or usable in manufacturing, processing, packaging or shipping same; in all stages of production from raw materials through work-in-process to finished goods and all proceeds thereof of whatever sort.

     Investment Property shall mean all Securities (whether certificated or uncertificated), security entitlements, securities, accounts, commodity contracts and commodity accounts.

     Investor Participants shall mean Biegert, Inc., Safeguard 2001 Capital L.P., and ICG Holdings, Inc. and their respective heirs, successors and assigns.

     Landlord Agreement shall mean a written agreement between Agent and landlords or mortgagees in respect of such leased business locations of Borrower that Agent may deem necessary or appropriate to assure access to Collateral located thereon and the priority of Agent's lien in such Collateral.

     LC Application shall mean an application to Bank, in the form approved by Bank and duly executed by Borrower and CIT as co-applicants, for the issuance of a Letter of Credit.

     LC Conditions shall mean the following conditions, the satisfaction of each of which is required before CIT shall be obligated to execute any LC Application in connection with a request to Bank for the issuance of a Letter of Credit: (i) no Default or Event of Default exists; (ii) after giving effect to the issuance of the requested Letter of Credit and each Letter of Credit to be issued and for which an LC Application has been signed by CIT, the LC Outstandings comprised of standby Letters of Credit do not exceed $500,000, the LC Outstandings comprised of documentary Letters of Credit do not exceed $500,000, no Out-of-Formula Condition would exist, and, if no Revolving Loans are outstanding, the LC Outstandings do not exceed the Borrowing Base; (iii) the expiry date of the Letter of Credit does not extend beyond the earlier to occur of 365 days from the date of issuance or 30 days prior to the Commitment Termination Date or 30 days prior to the last day of any renewal period thereafter; and (iv) the currency in which payment is to be made under the Letter of Credit is Dollars.

     LC Documents shall mean any and all agreements, instruments and documents (other than an LC Application or an LC Guaranty) required by Bank to be executed by Borrower or any other Person and delivered to Bank for the issuance of a Letter of Credit.

     LC Guaranty shall mean the guaranty delivered by CIT to Bank of Borrower's reimbursement obligation under Bank's reimbursement agreement, application for Letter of Credit or other like document.

     LC Guaranty Fee shall mean the fees payable by Borrower under SECTION 4.2.4 for: (i) issuing a LC Guaranty and/or (ii) otherwise aiding Borrower in obtaining Letters of Credit pursuant to SECTION 3.3 hereof.

     LC Outstandings shall mean, on any date of determination thereof, an amount (in Dollars) equal to the sum of (i) all amounts then due and payable by Borrower on such date by reason of any payment made on or before such date by CIT under any LC Guaranty, plus (ii) the aggregate undrawn amount of all Letters of Credit then outstanding or to be issued by Bank under an LC Application theretofore submitted to Bank.

     LC Request shall mean a written request from Borrower to Agent for CIT to join with Borrower in the execution of an LC Application for the issuance of a Letter of Credit, which request shall specify the identity and address of the intended beneficiary of the requested Letter of Credit, the purpose for issuance of the requested Letter of Credit, the proposed amount, issuance date and expiry date of the requested Letter of Credit, the conditions to payment under the requested Letter of Credit, and whether the requested Letter of Credit may be drawn upon in a single or multiple draws.

     LC Support shall mean a guaranty or other support agreement from CIT in favor of Bank pursuant to which CIT shall guarantee or otherwise assure the payment or performance by the parties (other than CIT, if a party) to an LC Application of such parties' obligations with respect to such Letter of Credit, including the obligation of such parties to reimburse Bank for any payment made by Bank under such Letter of Credit.

     Lender Indemnitee shall mean a Lender in its capacity as a lender under this Agreement and its present and future officers, directors, agents and attorneys.

     Lenders shall mean Agent (whether in its capacity as a provider of Loans under SECTION 3.1 of this Agreement, as the provider of Settlement Loans under
SECTION 5.1.3 of this Agreement, or as the procurer of Letters of Credit under
SECTION 3.3 of this Agreement) and any other Person who may from time to time become a "Lender" under this Agreement, and their respective successors and permitted assigns.

     Letter of Credit shall mean a standby or documentary letter of credit issued with the assistance of Agent by Bank for or on behalf of Borrower pursuant to SECTION 3.3 hereof.

     Letter-of-Credit Right shall have the meaning given to "letter-of-credit right" in the UCC.

     LIBOR Lending Office shall mean with respect to a Lender, the office designated as a LIBOR Lending Office for such Lender on the signature page hereof (or on any Assignment and Acceptance, in the case of an assignee) and such other office of such Lender or any of its Affiliates that is hereafter designated by written notice to Agent.

     LIBOR Loan means a Loan, or portion thereof, during any period in which it bears interest at a rate based upon the applicable Adjusted LIBOR Rate.

     LIBOR Rate means, with respect to each day of an Interest Period, the rate per annum equal to the rate for deposits in Dollars approximately equal in principal amount to or comparable to the amount of the LIBOR Loan to which such Interest Period relates and for a term comparable to such Interest Period which appears on Telerate Page 3750 as of 11:00 a.m., London time, 3 Business Days prior to the commencement of such LIBOR Loan. If at least two rates appear on such Telerate Page for such Interest Period, the "LIBOR Rate" shall be the arithmetic mean of such rates. If the "LIBOR Rate" cannot be determined in accordance with the immediately preceding sentences with respect to any Interest Period, the "LIBOR Rate" with respect to each day during such Interest Period shall be the rate per annum equal to the rate (rounded upward to the nearest 1/100th of 1%) at which Bank is offered Dollar deposits at or about 10:00 a.m., New York time, 3 Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations are then being conducted by Bank the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of the LIBOR Loan to be outstanding during such Interest Period. Each determination by Agent of any LIBOR Rate shall, in the absence of any manifest error, be conclusive.

     Lien shall mean any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on common law, statute or contract. For the purpose of this Agreement, Borrower shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement or other arrangement pursuant to which title to the property has been retained by or vested in some other person for security purposes.

     Line of Credit Fee shall have the meaning ascribed to such term in SECTION
4.2.2 of this Agreement.

     Loan Account shall have the meaning set forth in SECTION 5.8.1 of this Agreement.

     Loan Documents shall mean this Agreement, the Notes, any Guaranty Agreement, the Mortgages, the Participation Agreements, the Participant Letters of Credit, each Margin Account Assignment, the Patent Assignment, the Trademark Security Agreement and any other documents and the ancillary loan and security agreements executed from time to time in connection with this

Agreement, as the same may be renewed, amended, extended, increased or supplemented from time to time.

     Loan Year shall mean a period commencing each calendar year on the same month and day as the date of the Agreement and ending on the same month and day in the immediately succeeding calendar year, with the first such period (i.e. the first Loan Year) to commence on the date of this Agreement.

     Loans shall mean all loan, advances and the financial accommodations of any kind made by Agent or any Lender to Borrower pursuant to this Agreement, including the Revolving Loans.

     Margin Accounts shall mean all existing or hereafter acquired or accumulated futures contracts or funds and other property related to such futures contracts, which Borrower or its authorized attorney-in-fact may acquire, accumulate, withdraw, pay out, and held with any broker, including any balance credited to an Margin Account upon its closing.

     Margin Account Assignment shall mean an Assignment of Hedging and Futures Contracts, among Agent, Borrower and Borrower's respective brokers holding futures contracts, forwards sales contracts, trading accounts and all goods to be delivered or received thereunder and all funds or monies paid or payable to Borrower in respect of such contracts or accounts.

     Margin Stock shall have the meaning ascribed to such term in Regulation U and Regulation G of the Board of Governors.

     Material Adverse Effect - the effect of any event or condition which, alone or when taken together with other events or conditions occurring or existing concurrently therewith, (a) has a material adverse effect upon the business, operations, properties, condition (financial or otherwise) or business prospects of Borrower; (b) has or may be reasonably expected to have any material adverse effect upon the value of the whole or any material part of the Collateral, the Liens of Agent with respect to the Collateral or any material part thereof or the priority of such Liens; (c) materially impairs the ability of Borrower or Borrower to perform its obligations under this Agreement or any of the other Loan Documents, including repayment of the Obligations when due; or (d) materially impairs the ability of Agent to enforce or collect the Obligations or realize upon any of the Collateral in accordance with the Loan Documents and Applicable Law.

     Maximum Rate shall mean the maximum non-usurious rate of interest permitted by Applicable Law that at any time, or from time to time, may be contracted for, taken, reserved, charged or received on the debt in question or, to the extent that at any time Applicable Law may thereafter permit a higher maximum non-usurious rate of interest, then such higher rate. Notwithstanding any other provision hereof, the Maximum Rate shall be calculated on a daily basis (computed on the actual number of days elapsed over a year of 360 days).

     Money Borrowed shall mean (i) debt arising from the lending of money by any other person to Borrower; (ii) debt, whether or not in any such case arising from the lending of money by another person to Borrower, (A) which is represented by notes payable or drafts accepted that evidence extensions of credit, (B) which constitutes obligations evidence by bonds, debentures, note or similar instruments, or (C) upon which interest charges are customarily paid (other than accounts payable) or that was issued or assumed as full or partial payment for property; (iii) debt constituting Capitalized Lease Obligations;
(iv) reimbursement obligations with respect to letters of credit or guaranties of letters of credit and (v) debt of Borrower under any guaranty of obligations that would constitute debt for Money Borrowed under clauses (i) through (iii) hereof by Borrower.

     Mortgage shall mean each mortgage, deed of trust or deed to secure debt to be executed by Borrower on or after the Closing Date in favor of Agent and by which Borrower shall grant and convey to Agent, for its benefit as Agent and for the Pro Rata benefit of Lenders, Liens upon the real property of Borrower located in Brown County, Texas, Falls County, Texas, Mason County, Texas, San Saba County, Texas, Cherokee County, South Carolina, and Fayette County, Kentucky as security for the payment of the Obligations.

     Net Income (Loss) shall mean for any applicable period, the aggregate net income (or loss) of Borrower from continuing operations (excluding any income (or loss) included therein resulting from extraordinary items) determined in accordance with GAAP.

      Notes shall mean the Revolving Credit Notes, as hereafter amended, modified or restated.

     Notice of Borrowing shall have the meaning set forth in SECTION 5.1.1(I) of this Agreement.

     Notice of Conversion/Continuation shall have the meaning set forth in
SECTION 4.1.3(II) of this Agreement.

     Obligations shall mean, in each case, whether now in existence or hereafter arising, (i) the principal of, and interest and premium, if any, on, the Loans;
(ii) all LC Outstandings and all other obligations of any Obligor to Agent or Agent arising in connection with the issuance of any Letter of Credit; (iii) all Indebtedness and other obligations of Borrower to Agent or any Lender under any cash management, hedging or similar agreements, including any premature termination or breakage costs; (iv) all other Indebtedness, covenants and duties now or at any time or times hereafter owing by Borrower to Agent or any Lender arising under or pursuant to this Agreement or any of the other Loan Documents, whether evidenced by any note or other writing, whether arising from any extension of credit, opening of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, or joint or several, including all interest, charges, expenses, fees or other sums (including Extraordinary Expenses) chargeable to any or all Obligors hereunder or under any of the other Loan Documents; and (v) in the case of Agent and its Affiliates, any Indebtedness, obligations, covenants and duties arising in connection with any banking or related transactions, services or functions provided to any Obligor in connection with any conduct of such Obligor's business (excluding extensions of credit giving rise to any Indebtedness for Money Borrowed not related to this Agreement or any other Loan Documents).

     Obligor shall mean Borrower and any other Person that is at any time liable for the payment of the whole or any part of the Obligations or that has granted in favor of Agent a Lien upon any of any of such Person's assets to secure payment of any of the Obligations.

     Operating Leases shall mean all leases of property (whether real, personal or mixed) other than Capital Leases.

     Original Term shall have the meaning ascribed to such term in SECTION 6.1 hereof.

     Other Collateral shall mean all now owned and hereafter acquired deposit accounts maintained with any bank or financial institutions representing the direct or indirect proceeds of Collateral; all cash and other monies and property in the possession or control of Agent; all books, records, ledger cards, disks and related data processing software at any time evidencing or containing information relating to any of the Collateral described herein or otherwise necessary or helpful in the collection thereof or realization thereon, and all cash and non-cash proceeds of the foregoing.

     Out-of-Formula Condition shall have the meaning set forth in SECTION 3.1 of this Agreement.

     Out-of-Formula Loan shall mean a Revolving Loan made when an Out-of-Formula Condition exists or the amount of any Revolving Loan which when funded results in an Out-of-Formula Condition.

     Participant shall have the meaning set forth in SECTION 13.2.1 of this Agreement.

     Participant Letters of Credit shall have the mean letters of credit issued by banks or other financial institutions acceptable to Agent issued for the account of the Investor Participants in an aggregate face amount of $9,000,000 showing Agent as the beneficiary thereof.

     Participating Lender shall have the meaning set forth in SECTION 3.3.2(I).

     Participation Agreements shall mean each Agreement Regarding Purchase of Junior participations, executed on or about the Closing Date by each of the Investor Participants and Agent and Lender, pursuant to which the Investor Participants have agreed to purchase junior participations in each Lender's Pro Rata share of the Obligations for an aggregate purchase price of not less than $9,000,000, which purchase obligations are secured by the Participant Letters of Credit.

     PASA shall mean the Packers and Stockyard Act (7 U.S.C.ss.ss. 181 et seq.) as amended from time to time and all rules and regulations promulgated from time to time thereunder.

     PASA Trust Fund Agreement shall mean (i) the Trust Fund Agreement FL-205 in the amount of

$1,265,000 in satisfaction of Borrower's obligations as a "dealer" under PASA and (ii) the Trust Fund Agreement FL-204 in the amount of $240,000 in satisfaction of Borrower's obligations as a "market agency" under PASA, in both of which Borrower is the principal, Michael E. Neukamm, Esq. is the Trustee, and National City Bank, Louisville, Kentucky is the depository for the collateral pledged therein.

     Patent Assignment shall mean each Patent Collateral Assignment and Security Agreement to be executed by Borrower in favor of Agent on or before the Closing Date and by which Borrower shall assign to Agent, for its benefit as Agent and for the Pro Rata benefit of Lenders, as security for the Obligations, all of Borrower's right, title and interest in and to the patents described therein.

     Payment Account shall mean an account maintained by Agent (currently at Bank in New York, New York) to which all monies from time to time deposited to a Dominion Account shall be transferred and all other payments shall be sent in immediately available federal funds.

     Payment Intangibles shall have the meaning given to "payment intangibles" in the UCC.

     Payment Items shall mean all checks, drafts, or other items of payment payable to Borrower, including proceeds of any of the Collateral.

     Pending Revolving Loans shall mean at any date, the aggregate principal amount of all Revolving Loans which have been requested in any Notice of Borrowing received by Agent but which have not theretofore been advanced by Agent or Lenders.

     Permitted Indebtedness shall mean: (a) current Indebtedness maturing in less than one year and incurred in the ordinary course of business for raw materials, supplies, equipment, services, taxes or labor; (b) the Indebtedness secured by the Purchase Money Liens; (c) Subordinated Debt; (d) deferred taxes and other expenses incurred in the ordinary course of business; (e) other Indebtedness existing on the date of execution of this Agreement and listed in the most recent financial statement delivered to Agent or otherwise disclosed to Agent in writing prior to the Closing Date; (f) Indebtedness for Capital Leases and Capital Expenditures permitted pursuant to SECTION 9.4.11 hereof; (g) the replacement, refinancing or renewal of any of the above so long as the principal amount of such Indebtedness is not increased; and (h) other Indebtedness in an aggregate amount not exceeding at any time $250,000.

     Permitted Liens shall mean: (a) Liens at any time granted in favor of Agent; (b) Liens for Taxes (excluding any Lien imposed pursuant to any of the provisions of ERISA) incurred in the ordinary course of Borrower's business and not yet due or being Properly Contested; (c) Liens arising in the ordinary course of Borrower's business by operation of law or regulation, but only if payment in respect of any such Lien is not at the time required or the debt secured by any such Lien is being Properly Contested and such Liens do not materially detract from the value of the Property of Borrower or materially impair the use thereof in the operation of Borrower's business; (d) Purchase Money Liens securing purchase money indebtedness incurred consistently with the terms of this

Agreement; (e) Liens securing debt of a Subsidiary of Borrower to Borrower or to another such Subsidiary; (f) Liens arising by virtue of the rendition, entry or issuance against Borrower or any of its Subsidiaries, or any Property of Borrower or any of its Subsidiaries, of any judgment, writ, order, or decree for so long as each such Lien is in existence for less than 30 consecutive days after it first arises or is being Properly Contested and is at all times junior in priority to the Liens in favor of Agent; and (g) such other Liens as appear on SCHEDULE 9.4.5 hereto; and (h) such other Liens as Agent may hereafter approve in writing.

     Person shall mean an individual, partnership, corporation, limited liability company, limited liability partnership, joint stock company, land trust, business trust, unincorporated organization or other form of business entity, or a government or agency or political subdivision thereof.

     Properly Contested shall mean in the case of any Indebtedness (including Taxes) of Borrower that is not paid as and when due or payable by reason of Borrower's bona fide dispute concerning its liability to pay same or concerning the amount thereof, (i) such Indebtedness and any Liens securing same are being properly contested in good faith by appropriate proceedings promptly instituted and diligently conducted; (ii) Borrower has established appropriate reserves as shall be required in conformity with GAAP; (iii) the non-payment of such Indebtedness during the period being contested by Borrower will not have a Material Adverse Effect and does not and will not result in a forfeiture of, foreclosure upon or loss of any assets of Borrower; (iv) no Lien is imposed upon any of Borrower's assets with respect to such Indebtedness unless such Lien is at all times junior and subordinate in priority to the Liens in favor of Agent (except only with respect to property taxes that have priority as a matter of applicable state law) and enforcement of such Lien is stayed during the period prior to the final resolution or disposition of such dispute; (v) if the Indebtedness results from the entry, rendition or issuance against Borrower or any of its assets of a judgment, writ, order or decree, such judgment, writ, order or decree is stayed pending a timely appeal or other judicial review and Borrower shall have established adequate reserves in accordance with GAAP for such judgment, writ, order or decree or the same is either fully insured against by an insurer that has not denied or reserved rights with respect to coverage or has been bonded to Agent's satisfaction; and (vi) if such dispute or contest is abandoned, settled or determined adversely to Borrower, Borrower forthwith pays such Indebtedness and all penalties and interest in connection therewith.

     Pro Rata shall mean a share of or in all Loans, participations in LC Outstandings (or, in the case of Agent, the portion of the LC Outstandings in which Agent does not sell a participation interest pursuant to SECTION 3.3.2 of this Agreement), obligations to indemnify or reimburse Agent as the procurer of Letters of Credit or Agent, payments, proceeds, collections, Collateral and Extraordinary Expenses, which share for any Lender on any date shall be a percentage (expressed as a decimal, rounded to the ninth decimal place) arrived at by dividing the amount of the Commitment of such Lender on such date by the aggregate amount of the Commitments of all Lenders on such date.

     Purchase Money Liens shall mean Liens on any item of equipment acquired after the date of this Agreement provided that (a) each such Lien shall attach only to the property to be acquired, (b) a description of the property so acquired is furnished to Agent, and (c) the debt incurred in connection with such acquisitions shall not exceed in the aggregate the amount permitted by this Agreement for Capital Expenditures for any fiscal year.

     Regulation D shall mean Regulation D of the Board of Governors.

     Register shall mean the register maintained by Agent in accordance with
SECTION 5.9.2 of this Agreement.

     Renewal Term shall mean any applicable period of the Original Term when this Agreement shall have been renewed by Agent in its sole discretion.

     Required Lenders shall mean at any date of determination thereof, Lenders having Commitments representing at least 51% of the aggregate Commitments at such time; provided, however, that if any Lender shall be in breach of any of its obligations hereunder to Borrower or Agent, including any breach resulting from its failure to honor its Commitment in accordance with the terms of this Agreement, then, for so long as such breach continues, the term "Required Lenders" shall mean Lenders (excluding each Lender that is in breach of its obligations under this Agreement) having Commitments representing at least 51% of the aggregate Commitments at such time; provided further, however, that if the Commitments have been terminated, the term "Required Lenders" shall mean Lenders (excluding each Lender that is in breach of its obligations hereunder) holding Loans (including Settlement Loans) representing at least 51% of the aggregate principal amount of Loans (including Settlement Loans) outstanding at such time.

     Restricted Investment shall mean any acquisition of Property by Borrower in exchange for cash or other Property, whether in the form of an acquisition of equity interests or Indebtedness, or the purchase or acquisition by Borrower of any other Property, or a loan, advance, capital contribution or subscription, except acquisitions of the following: (i) fixed assets to be used in the business of Borrower so long as the acquisition costs thereof constitute Capital Expenditures permitted hereunder; (ii) goods held for sale or lease or to be used in the manufacture of goods or the provision of services by Borrower in the ordinary course of business; (iii) current assets (as defined under GAAP) arising from the sale or lease of goods or the rendition of services in the ordinary course of business; (iv) investments in Subsidiaries to the extent existing on the Closing Date; and (v) cash or cash equivalents to the extent they are not subject to rights of offset in favor of any Person other than Agent.

     Revolving Loan Commitment shall mean at any date for any Lender, the obligation of such Lender to make Revolving Loans and to purchase participations in LC Outstandings pursuant to the terms and conditions of this Agreement, which shall not exceed the principal amount set forth opposite such Lender's name under the heading "Revolving Loan Commitment" on the signature pages hereof or the signature page of the Assignment and Acceptance by which it became a Lender, as modified from time to time pursuant to the terms of this Agreement or to give effect to any applicable Assignment and Acceptance; and "Revolving Loan Commitments" means the aggregate principal amount of the Revolving Loan Commitments of all Lenders, the maximum amount of which shall be $30,000,000.

     Revolving Loan shall mean a Loan made by Lenders as provided in SECTION 3.1 of this Agreement or a Settlement Loan funded solely by CIT.

     Revolving Credit Notes shall mean a Revolving Credit Note to be executed by Borrower in favor of each Lender in the form of EXHIBIT A attached hereto, which shall be in the face amount of such Lender's Revolving Loan Commitment and which shall evidence all Revolving Loans made by such Lender to Borrower pursuant to this Agreement.

     S&P shall mean the Standard & Poor's Corporation.

     SEC shall mean the Securities and Exchange Commission.

     Security shall have the same meaning as in Section 2(1) of the Securities Act of 1933.

     Settlement Date shall have the meaning set forth in SECTION 5.1.3(I) of this Agreement.

     Settlement Loan - shall have the meaning set forth in SECTION 5.1.3(II) of this Agreement.

     Settlement Report shall mean a report delivered by Agent to Lenders summarizing the amount of the outstanding Revolving Loans as of the Settlement Date and the calculation of the Borrowing Base as of such Settlement Date.

     Solvent shall mean, at any date of determination, as to Borrower, Borrower
(i) owns Property whose fair saleable value is greater than the amount required to pay all of Borrower's Indebtedness (including contingent debts), (ii) is able to pay all of its Indebtedness as such Indebtedness matures, (iii) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage; and (iv) is not "insolvent" within the meaning of Section 101(32) of the Bankruptcy Code.

     Statutory Reserves shall mean on any date, the percentage (expressed as a decimal) established by the Board of Governors which is the then stated maximum rate for all reserves (including any emergency, supplemental or other marginal reserve requirements) applicable to any member bank of the Federal Reserve System in respect to Eurocurrency Liabilities

(or any successor category of liabilities under Regulation D). Such reserve percentage shall include those imposed pursuant to said Regulation D. The Statutory Reserve shall be adjusted automatically on and as of the effective date of any change in such percentage.

     Subordinated Debt shall mean the indebtedness owing by Borrower which has been subordinated to the Obligation pursuant to a written subordination agreement acceptable to Agent.

     Subsidiary shall mean any Person in which more than 50% of its outstanding Voting Securities or more than 50% of all Equity Interests is owned directly or indirectly by a Borrower, by one or more other Subsidiaries of Borrower or by Borrower and one or more other Subsidiaries.

     Supporting Obligations shall have the meaning given to "supporting obligations" in the UCC.

     Taxes shall mean any present or future taxes, levies, imposts, duties, fees, assessments, deductions, withholdings or other charges of whatever nature, including income, receipts, excise, property, sales, transfer, license, payroll, withholding, social security and franchise taxes now or hereafter imposed or levied by the United States, or any state, local or foreign government or by any department, agency or other political subdivision or taxing authority thereof or therein and all interest, penalties, additions to tax and similar liabilities with respect thereto.

     Total Assets shall mean Borrower's total assets determined in accordance with GAAP, on a basis consistent with the latest audited statements of Borrower.

     Trademark Security Agreement shall mean the Trademark Security Agreement to be executed by Borrower in favor of Agent on or before the Closing Date and by which Borrower shall assign to Agent, for its benefit as Agent and for the Pro Rata benefit of Lenders, as security for the Obligations, all of Borrower's right, title and interest in and to all of its trademarks.

     Transferee shall have the meaning set forth in SECTION 13.3.3 of this Agreement.

     Type shall mean any type of a Loan determined with respect to the interest option applicable thereto, which shall be either a LIBOR Loan or a Chase Bank Rate Loan.

     UCC shall mean the Uniform Commercial Code as in effect from time to time in the State of Georgia.

     Voting Securities shall mean Equity Interests of any class or classes of a corporation or other entity the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors or Persons performing similar functions.

     Working Capital shall mean at any date, Current Assets minus Current Liabilities on such date.

ACCOUNTING TERMS. Unless otherwise specified herein, all terms of an accounting character used in this Agreement shall be interpreted, all accounting determinations under this Agreement shall be made, and all financial statements required to be delivered under this Agreement shall be prepared in accordance with GAAP, applied on a basis consistent with the most recent audited Consolidated financial statements of Borrower and its Subsidiaries heretofore delivered to Agent and Lenders and using the same method for inventory valuation as used in such audited financial statements, except for any change required by GAAP.

         OTHER TERMS. All other terms contained in this Agreement shall have, when the context so indicates, the meanings provided for by the UCC to the extent the same are used or defined therein.

         CERTAIN MATTERS OF CONSTRUCTION. The terms "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding." The section titles, table of contents and list of exhibits appear as a matter of convenience only and shall not affect the interpretation of this Agreement. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations; to any of the Loan Documents shall include any and all modifications thereto and any and all restatements, extensions or renewals thereof; to any Person shall mean and include the successors and permitted assigns of such Person; to "including" and "include" shall be understood to mean "including, without limitation" (and, for purposes of this Agreement and each other Loan Document, the parties agree that the rule of ejusdem generis shall not be applicable to limit a general statement, which is followed by or referable to an enumeration of specific matters to matters similar to the matters specifically mentioned); and or to the time of day shall mean the time of day on the day in question in Atlanta, Georgia, unless otherwise expressly provided in this Agreement. A Default or an Event of Default shall be deemed to exist at all times during the period commencing on the date that such Default or Event of Default occurs to the date on which such Default or Event of Default is waived in writing by Agent pursuant to this Agreement or, in the case of a Default, is cured within any period of cure expressly provided in this Agreement; and an Event of Default shall "continue" or be "continuing" until such Event of Default has been waived in writing by Agent.

SECTION 2.  CONDITIONS PRECEDENT

     2.1.     CONDITIONS PRECEDENT TO INITIAL LOAN. The obligation of
Lenders to make the initial Revolving Loan hereunder is subject to the satisfaction of each of the following conditions precedent, in each case in form and substance acceptable to Agent:

         2.1.1. Documentation. Agent shall have received, in form and substance satisfactory to Agent and its counsel, a duly executed counterpart of this Agreement and all of the other Loan Documents, together with such additional documents, instruments and certificates as Agent and its counsel shall reasonably require in connection therewith from time to time.

         2.1.2. Availability. Agent shall have determined that immediately after Lenders have made the initial Loans contemplated hereby, and paid (or made provision for payment of) all closing costs incurred in connection with the transactions contemplated hereby, Excess Availability shall not be less than $10,000,000.

         2.1.3. Evidence of Perfection and Priority of Liens in Collateral. Agent shall have received copies of all filing receipts or acknowledgments issued by any governmental authority to evidence any filing or recordation necessary to perfect the Liens of Agent in the Collateral, including appropriate filings under the Food Security Act, and evidence in form satisfactory to Agent that such Liens constitute valid and perfected Liens, and that there are no other Liens upon any Collateral except for Permitted Liens.

         2.1.4. Articles of Incorporation. Agent shall have received a copy of the Articles or Certificate of Incorporation of Borrower, and all amendments thereto, certified by the Secretary of State or other appropriate official of the jurisdiction of Borrower's incorporation.

         2.1.5. Certain Good Standing Certificates. Agent shall have received good standing certificates for Borrower, issued by the Secretary of State of Delaware, Texas, Kentucky, South Carolina, Florida, Mississippi, Indiana, South Dakota and each other state where Borrower is qualified to do business as a foreign corporation .

         2.1.6. Opinion Letters. Agent shall have received a favorable, written opinion of Jenkens & Gilchrist, LLP, counsel to Borrower, as to the transactions contemplated by this Agreement and the matters set forth in EXHIBIT E attached hereto.

         2.1.7. Insurance. Agent shall have received copies of the casualty insurance policies of Borrower, together with loss payable endorsements on Agent's standard form of loss payee endorsement naming Agent as loss payee and copies of Borrower's liability insurance policies, together with endorsements naming Agent as a co-insured.

         2.1.8. Financial Statements. Agent shall have received interim financial statements of Borrower for the fiscal period ending on or about July 31, 2001.

         2.1.9. Landlord Agreements. Agent shall have received all landlord, mortgagee waivers or warehouseman agreements with respect to all premises leased by Borrower and which are disclosed on SCHEDULE 8.1.1 hereto.

         2.1.10. Phase I Environmental Audits. Agent shall have received written Phase I environmental audits of Borrower's business locations in form and substance satisfactory to Agent.

         2.1.11. PASA Trust Fund Agreements. Agent shall have received evidence reasonably satisfactory to it that the PASA Trust Fund Agreements currently in force satisfy Borrower's bonding requirements under PASA.

         2.1.12. Pending Litigation. Agent and its counsel shall have obtained copies of all material filings and summaries of the status of the pending legal proceedings in Saskatchewan, Canada between Borrower and Central BioTech, Inc.

         2.1.13. Disbursement Letter; Borrowing Base Certificate. Agent shall have received written instructions from Borrower directing application of the proceeds of the Loans made pursuant to this Agreement, and an initial Borrowing Base Certificate from Borrower in form satisfactory to Agent.

         2.1.14. Cash Budget. Agent shall have received and found acceptable a 12 month cash budget of Borrower based on reasonable operating assumptions and GAAP.

         2.1.15 Payment of Fees. Borrower shall have paid, or made provision for the payment on the Closing Date of, all fees and expenses to be paid hereunder to Agent and Lenders on the Closing Date.

         2.1.16 Participation Agreements and Participant Letters of Credit. Agent shall have received from each Investor Participant a duly executed Participation Agreement providing for the purchase of participations in the Obligations for an aggregate purchase price of not less than $9,000,000 and, as to each Investor Participant, a Participant Letter of Credit which (i) shall be in a face amount of not less than the aggregate maximum purchase price payable by such Investor Participant under the Participation Agreement to which he or it is a party and (ii) shall contain draw provisions and an expiry date acceptable to Agent in its sole discretion.

         2.1.17 Forward Purchase Contracts. Agent shall have received a detailed listing of Borrower's forward sales contracts that do not contain non-offset provisions.

     2.2. CONDITIONS TO ALL EXTENSIONS OF CREDIT. Except to the extent expressly set forth in this Agreement, the agreement of Lenders to make any extension of credit requested to be made by them to Borrower on any date (including without limitation, the initial Revolving Loan) is subject to the satisfaction of the following conditions precedent:

         2.2.1. Accuracy of Representations. Each of the representations and warranties made by Borrower in or pursuant to this Agreement shall be true and correct in all material respects on and as of such date as if made on and as of such date.

         2.2.2. No Default. No Default or Event of Default shall have occurred and be continuing on such date or, after giving effect to the extension of credit requested to be made on such date, would exist it occur.

         2.2.3. No Litigation. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, or which is related to or arises out of this Agreement or the consummation of the transactions contemplated hereby.

         2.2.4. No Material Adverse Effect. No event shall have occurred and no condition shall exist which has or may be reasonably likely to have a Material Adverse Effect.

Each request by Borrower hereunder for a Loan hereunder shall constitute a representation and warranty by Borrower as of the date of such Loan that each of the representations, warranties and covenants contained in this Agreement have been satisfied and are true and correct in all material respects, except as Borrower and Agent may otherwise agree in writing.

SECTION 3.  CREDIT FACILITIES

         Subject to the terms and conditions of, and in reliance upon the representations and warranties made in, this Agreement and the other Loan Documents, Lenders severally agree to the extent and in the manner hereinafter set forth to make their respective Pro Rata shares of the Commitments available to Borrower, in an aggregate amount up to $30,000,000, as follows:

     3.1.     REVOLVING LOAN COMMITMENT.

         3.1.1. Revolver Loans. Each Lender agrees, severally to the extent of its Revolving Loan Commitment and not jointly with the other Lenders, upon the terms and subject to the conditions set forth herein, to make Revolving Loans to Borrower on any Business Day during the period from the date hereof through the Business Day before the last day of the Original Term or any applicable Renewal Term, not to exceed in aggregate principal amount outstanding at any time such Lender's Revolving Loan Commitment at such time, which Revolving Loans may be repaid and reborrowed in accordance with the provisions of this Agreement; provided, however, that Lenders shall have no obligation to Borrower whatsoever to make any Revolving Loan on or after the Commitment Termination Date or if at the time of the proposed funding thereof the aggregate principal amount of all of the Revolving Loans and Pending Revolving Loans then outstanding exceeds, or would exceed after the funding of such Revolving Loan, the Borrowing Base. Each Borrowing of Revolving Loans shall be funded by Lenders on a Pro Rata basis in accordance with their respective Revolving Loan Commitments (except for Agent with respect to Settlement Loans). The Revolving Loans shall bear interest as set forth in SECTION 4.1. hereof. Each Revolving Loan shall, at the option of Borrower, be made or continued as, or converted into, part of one or more Borrowings that, unless specifically provided herein, shall consist entirely of Chase Bank Rate Loans or LIBOR Loans.

         3.1.2. Out-of-Formula Loans. If the unpaid balance of Revolving Loans outstanding at any time should exceed the Borrowing Base at such time (an "Out-of-Formula Condition"), such Revolving Loans shall nevertheless constitute Obligations that are secured by the Collateral and entitled to all of the benefits of the Loan Documents. In the event that Lenders are willing in their sole and absolute discretion to make Out-of-Formula Loans, such Out-of-Formula Loans shall be payable ON DEMAND and shall bear interest as provided in this Agreement for Revolving Loans generally.

         3.1.3. Use of Proceeds. The proceeds of the Revolving Loans shall be used by Borrower solely for one or more of the following purposes: (i) to pay the fees and transaction expenses associated with the closing of the transactions described herein; (ii) to pay any of the Obligations; and (iii) to make expenditures for other lawful corporate purposes of Borrower to the extent such expenditures are not prohibited by this Agreement or Applicable Law. In no event may any Revolving Loan proceeds be used by Borrower to make a contribution to the equity of any Subsidiary, to purchase or to carry, or to reduce, retire or refinance any Debt incurred to purchase or carry, any Margin Stock or for any related purpose that violates the provisions of Regulations G, T, U or X of the Board of Governors.

         3.1.4. Minimum Loan Balance. From and after the date that any Investor Participant shall have purchased a junior participation in the Obligations pursuant to the terms of a Participation Agreement, Borrower shall not be entitled to repay or otherwise reduce the Obligations to an amount less than the aggregate amount of such junior participations as of any applicable date.

         3.1.5. Revolving Credit Notes. The Revolving Loans made by each Lender and interest accruing thereon shall be evidenced by the records of Agent and such Lender and by the Revolving Credit Note payable to such Lender (or the assignee of such Lender), which shall be executed by Borrower, completed in conformity with this Agreement and delivered to such Lender on the Closing Date. All outstanding principal amounts and accrued interest under the Revolving Credit Note shall be due and payable as set forth in SECTION 5.3 hereof.

    3.2.     [RESERVED]

    3.3.     LETTER OF CREDIT FACILITY.

         3.3.1. Procurement of Letters of Credit. During the period from the date hereof to (but excluding) the 30th day prior to the last day of the Original Term or any applicable Renewal Term, and provided no Default or Event of Default exists, CIT agrees to establish the LC Facility pursuant to which CIT shall procure from Bank one or more Letters of Credit on Borrower's request therefor from time to time, subject to the following terms and conditions:

                  (i) Borrower acknowledges that Bank's willingness to issue any Letter of Credit is conditioned upon Bank's receipt of (A) the LC Support duly executed and delivered to Bank by CIT, (B) an LC Application with respect to the requested Letter of Credit and (C) such other instruments and agreements as Bank may customarily require for the issuance of a letter of credit of equivalent type and amount as the requested Letter of Credit. CIT shall have no obligation to execute any LC Support or to join with Borrower in executing an LC Application unless (x) CIT receives an LC Request from Borrower at least 5 Business Days prior to the date on which Borrower desires to submit such LC Application to Bank and (y) each of the LC Conditions is satisfied on the date of CIT's receipt of the LC Request and at the time of the requested execution of the LC Application. Any Letter of Credit issued on the Closing Date shall be for an amount in Dollars that is greater than $250,000. In no event shall CIT or any other Lender have any liability or obligation to Borrower or any Subsidiary for any failure or refusal by Bank to issue, for Bank's delay in issuing, or for any error of Bank in issuing any Letter of Credit.

                  (ii) Letters of Credit may be requested by Borrower only if they are to be used (a) to support obligations of Borrower incurred in the ordinary course of business of Borrower, as presently conducted, on a standby basis or (b) for such other purposes as Agent and Lenders may approve from time to time in writing.

                  (iii) Borrower shall comply with all of the terms and conditions imposed on Borrower by Bank, whether such terms and conditions are contained in an LC Application or in any agreement with respect thereto, and subject to the rights of Bank, CIT shall have the same rights and remedies that Bank has under any agreements that Borrower may have with Bank in addition to any rights and remedies contained in any of the Loan Documents. Borrower agrees to reimburse Bank for any draw under any Letter of Credit as hereinafter provided, and to pay Bank the amount of all other liabilities and obligations payable to Bank under or in connection with any Letter of Credit immediately when due, irrespective of any claim, setoff, defense or other right that Borrower may have at any time against Bank or any other Person. If CIT shall pay any amount under a LC Support with respect to any Letter of Credit, then Borrower shall pay to CIT, in Dollars on the first Business Day following the date on which payment was made by CIT under such LC Support (the "Reimbursement Date"), an amount equal to the amount paid by CIT under such LC Support together with interest from and after the Reimbursement Date until payment in full is made by Borrower at the Default Rate for Revolving Loans constituting Chase Bank Rate Loans. Until CIT has received payment from Borrower in accordance with the foregoing provisions of this clause
         (iii), CIT, in addition to all of its other rights and remedies under this Agreement, shall be fully subrogated to (A) the rights and remedies of Bank as issuer of the Letter of Credit under any agreement with Borrower relating to the issuance of such Letter of Credit, and
         (B) the rights and remedies of each beneficiary under such Letter of Credit whose claims against Borrower has been discharged with the proceeds of such Letter of Credit. Whether or not Borrower submits any Notice of Borrowing to Agent, Borrower shall be deemed to have requested from Lenders a Borrowing of Chase Bank Rate Loans in an amount necessary to pay to CIT all amounts due CIT on any Reimbursement Date and each Lender agrees to fund its Pro Rata share of such Borrowing whether or not any Default or Event of Default has occurred or exists, the Commitments have been terminated, the funding of the Borrowing deemed requested by Borrower would result in, or increase the amount of, any Out-of-Formula Condition, or any of the conditions set forth in SECTION 2 hereof are not satisfied.

                  (iv) Borrower assumes all risks of the acts, omissions or misuses of any Letter of

         Credit by the beneficiary thereof. The obligation of Borrower to reimburse CIT for any payment made by CIT under the LC Support shall be absolute, unconditional and irrevocable and shall be paid without regard to any lack of validity or enforceability of any Letter of Credit, the existence of any claim, setoff, defense or other right which Borrower may have at any time against a beneficiary of any Letter of Credit, or improper honor by Bank of any draw request under a Letter of Credit. If presentation of a demand, draft, certificate or other document does not comply with the terms of a Letter of Credit and Borrower contends that, as a consequence of such noncompliance it has no obligation to reimburse Bank for any payment made with respect thereto, Borrower shall nevertheless be obligated to reimburse CIT for any payment made under the LC Support with respect to such Letter of Credit, but without waiving any claim Borrower may have against Bank in connection therewith. All disputes regarding any Letter of Credit shall be resolved by Borrower directly with Bank.

                  (v) No Letter of Credit shall be extended or amended in any respect that is not solely ministerial, unless all of the LC Conditions are met as though a new Letter of Credit were being requested and issued.

                  (vi) Borrower hereby authorizes and directs Bank to deliver to CIT all instruments, documents and other writings and Property received by Bank pursuant to or in connection with any Letter of Credit and to accept and rely upon CIT's instructions and agreements with respect to all matters arising in connection with such Letter of Credit and the related LC Application.

     3.3.2.   Participations.

                  (i) Immediately upon the issuance by Bank of any Letter of Credit, each Lender (other than CIT) shall be deemed to have irrevocably and unconditionally purchased and received from CIT, without recourse or warranty, an undivided interest and participation equal to the Pro Rata share of such Lender (a "Participating Lender") in all LC Outstandings arising in connection with such Letter of Credit and any security therefor or guaranty pertaining thereto, but in no event greater than an amount which, when added to such Lender's Pro Rata share of all Revolving Loans and LC Outstandings then outstanding, exceeds such Lender's Revolving Commitment.

                  (ii) If CIT makes any payment under an LC Support and Borrower does not repay or cause to be repaid the amount of such payment on the Reimbursement Date, CIT shall promptly notify Agent, which shall promptly notify each Participating Lender, of such payment and each Participating Lender shall promptly (and in any event within 1 Business Day after its receipt of notice from Agent) and unconditionally pay to Agent, for the account of CIT, in immediately available funds, the amount of such Participating Lender's Pro Rata share of such payment, and Agent shall promptly pay such amounts to CIT. If a Participating Lender does not make its Pro Rata share of the amount of such payment available to Agent on a timely basis as herein provided, such Participating Lender agrees to pay to Agent for the account of CIT, forthwith ON DEMAND, such amount together with interest thereon at the Federal Funds Rate until paid. The failure of any Participating Lender to make available to Agent for the account of CIT such Participating Lender's Pro Rata share of the LC Outstandings shall not relieve any other Participating Lender of its obligation hereunder to make available to Agent its Pro Rata share of the LC Outstandings, but no Participating Lender shall be responsible for the failure of any other Participating Lender to make available to Agent its Pro Rata share of the LC Outstandings on the date such payment is to be made.

                  (iii) Whenever CIT receives a payment on account of the LC Outstandings, including any interest thereon, as to which Agent has previously received payments from any Lender for the account of CIT, CIT shall promptly pay to each Participating Lender which has funded its participating interest therein, in immediately available funds, an amount equal to such Participating Lender's Pro Rata share thereof.

                  (iv) The obligation of each Participating Lender to make payments to Agent for the account of CIT in connection with Agent's payment under a LC Support shall be absolute, unconditional and irrevocable, not subject to any counterclaim, setoff, qualification or exception whatsoever (other than for CIT's gross negligence or willful misconduct), and shall be made in accordance with the terms and conditions of this Agreement under all circumstances and irrespective of whether or not Borrower may assert or have any claim for any lack of validity or unenforceability of this Agreement or any of the other Loan Documents; the existence of any Default or Event of Default; any draft, certificate or other document presented under a Letter of Credit having been determined to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; the existence of any setoff or defense any Obligor may have with respect to any of the Obligations; or the termination of the Commitments.

                  (v) Neither CIT nor any of its officers, directors, employees or agents shall be liable to any Participating Lender for any action taken or omitted to be taken under or in connection with any of the LC Documents except as a result of actual gross negligence or willful misconduct on the part of CIT. CIT does not assume any responsibility for any failure or delay in performance or breach by Borrower or any other Person of any of its obligations under any of the LC Documents. CIT does not make to Participating Lenders any express or implied warranty, representation or guaranty with respect to the Collateral, the LC Documents, or any Obligor. CIT shall not be responsible to any Participating Lender for any recitals, statements, information, representations or warranties contained in, or for the execution, validity, genuineness, effectiveness or enforceability of or any of the LC Documents; the validity, genuineness, enforceability, collectibility, value or sufficiency of any of the Collateral or the perfection of any Lien therein; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of Borrower or any other Obligor or any Account Debtor. In connection with its administration of and enforcement of rights or remedies under any of the LC Documents, CIT shall be entitled to act, and shall be fully protected in acting upon, any certification, notice or other communication in whatever form believed by CIT, in good faith, to be genuine and correct and to have been signed, sent or made by a proper Person. CIT may consult with and employ legal counsel, accountants and other experts and to advise it concerning its rights, powers and privileges under the LC Documents and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by such experts. CIT may employ agents and attorneys-in-fact in connection with any matter relating to the LC Documents and shall not be liable for the negligence, default or misconduct of any such agents or attorneys-in-fact selected by CIT with reasonable care. CIT shall not have any liability to any Participating Lender by reason of CIT's refraining to take any action under any of the LC Documents without having first received written instructions from the Required Lenders to take such action.

                  (vi) Upon the request of any Participating Lender, CIT shall furnish to such Participating Lender copies (to the extent then available to CIT) of each outstanding Letter of Credit and related LC Application and all other documentation pertaining to such Letter of Credit as may be in the possession of CIT and reasonably requested from time to time by such Participating Lender.

         3.3.3. Cash Collateral Account. If any LC Outstandings, whether or not then due or payable, shall for any reason be outstanding (i) at any time when an Event of Default has occurred and is continuing, (ii) on any date that Availability is less than zero, or (iii) on or at any time after the Commitment Termination Date, then Borrower shall, on Agent's or CIT's request, forthwith deposit with Agent, in cash, an amount equal to the aggregate amount of LC Outstandings. If Borrower fails to make such deposit on the first Business Day following Agent's or CIT's demand therefor, Lenders may (and shall upon direction of the Required Lenders) advance such amount as Revolving Loans (whether or not an Out-of-Formula Condition is created thereby). Such cash (together with any interest accrued thereon) shall be held by Agent in the Cash Collateral Account and may be invested, in Agent's discretion, in Cash Equivalents. Borrower hereby pledges to Agent and grants to Agent a security interest in, for the benefit of CIT in such capacity and for the Pro Rata benefit of Lenders, all Cash Collateral held in the Cash Collateral Account from time to time and all proceeds thereof, as security for the payment of all Obligations, whether or not then due or payable. From time to time after cash is deposited in the Cash Collateral Account, Agent may apply Cash Collateral then held in the Cash Collateral Account to the payment of any amounts, in such order as Agent may elect, as shall be or shall become due and payable by Borrower to CIT or any Lender with respect to the LC Outstandings that may be then outstanding. Neither Borrower nor any other Person claiming by, through or under or on behalf of Borrower shall have any right to withdraw any of the Cash Collateral held in the Cash Collateral Account, including any accrued interest, provided that upon termination or expiration of all Letters of Credit and the payment and satisfaction of all of the LC Outstandings outstanding, any Cash Collateral remaining in the Cash Collateral Account shall be returned to Borrower unless an Event of Default then exists (in which event Agent may apply such Cash Collateral to the payment of any other Obligations outstanding, with any surplus to be turned over to Borrower).

         3.3.4.   Indemnifications.

                  (i) In addition to any other indemnity which Borrower may have to Agent or any Lender under any of the other Loan Documents and without limiting such other indemnification provisions, Borrower hereby agrees to indemnify and defend each of the Agent Indemnitees and Lender Indemnitees and to hold each of the Agent Indemnitees and Lender Indemnitees harmless from and against any and all Claims which any of the Agent Indemnitees or any of the Lender Indemnitees may (other than as the actual result of their own gross negligence or willful misconduct) incur or be subject to as a consequence, directly or indirectly, of (a) the issuance of, payment or failure to pay or any performance or failure to perform under any Letter of Credit or LC Support or (b) any suit, investigation or proceeding as to which Agent or any Lender is or may become a party to as a consequence, directly or indirectly, of the issuance of any Letter of Credit or any LC Support or the payment or failure to pay thereunder.

                  (ii) Each Participating Lender agrees to indemnify and defend each of the CIT Indemnitees (to the extent the CIT Indemnitees are not reimbursed by Borrower or any other Obligor, but without limiting the indemnification obligations of Borrower under this Agreement), on a Pro Rata basis, from and against any and all Claims which may be imposed on, incurred by or asserted against any of the CIT Indemnitees in any way related to or arising out of CIT's administration or enforcement of rights or remedies under any of the LC Documents or any of the transactions contemplated thereby (including costs and expenses which Borrower is obligated to pay under SECTION
         14.2 hereof), provided that no Participating Lender shall be liable to any of the CIT Indemnitees for any of the foregoing to the extent that they result solely from the willful misconduct or gross negligence of such CIT Indemnitees.

SECTION 4.        INTEREST,  FEES  AND  CHARGES

     4.1.     INTEREST.

         4.1.1. Rates of Interest. Borrower agrees to pay interest in respect of all unpaid principal amounts of the Loans from the respective dates such principal amounts are advanced until paid (whether at stated maturity, on acceleration or otherwise) at a rate per annum equal to the following applicable rates:

                  (i) (a) for Revolving Loans outstanding as Chase Bank Rate Loans, the Chase Bank Rate in effect from time to time; and (b) for Revolving Loans outstanding as LIBOR Rate Loans, 3.0% plus the relevant Adjusted LIBOR Rate for the applicable Interest Period selected by Borrower in conformity with this Agreement.

                  (ii) Upon determining the Adjusted LIBOR Rate for any Interest Period requested by Borrower, Agent shall promptly notify Borrower thereof by telephone and, if so requested by Borrower, confirm the same in writing. Such determination shall, absent manifest error, be final, conclusive and binding on all parties and for all purposes. The applicable rate of interest for all Loans (or portions thereof) bearing interest based upon the Chase Bank Rate shall be increased or decreased, as the case may be, by an amount equal to any increase or decrease in the Chase Bank Rate, with such adjustments to be effective as of the opening of business on the day that any such change in the Chase Bank Rate becomes effective. Interest on each Loan shall accrue from and including the date on which such Loan is made, converted to a Loan of another type or continued as a LIBOR Loan to (but excluding) the date of any repayment thereof; provided, however, that, if a Revolving Loan is repaid on the same day made, one day's interest shall be paid on such Revolving Loan. The Chase Bank Rate on the date hereof is 6.5% per annum.

         4.1.2. Interest Periods. In connection with the making or continuation of, or conversion into, each Borrowing of LIBOR Loans, Borrower shall select an interest period (each an "Interest Period") to be applicable to such LIBOR Loan, which interest period shall commence on the date such LIBOR Loan is made and shall end on a numerically corresponding day in the first, second or third month thereafter; provided, however, that:

                  (i) the initial Interest Period for a LIBOR Loan shall commence on the date such Loan is made (including the date of any conversion from a Loan of another Type) and each Interest Period occurring thereafter in respect of such Loan shall commence on the date on which the next preceding Interest Period expires;

                  (ii) if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, provided that if any Interest Period in respect of LIBOR Loans would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                  (iii) any Interest Period that begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall expire on the last Business Day of such calendar month;

                  (iv) no Interest Period with respect to any portion of principal of a Loan shall extend beyond a date on which Borrower is required to make a scheduled payment of such portion of principal;

                  (v) no Interest Period shall extend beyond the last day of the Original Term or of any Renewal Term; and

                  (vi) there shall be no more than 4 Interest Periods in effect at any one time.

         4.1.3.   Conversions and Continuations.

                  (i) Borrower may on any Business Day, subject to the giving of a proper Notice of Conversion/Continuation as hereinafter described, elect (A) to continue all or any part of a LIBOR Loan by selecting a new Interest Period therefor, to commence on the last day of the immediately preceding Interest Period, or (B) to convert all or any part of a Loan of one Type into a Loan of another Type; provided, however, that no outstanding Loan may be converted into a LIBOR Loan or continued as a LIBOR Loan after the expiration of the Interest Period applicable thereto when any Default or Event of Default exists. Any conversion of a LIBOR Loan into a Chase Bank Rate Loan shall be made on the last day of the Interest Period for such LIBOR Loan.

                  (ii) Whenever Borrower desires to convert or continue Loans under SECTION 4.1.3(I), Borrower shall give Agent written notice (or telephonic notice promptly confirmed in writing) substantially in the form of EXHIBIT B , signed by an authorized officer of Borrower, on the requested conversion date by 11:00 a.m., in the case of a conversion into Chase Bank Rate Loans, and by 11:00 a.m. at least 2 Business Days before the requested conversion or continuation date, in the case of a conversion into or continuation of LIBOR Loans. Each such Notice of Conversion/Continuation shall be irrevocable and shall specify the aggregate principal amount of the Loans to be converted or continued, the date of such conversion or continuation (which shall be a Business Day) and whether the Loans are being converted into or continued as LIBOR Loans (and, if so, the duration of the Interest Period to be applicable thereto) or Chase Bank Rate Loans. If, upon the expiration of any Interest Period in respect of any LIBOR Loans, Borrower shall have failed to deliver the Notice of Conversion/Continuation, Borrower shall be deemed to have elected to convert such LIBOR Loans to Chase Bank Rate Loans.

         4.1.4. Interest Rate Not Ascertainable. If Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) that on any date for determining the Adjusted LIBOR Rate for any Interest Period, by reason of any changes arising after the date of this Agreement affecting the London interbank market or Agent's, a Lender's or Bank's position in such market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Adjusted LIBOR Rate, then, and in any such event, Agent shall forthwith give notice (by telephone confirmed in writing) to Borrower of such determination. Until Agent notifies Borrower that the circumstances giving rise to the suspension described herein no longer exist, the obligation of Lenders to make LIBOR Loans shall be suspended, and such affected Loans then outstanding shall, at the end of the then applicable Interest Period or at such earlier time as may be required by Applicable Law, bear the same interest as Chase Bank Rate Loans.

         4.1.5. Default Rate. Interest shall accrue at the Default Rate (i) with respect to the principal amount of any portion of the Obligations (and, to the extent permitted by Applicable Law, all past due interest) that is not paid on the due date thereof (whether due at stated maturity, on demand, upon acceleration or otherwise) until paid in full, and (ii) with respect to the principal amount of all of the Obligations (and, to the extent permitted by Applicable Law, all past due interest) upon the earlier to occur of (x) Borrower's receipt of notice of Agent's election to charge the Default Rate based upon the existence of any Event of Default or (y) the commencement by or against Borrower of an Insolvency Proceeding. Borrower acknowledges that the cost and expense to Agent attendant upon the occurrence of an Event of Default are difficult to ascertain or estimate and that the Default Rate is a fair and reasonable estimate to compensate Agent for such added cost and expense.

     4.2.     FEES.

         4.2.1. Loan Facility Fee. Borrower shall pay to Agent a loan facility fee of $150,000, which shall be deemed fully earned as of the Closing Date.

         4.2.2. Line of Credit Fee. Borrower shall pay to Agent each month, on the first day of the month, commencing October 1, 2001, a fee equal to .125% per annum of the amount by which the Average Monthly Loan Balance for the immediately preceding month is less than the maximum dollar amount of the Commitments in effect at any date of determination.

         4.2.3. Administrative Management Fee. Borrower shall pay to Agent a Administrative Management Fee in the amount of $50,000 which shall be deemed fully earned as of the Closing Date and on each Anniversary Date thereafter.

         4.2.4. LC Guaranty Fees. In addition to Borrower's obligation to pay to Bank all fees and normal and customary charges associated with the issuance and administration of each Letter of Credit, Borrower shall pay to Agent:

                  (i) for CIT's LC Guaranty of each standby Letter of Credit, a fee equal to 3% per annum of the aggregate face amount of such Letter of Credit outstanding from time to time during the term of this Agreement which shall be due and payable on the first Business Day of each month, and an additional fee equal to 3% per annum of the face amount of such Letter of Credit payable upon each renewal thereof and each extension thereof, all of which fees and charges shall be deemed fully earned upon issuance, renewal or extension (as the case may be) of each such Letter of Credit, and shall not be subject to rebate or proration upon the termination of this Agreement for any reason; and

                  (ii) for CIT's LC Guaranty of each documentary Letter of Credit, a fee equal to 3% per annum of the face amount of each such Letter of Credit, payable upon the issuance of such Letter of Credit and an additional fee equal to 3% per annum of the face amount of such Letter of Credit payable upon each renewal thereof, and each extension thereof, which fees and charges shall be fully earned upon issuance, renewal or extension (as the case may be) of each such Letter of Credit, shall be due and payable on the first Business Day of each month, and shall not be subject to rebate or proration upon the termination of this Agreement for any reason.

         4.2.5. Audit, Appraisal and Other Fees. Borrower shall reimburse Agent for all reasonable costs and expenses incurred by Agent in connection with all audits and appraisals of Borrower's books and records and such other matters pertaining to Borrower or any Collateral as Agent shall deem appropriate up to an amount equal to $750 per day per auditor, plus out-of-pocket expenses, provided that for so long as any Default or Event of Default shall exist, Agent may retain an independent accounting firm to conduct any such audit or appraisal, and Borrower shall reimburse Agent for all reasonable costs and expenses incurred by Agent in connection therewith. Agent may retain from time to time an accounting or audit firm to conduct a physical count of Borrower's Inventory no more frequently than once during any fiscal year of Borrower and, for so long as no Event of Default shall exist, Borrower shall have no obligation to reimburse Agent for any charges or expenses incurred by Agent in connection therewith.

         4.2.6. LIBOR Election Fee. Borrower shall pay to Agent a fee of $500 on the effective date of Borrower's election to convert any Chase Bank Rate Loans to a LIBOR Loan, which fee shall defray Agent's costs for processing such election and shall be deemed fully earned upon any such election.

         4.2.7. General Provisions Relating to Fees. All fees shall be fully earned by Agent when due and payable and, except as otherwise set forth herein or required by Applicable Law, shall not be subject to refund, rebate or proration. All fees provided for in SECTION 4.2 hereof are and shall be deemed to be for compensation for services and are not, and shall not be deemed to be, interest or any other charge for the use, forbearance or detention of money.

         4.3. COMPUTATION OF INTEREST AND FEES. All interest, fees and other charges hereunder shall be calculated daily and shall be computed on the actual number of days elapsed over a year of 360 days. For the purpose of computing interest hereunder, all Payment Items received by Agent shall be deemed applied by Agent on account of the Obligations (subject to final payment of any payment items) on the next Business Day after receipt by Agent of such payment in Agent's Payment Account located in New York, New York, and Agent shall be deemed to have received such payment on the date specified in SECTION 5.5 hereof.

         4.4. REIMBURSEMENT OF EXPENSES. Borrower shall reimburse Agent and, if an Event of Default then exists, each Lender, for all reasonable legal, accounting, appraisal and other fees and expenses incurred by Agent or any Lender in connection with (i) the negotiation and preparation of any of the Loan Documents, any amendment or modification thereto, any waiver of any Default or Event of Default thereunder, or any restructuring or forbearance with respect thereto; (ii) the administration of the Loan Documents and the transactions contemplated thereby, to the extent that such fees and expenses are expressly provided for in this Agreement or any of the other Loan Documents; (iii) action taken to perfect or maintain the perfection or priority of any of Agent's Liens with respect to any of the Collateral; (iv) any inspection of or audits conducted with respect to any of Borrower's books and records or any of the Collateral; (v) any effort to verify, protect, preserve, or restore any of the Collateral or to collect, sell, liquidate or otherwise dispose of or realize upon any of the Collateral; (vi) any litigation, contest, dispute, suit, proceeding or action (whether instituted by or against Agent, any Lender, any Obligor or any other Person) in any way arising out of or relating to any of the Collateral (or the validity, perfection or priority of any of Agent's Liens thereon), any of the Loan Documents or the validity, allowance or amount of any of the Obligations; (vii) the protection or enforcement or any rights or remedies of Agent or any Lender in any Insolvency Proceeding; and (viii) any other action taken by Agent or any Lender to enforce any of the rights or remedies of Agent or such Lender against any Obligor or any Account Debtors to enforce collection of any of the Obligations or payments with respect to any of the Collateral. All amounts chargeable to Borrower under this
SECTION 4.4 shall constitute Obligations that are secured by all of the Collateral and shall be payable ON DEMAND to Agent. Borrower shall also reimburse Agent for reasonable expenses incurred by Agent and its administration of any of the Collateral to the extent and in the manner provided in SECTION 8 hereof or in any of the other Loan Documents. The foregoing shall not be construed to limit any other provision of any of the Loan Documents regarding the reimbursement of costs or expenses by Borrower to Agent or any Lender.

         4.5. BANK CHARGES. Borrower shall pay to Agent, ON DEMAND, any and all fees, costs or expenses which Agent or any Lender pays to a bank or other similar institution (including any fees paid by Agent or any Lender to any Participant) arising out of or in connection with (i) the forwarding to Borrower or any other Person on behalf of Borrower by Agent or any Lender of proceeds of Loans made by Lenders to Borrower pursuant to this Agreement and (ii) the depositing for collection by Agent or any Lender of any Payment Item received or delivered to Agent or any Lender on account of the Obligations. Borrower acknowledges and agrees that Agent may charge such costs, fees and expenses to Borrower based upon Agent's good faith estimate of such costs, fees and expenses as they are incurred by Agent or any Lender.

         4.6. ILLEGALITY. Notwithstanding anything to the contrary contained elsewhere in this Agreement, if (i) any change in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration thereof shall make it unlawful for a Lender to make or maintain a LIBOR Loan or to give effect to its obligations as contemplated hereby with respect to a LIBOR Loan or (ii) at any time such Lender determines that the making or continuance of any LIBOR Loan has become impracticable as a result of a contingency occurring after the date hereof which adversely affects the London interbank market or the position of such Lender in such market, then such Lender shall give after such determination Agent and Borrower notice thereof and may thereafter (1) declare that LIBOR Loans will not thereafter be made by such Lender, whereupon any request by a Borrower for a LIBOR Loan shall be deemed a request for a Base Rate Loan unless such Lender's declaration shall be subsequently withdrawn (which declaration shall be withdrawn promptly after the cessation of the circumstances described in clause (i) or (ii) above); and (2) require that all outstanding LIBOR Loans made by such Lender be converted to Base Rate Loans, under the circumstances of clause (i) or (ii) of this SECTION
4.6 insofar as such Lender determines the continuance of LIBOR Loans to be impracticable, in which event all such LIBOR Loans shall be converted automatically to Base Rate Loans as of the date of Borrower's receipt of the aforesaid notice from such Lender.

         4.7. INCREASED COSTS. If, by reason of (a) the introduction after the date hereof of or any change (including any change by way of imposition or increase of Statutory Reserves or other reserve requirements) in or in the interpretation of any law or regulation, or (b) the compliance with any guideline or request from any central bank or other Governmental Authority or quasi-Governmental Authority exercising control over banks or financial institutions generally (whether or not having the force of law):

                  (i) any Lender shall be subject after the date hereof to any Taxes, duty or other charge with respect to any LIBOR Loan or its obligation to make LIBOR Loans, or a change shall result in the basis of taxation of payment to any Lender of the principal of or interest on its LIBOR Loans or its obligation to make LIBOR Loans (except for changes in the rate of Tax on the overall net income of such Lender imposed by the jurisdiction in which such Lender's principal executive office is located); or

                  (ii) any reserve (including any imposed by the Board of Governors), special deposits or similar requirement against assets of, deposits with or for the account of, or credit extended by, Lender shall be imposed or deemed applicable or any other condition affecting its LIBOR Loans or its obligation to make LIBOR Loans shall be imposed on such Lender or the London interbank market;

and as a result thereof there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining LIBOR Loans (except to the extent already included in the determination of the applicable Adjusted LIBOR Rate for LIBOR Loans), or there shall be a reduction in the amount received or receivable by such Lender, then such Lender shall, promptly after determining the existence or amount of any such increased costs for which such Lender seeks payment hereunder, give Borrower notice thereof and Borrower shall from time to time, upon written notice from and demand by such Lender (with a copy of such notice and demand to Agent), pay to Agent for the account of such Lender, within 5 Business Days after the date specified in such notice and demand, an additional amount sufficient to indemnify such Lender against such increased costs. A certificate as to the amount of such increased cost, submitted to Borrower by such Lender, shall be final, conclusive and binding for all purposes, absent manifest error.

         If any Lender shall advise Agent at any time that, because of the circumstances described hereinabove in this SECTION 4.7 or any other circumstances arising after the date of this Agreement affecting such Lender or the London interbank market or such Lender's or Bank's position in such market, the Adjusted LIBOR Rate, as determined by Agent, will not adequately and fairly reflect the cost to such Lender of funding LIBOR Loans, then, and in any such event:

                  (i) Agent shall forthwith give notice (by telephone confirmed in writing) to Borrower and Lenders of such event;

                  (ii) Borrower's right to request and such Lender's obligation to make LIBOR Loans shall be immediately suspended and Borrower's right to continue a LIBOR Loan as such beyond the then applicable Interest Period shall also be suspended, until each condition giving rise to such suspension no longer exists; and

                  (iii) such Lender shall make a Base Rate Loan as part of the requested Borrowing of LIBOR Loans, which Base Rate Loan shall, for all purposes, be considered part of such Borrowing.

         For purposes of this SECTION 4.7, all references to a Lender shall be deemed to include any bank holding company or bank parent of such Lender.

         4.8. CAPITAL ADEQUACY. If any Lender determines that after the date hereof (a) the adoption of any Applicable Law regarding capital requirements for banks or bank holding companies or the subsidiaries thereof, (b) any change in the interpretation or administration of any such Applicable Law by any Governmental Authority, central bank, or comparable agency charged with the interpretation or administration thereof, or (c) compliance by such Lender or its holding company with any request or directive of any such Governmental Authority, central bank or comparable agency regarding capital adequacy (whether or not having the force of law), has the effect of reducing the return on such Lender's capital to a level below that which such Lender could have achieved (taking into consideration such Lender's and its holding company's policies with respect to capital adequacy immediately before such adoption, change or compliance and assuming that such Lender's capital was fully utilized prior to such adoption, change or compliance) but for such adoption, change or compliance as a consequence of such Lender's commitment to make the Loans pursuant hereto by any amount deemed by such Lender to be material:

                  (i) Agent shall promptly, after its receipt of a certificate from such Lender setting forth such Lender's determination of such occurrence, give notice thereof to Borrower and Lenders; and

                  (ii) Borrower shall pay to Agent, for the account of such Lender, as an additional fee from time to time, ON DEMAND, such amount as such Lender certifies to be the amount reasonably calculated to compensate such Lender for such reduction.

         A certificate of such Lender claiming entitlement to compensation as set forth above will be conclusive in the absence of manifest error. Such certificate will set forth the nature of the occurrence giving rise to such compensation, the additional amount or amounts to be paid to such Lender (including the basis for such Lender's determination of such amount), and the method by which such amounts were determined. In determining such amount, such Lender may use any reasonable averaging and attribution method. For purposes of this SECTION 4.8 all references to a Lender shall be deemed to include any bank holding company or bank parent of such Lender.

         4.9. FUNDING LOSSES. If for any reason (other than due to a default by a Lender or as a result of a Lender's refusal to honor a LIBOR Loan request due to circumstances described in SECTION 4.6 OR 4.7 hereof) a Borrowing of, or conversion to or continuation of, LIBOR Loans does not occur on the date specified therefor in a Notice of Borrowing or Notice of Conversion/

Continuation (whether or not withdrawn), or if any repayment (including any conversions pursuant to SECTION 4.1.3 hereof) of any of its LIBOR Loans occurs on a date that is not the last day of an Interest Period applicable thereto, or if for any reason Borrower defaults in its obligation to repay LIBOR Loans when required by the terms of this Agreement, then Borrower shall pay to Agent, for the ratable benefit of the affected Lenders, within 10 days after Agent's or an affected Lender's demand therefor, an amount (if a positive number) computed pursuant to the following formula:

                                    L = (R - T) x P x D
                                        ---------------
                                              360
                                    where

                                    L =   amount payable
                                    R =   interest rate applicable to the LIBOR
                                    Loan unborrowed or prepaid
                                    T =   effective interest rate per annum at
                                    which any readily marketable bond or other obligations of the United States, selected at Agent's sole discretion, maturing on or nearest the last day of the then applicable or requested Interest Period for such LIBOR Loan and in approximately the same amount as such LIBOR Loan, can be purchased by Agent on the day of such payment of principal or failure to borrow
                                    P = the amount of principal paid or the
                                    amount of the LIBOR Loan requested or to have been continued or converted
                                    D = the number of days remaining in the
                                    Interest Period as of the date of such
                                    prepayment or the number of days in the
                                    requested Interest Period

     Borrower shall pay such amount upon presentation by Agent of a statement setting forth the amount and Agent's calculation thereof pursuant hereto, which statement shall be deemed true and correct absent manifest error. For purposes of this SECTION 4.9, all references to a Lender shall be deemed to include any bank holding company or bank parent of such Lender. The calculations of all amounts payable to Lenders under this SECTION 4.9 shall be made as though each Lender had actually funded or committed to fund its LIBOR Loan through the purchase for an underlying deposit in an amount equal to the amount of such LIBOR Loan and having a maturity comparable to the relevant Interest Period for such LIBOR Loan; provided, however, each Lender may fund its LIBOR Loans in any manner it deems fit and the foregoing assumption shall be utilized only for the calculation of amounts payable under this SECTION 4.9.

SECTION 5.  LOAN ADMINISTRATION

         5.1. MANNER OF BORROWING REVOLVING LOANS. Borrowings under the credit facility established pursuant to SECTION 3.1 hereof shall be as follows:

         5.1.1.   Notice of Borrowing.

                  (i) Whenever Borrower desires to obtain a Revolving Loan under SECTION 3.1 of this Agreement (other than a Borrowing resulting from a conversion or continuation pursuant to SECTION 4.1.3), Borrower shall give Agent prior written notice (or telephonic notice promptly confirmed in writing) of such Borrowing request (a "Notice of Borrowing"), which shall be in the form of EXHIBIT B annexed hereto and signed by an authorized officer of Borrower. Such Notice of Borrowing shall be given by Borrower to Agent no later than 1:30 p.m., New York time, (a) on the Business Day of the requested funding date of such Borrowing, in the case of a Chase Bank Rate Loan, and (b) at least 3 Business Days prior to the requested funding date of such Borrowing, in the case of a LIBOR Loan. Notices received after 1:30 p.m., New York time, shall be deemed received on the next Business Day. Revolving Loans made by Agent on the Closing Date shall be in the principal amount of at least $250,000 and shall be made as Chase Bank Rate Loans and thereafter may be made or continued as, or converted into, Chase Bank Rate Loans or LIBOR Loans. Each Notice of Borrowing (or telephonic notice thereof) shall be irrevocable and shall specify (a) the principal amount of the Borrowing, (b) the date of Borrowing (which shall be a Business Day), (c) whether the Borrowing is to consist of Chase Bank Rate Loans or LIBOR Loans, (d) in the case of LIBOR Loans, the duration of the Interest Period to be applicable thereto, and (e) the account of Borrower to which the proceeds of such Borrowing are to be disbursed. Borrower may not request any LIBOR Loans if a Default or Event of Default exists.

                  (ii) Unless payment is otherwise timely made by Borrower, the becoming due of any amount required to be paid under this Agreement or any of the other Loan Documents as principal, accrued interest, fees or other charges shall be deemed irrevocably to be a request for Revolving Loans on the due date of (a "Deemed Request"), and in an aggregate amount required to pay, such principal, accrued interest, fees or other charges, and the proceeds of such Revolving Loans may be disbursed by way of direct payment of the relevant Obligation and shall bear interest as Chase Bank Rate Loans. Agent shall have no obligation to Borrower to honor any Deemed Request for a Revolving Loan, but may do so in its discretion without regard to the existence or creation of, and without being deemed to have waived, any Default, Event of Default or Out-of-Formula Condition.

                  (iii) As an accommodation to Borrower, Agent may permit telephonic requests for Borrowings and electronic transmittal of instructions, authorizations, agreements or reports to Agent by Borrower; provided, however, that Borrower shall confirm each such telephonic request for a Borrowing of LIBOR Loans by delivery of the required Notice of Borrowing to Agent by facsimile transmission promptly, but in no event later than 5:00 p.m. on the same day. Unless Borrower specifically directs Agent in writing not to accept or act upon telephonic or electronic communications from Borrower, Agent shall not have any liability to Borrower for any loss or damage suffered by Borrower as a result of Agent's honoring of any requests, execution of any instructions, authorizations or agreements or reliance on any reports communicated to it telephonically or electronically and purporting to have been sent to Agent by Borrower and Agent



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


         shall not have any duty to verify the origin of any such communication or the identity or authority of the Person sending it.

         5.1.2. Fundings by Lenders. Subject to its receipt of notice from Agent of a Notice of Borrowing as provided in SECTION 5.1.1(i) (except in the case of a deemed request by Borrower for a Revolving Loan as provided in SECTIONS 5.1.1(II) or 5.1.3(II) hereof, in which event no Notice of Borrowing need be submitted), each Lender shall timely honor its Revolving Commitment by funding its Pro Rata share of each Borrowing of Revolving Loans that is properly requested by Borrower and that Borrower is entitled to receive under the Loan Agreement. Agent shall endeavor to notify Lenders of each Notice of Borrowing (or deemed request for a Borrowing pursuant to SECTION 5.1.1(II) hereof), by 12:00 noon on the proposed funding date (in the case of Chase Bank Rate Loans) or by 2:00 p.m. at least 2 Business Days before the proposed funding date (in the case of LIBOR Loans). Each Lender shall deposit with Agent an amount equal to its Pro Rata share of the Borrowing requested or deemed requested by Borrower at Agent's designated bank in immediately available funds not later than 2:00 p.m. on the date of funding of such Borrowing, unless Agent's notice to Lenders is received after 12:00 noon on the proposed funding date of a Chase Bank Rate Loan, in which event Lenders shall deposit with Agent their respective Pro Rata shares of the requested Borrowing on or before 11:00 a.m. of the next Business Day. Subject to its receipt of such amounts from Lenders, Agent shall make the proceeds of the Revolving Loans received by it available to Borrower by disbursing such proceeds in accordance with Borrower's disbursement instructions set forth in the applicable Notice of Borrowing. Unless Agent shall have been notified in writing by a Lender prior to the proposed time of funding that such Lender does not intend to deposit with Agent an amount equal such Lender's Pro Rata share of the requested Borrowing (or deemed request for a Borrowing pursuant to SECTION 5.1.1(II) hereof), Agent may assume that such Lender has deposited or promptly will deposit its share with Agent and Agent may in its discretion disburse a corresponding amount to Borrower on the applicable funding date. If a Lender's Pro Rata share of such Borrowing is not in fact deposited with Agent, then, if Agent has disbursed to Borrower an amount corresponding to such share, then such Lender agrees to pay, and in addition Borrower agrees to repay, to Agent forthwith on demand such corresponding amount, together with interest thereon, for each day from the date such amount is disbursed by Agent to or for the benefit of Borrower until the date such amount is paid or repaid to Agent, (a) in the case of Borrower, at the interest rate applicable to such Borrowing and (b) in the case of such Lender, at the Federal Funds Rate. If such Lender repays to Agent such corresponding amount, such amount so repaid shall constitute a Revolving Loan, and if both such Lender and Borrower shall have repaid such corresponding amount, Agent shall promptly return to Borrower such corresponding amount in same day funds. A notice of Agent submitted to any Lender with respect to amounts owing under this SECTION 5.1.2 shall be conclusive, absent manifest error.

         5.1.3.   Settlement and Settlement Loans.

                  (i) In order to facilitate the administration of the Revolving Loans under this Agreement, Lenders agree (which agreement shall not be for the benefit of or enforceable by Borrower) that settlement among them with respect to the Revolving Loans may take place on a periodic basis on dates determined from time to time by Agent (each a "Settlement Date"), which may occur before or after the occurrence or during the continuance of a Default or Event of Default and whether or not all of the conditions set forth in SECTION 2 of this Agreement have been met. On each Settlement Date, payment shall be made by or to each Lender in the manner provided herein and in accordance with the Settlement Report delivered by Agent to Lenders with respect to such Settlement Date so that, as of each Settlement Date and after giving effect to the transaction to take place on such Settlement Date, each Lender shall hold its Pro Rata share of all Revolving Loans and participations in LC Outstandings then outstanding. Agent shall request settlement with the Lenders on a basis not less frequently than once every 5 Business Days.

                  (ii) Between Settlement Dates, Agent may request CIT to advance, and CIT may, but shall in no event be obligated to, advance to Borrower out of CIT's own funds the entire principal amount of any Borrowing of Revolving Loans that are Chase Bank Rate Loans requested or deemed requested pursuant to this Agreement (any such Revolving Loan funded exclusively by CIT being referred to as a "Settlement Loan"). Each Settlement Loan shall constitute a Revolving Loan hereunder and shall be subject to all of the terms, conditions and security applicable to other Revolving Loans, except that all payments thereon shall be payable to CIT solely for its own account. The obligation of Borrower to repay such Settlement Loans to CIT shall be evidenced by the records of CIT and need not be evidenced by any promissory note. Agent shall not request CIT to make any Settlement Loan if (A) Agent shall have received written notice from any Lender that one or more of the applicable conditions precedent set forth in SECTION 2 hereof will not be satisfied on the requested funding date for the applicable Borrowing or (B) the requested Borrowing would exceed the amount of Availability on the funding date or would cause the then outstanding principal balance of all Settlement Loans to exceed $2,000,000. Agent shall not be required to determine whether the applicable conditions precedent set forth in SECTION 2 hereof have been satisfied or the requested Borrowing would exceed the amount of Availability on the funding date applicable thereto prior to making, in its sole discretion, any Settlement Loan. On each Settlement Date, or, if earlier, upon demand by Agent for payment thereof, the then outstanding Settlement Loans shall be immediately due and payable. As provided in
         SECTION 5.1.1(II), Borrower shall be deemed to have requested (without the necessity of submitting any Notice of Borrowing) Revolving Loans to be made on each Settlement Date in the amount of all outstanding Settlement Loans and to have Agent cause the proceeds of such Revolving Loans to be applied to the repayment of such Settlement Loans and interest accrued thereon. Agent shall notify the Lenders of the outstanding balance of Revolving Loans prior to 11:00 a.m. on each Settlement Date and each Lender (other than CIT) shall deposit with Agent (without setoff, counterclaim or reduction of any kind) an amount equal to its Pro Rata share of the amount of Revolving Loans deemed requested in immediately available funds not later than 2:00 p.m. on such Settlement Date, and without regard to whether any of the conditions precedent set forth in SECTION 2 hereof are satisfied or the Commitment Termination Date has occurred. If as the result of the commencement by or against Borrower of any Insolvency Proceeding or otherwise any Settlement Loan may not be repaid by the funding by Lenders of Revolving Loans, then each Lender (other than CIT) shall be deemed to have purchased a participating interest in any unpaid Settlement Loan in an amount equal to such Lender's Pro Rata share of such Settlement Loan and shall transfer to Agent, in immediately available funds not later than the 2nd Business Day after Agent's request therefor, the amount of such Lender's participation. The proceeds of Settlement Loans may be used solely for purposes for which Revolving Loans generally may be used in accordance with SECTION 3.1.3 hereof. If any amounts received by CIT in respect of any Settlement Loans are later required to be returned or repaid by CIT to Borrower or any other Obligor or their respective representatives or successors-in-interest, whether by court order, settlement or otherwise, the other Lenders shall, upon demand by CIT with notice to Agent, pay to Agent for the account of CIT, an amount equal to each other Lender's Pro Rata share of all such amounts required to be returned by CIT.

         5.1.4. Disbursement Authorization. Borrower hereby irrevocably authorizes Agent to disburse the proceeds of each Revolving Loan requested, or deemed to be requested pursuant to SECTION 5.1.1 or SECTION 5.1.3(II), as follows: (i) the proceeds of each Revolving Loan requested under SECTION 5.1.1(I) shall be disbursed by Agent in accordance with the terms of the written disbursement letter from Borrower in the case of the initial Borrowing, and, in the case of each subsequent Borrowing, by wire transfer to such bank account as may be agreed upon by Borrower and Agent from time to time or elsewhere if pursuant to a written direction from Borrower; and (ii) the proceeds of each Revolving Loan requested under SECTION 5.1.1(II) or SECTION 5.1.3(II) shall be disbursed by Agent by way of direct payment of the relevant interest or other Obligation.

         5.1.5. Defaulting Lender. If any Lender shall, at any time, fail to make any payment to Agent or Agent that is required hereunder, Agent may, but shall not be required to, retain payments that would otherwise be made to such defaulting Lender hereunder and apply such payments to such defaulting Lender's defaulted obligations hereunder, at such time, and in such order, as Agent may elect in its sole discretion. With respect to the payment of any funds from Agent to a Lender or from a Lender to Agent, the party failing to make the full payment when due pursuant to the terms hereof shall, upon demand by the other party, pay such amount together with interest on such amount at the Federal Funds Rate. The failure of any Lender to fund its portion of any Revolving Loan shall not relieve any other Lender of its obligation, if any, to fund its portion of the Revolving Loan on the date of Borrowing, but no Lender shall be responsible for the failure of any other Lender to make any Revolving Loan to be made by such Lender on the date of any Borrowing. Solely as among the Lenders and solely for purposes of voting or consenting to matters with respect to any of the Loan Documents, Collateral or any Obligations and determining a defaulting Lender's Pro Rata share of payments and proceeds of Collateral pending such defaulting Lender's cure of its defaults hereunder, a defaulting Lender shall not be deemed to be a "Lender" and such Lender's Commitment shall be deemed to be zero (0). The provisions of this SECTION 5.2 shall be solely for the benefit of Agent and Lenders and may not be enforced by Borrower.

         5.2.     SPECIAL PROVISIONS GOVERNING LIBOR LOANS.

                  5.2.1. Number of LIBOR Loans. In no event may the number of LIBOR Loans outstanding at any time to Agent exceed four (4).

                  5.2.2. Minimum Payments. Each election of LIBOR Loans pursuant to Section 5.1.1(i), and each continuation of or conversion to LIBOR Loans pursuant to Section 4.1.3 hereof, shall be in a minimum amount of $1,000,000 with respect to any portion of the Loans that bear interest as a LIBOR Loan and integral multiples of $500,000 in excess of that amount.

                  5.2.3. LIBOR Lending Office. Agent's initial LIBOR Lending Office is 1200 Ashwood Parkway, Suite 150, Atlanta, Georgia 30338. Agent shall have the right at any time and from time to time to designate a different office of itself or of any Affiliate as Agent's LIBOR Lending Office, and to transfer any outstanding LIBOR Loans to such LIBOR Lending Office. No such designation or transfer shall result in any liability on the part of Borrower for increased costs or expenses resulting solely from such designation or transfer. Increased costs for expenses resulting from a change in Applicable Law occurring subsequent to any such designation or transfer shall be deemed not to result solely from such designation or transfer.

         5.3.     REPAYMENT OF REVOLVING LOANS.

                  5.3.1. Payment of Principal. The outstanding principal amounts with respect to the Revolving Loans shall be due and payable in Dollars without any offset or counterclaim as follows:

                           (i)      Any portion of the Revolving Loans
consisting of the principal amount of Chase Bank Rate Loans shall be paid by Borrower to Agent, unless timely converted to a LIBOR Loan in accordance with this Agreement, immediately upon (a) each receipt by Borrower or Agent of any proceeds or payments of any of the Collateral, to the extent of such proceeds or payments, and (b) the Commitment Termination Date.

                           (ii)     Any portion of the Revolving Loans
consisting of the principal amount of LIBOR Loans shall be paid by Borrower to Agent, unless converted to a Chase Bank Rate Loan or continued as a LIBOR Loan in accordance with the terms of this Agreement, upon the earlier of (a) the last day of the Interest Period applicable thereto or (b) the Commitment Termination Date. In no event shall Borrower be authorized to pay any LIBOR Loan prior to the last day of the Interest Period applicable thereto unless (x) otherwise agreed in writing by Agent or Borrower is otherwise expressly authorized or required by any other provision of this Agreement to pay any LIBOR Loan outstanding on a date other than the last day of the Interest Period applicable thereto, and (y) Borrower pays to Agent concurrently with any prepayment of a LIBOR Loan any amount due Agent under SECTION 4.9 hereof as a result of such prepayment.

                           (iii)    Notwithstanding anything to the contrary
contained elsewhere in this Agreement, if an Out-of-Formula Condition shall exist, Borrower shall, ON DEMAND, repay the outstanding Revolving Loans that are Chase Bank Rate Loans in an amount sufficient to reduce the aggregate unpaid principal amount of all Revolving Loans by an amount equal to such excess; and, if such payment of Chase Bank Rate Loans is not sufficient to cure the Out-of-Formula Condition, then Borrower shall immediately either (a) deposit with Agent, for application to any outstanding Revolving Loans bearing interest as LIBOR Loans as the same become due and payable at the end of the applicable Interest Periods, cash in an amount sufficient to cure such Out-of-Formula Condition to be held by Agent, but subject to Agent's Lien thereon and rights of offset with respect thereto, or
(b) pay the Revolving Loans outstanding that bear interest as LIBOR Loans to the extent necessary to cure such Out-of-Formula Condition and also pay to Agent any and all amounts required by SECTION 4.9 hereof to be paid by reason of the prepayment of a LIBOR Loan prior to the last day of the Interest Period applicable thereto.

                  5.3.2. Payment of Interest. Interest accrued on the Revolving Loans shall be due and payable on (i) the first calendar day of each month (for the immediately preceding month), computed through the last calendar day of the preceding month, with respect to any Revolving Loan (whether a Chase Bank Rate Loan or LIBOR Loan), (ii) the last day of the applicable Interest Period in the case of a LIBOR Loan, and (iii) on the Commitment Termination Date. With respect to any Chase Bank Rate Loan converted into a LIBOR Loan pursuant to SECTION 5.1.2 on a day when interest would not otherwise have been payable with respect to such Chase Bank Rate Loan, accrued interest to the date of such conversion on the amount of such Chase Bank Rate Loan so converted shall be paid on the conversion date.

         5.4. PAYMENT OF OTHER OBLIGATIONS. The balance of the Obligations requiring the payment of monies shall be payable by Borrower to Agent in Dollars and without offset, defense or counterclaim, as and when provided in the Loan Documents, or, if no date of payment is otherwise specified in the Loan Documents, ON DEMAND.

         5.5. APPLICATION OF PAYMENTS AND COLLECTIONS. All Payment Items received by Agent in the Payment Account by 2:00 p.m., New York, New York time, on any Business Day shall be deemed received and applied to the Loan Account on that Business Day. All Payment Items received after 2:00 p.m., New York, New York time, on any Business Day shall be deemed received on the following Business Day. Borrower irrevocably waives the right to direct the application of any and all payments and collections at any time or times hereafter received by Agent from or on behalf of Borrower, and Borrower does hereby irrevocably agree that Agent shall have the continuing exclusive right to apply and reapply any and all such payments and collections received at any time or times hereafter by Agent or its agent against the Obligations, in such manner as Agent may deem advisable, notwithstanding any entry by Agent upon any of its books and records. If as the result of collections as authorized by SECTION 8.2.6 hereof a credit balance exists in the Loan Account, such credit balance shall not accrue interest in favor of Borrower, but shall be available to Borrower at any time or times for so long as no Default or Event of Default exists.

         5.6. ALL LOANS TO CONSTITUTE ONE OBLIGATION. The Loans shall constitute one general Obligation of Borrower and (unless and to the extent otherwise expressly provided in any of the Security Documents) shall be secured by Agent's Lien upon all of the Collateral.

         5.7. MARSHALLING; PAYMENTS SET ASIDE. Agent shall be under no obligation to marshall any assets in favor of Borrower or against or in payment of any or all of the Obligations. To the extent that Borrower makes a payment to Agent or Agent receives payment from the proceeds of any Collateral or exercises its right of setoff, and such payment or the proceeds of such enforcement or setoff (or any part thereof) are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other Person, then to the extent of any such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred. The provisions of the immediately preceding sentence of this
SECTION 5.7 shall survive any termination of this Agreement and payment in full of the Obligations.

         5.8      AGENT'S ALLOCATION OF PAYMENTS AND COLLECTIONS.

                  5.8.1. Allocation of Payments. All monies to be applied to the Obligations, whether such monies represent voluntary payments by one or more Obligors or are received pursuant to demand for payment or realized from any disposition of Collateral, shall be allocated among Agent and such of the Lenders as are entitled thereto (and, with respect to monies allocated to Lenders, on a Pro Rata basis unless otherwise provided herein): (i) first, to Agent to pay principal and accrued interest on any portion of the Revolving Loans which Agent may have advanced on behalf of any Lender and for which Agent has not been reimbursed by such Lender or Borrower; (ii) second, to Agent to pay the principal and accrued interest on any portion of the Settlement Loans outstanding, to be shared with Lenders that have acquired a participating interest in such Settlement Loans; (iii) third, to the extent that Agent has not received from any Participating Lender a Participation Payment as required by
SECTION 3.3.2 hereof, to Agent to pay all amounts owing to Agent pursuant to
SECTION 3.3.2(II) hereof; (iv) fourth, to Agent to pay the amount of Extraordinary Expenses and amounts owing to Agent pursuant to SECTION 14.10 hereof that have not been reimbursed to Agent by Borrower or Lenders, together with interest accrued thereon at the rate applicable to Revolving Loans that are Chase Bank Rate Loans; (v) fifth, to Agent to pay any Indemnified Amount that has not been paid to Agent by Obligors or Lenders, together with interest accrued thereon at the rate applicable to Revolving Loans that are Chase Bank Rate Loans; (vi) sixth, to Agent to pay any fees due and payable to Agent; (vii) seventh, to Lenders for any Indemnified Amount that they have paid to Agent and any Extraordinary Expenses that they have reimbursed to Agent or themselves incurred, to the extent that Lenders have not been reimbursed by Obligors therefor; (viii) eighth, to Agent to pay principal and interest with respect to LC Outstandings (or to the extent any of the LC Outstandings are contingent and an Event of Default then exists, deposited in the Cash Collateral Account to provide security for the payment of the LC Outstandings), which payment shall be shared with the Participating Lenders in accordance with SECTION 3.3.2(III) hereof; and (ix) ninth, to Lenders in payment of the unpaid principal and accrued interest in respect of the

Loans and any other Obligations then outstanding to be shared among Lenders on a Pro Rata basis, or on such other basis as may be agreed upon in writing by Lenders (which agreement or agreements may be entered into without notice to or the consent or approval of Borrower). The allocations set forth in this SECTION
5.8 are solely to determine the rights and priorities of Agent and Lenders as among themselves and may be changed by Agent and Lenders without notice to or the consent or approval of Borrower or any other Person.

                  5.8.2. Erroneous Allocation. Agent shall not be liable for any allocation or distribution of payments made by it in good faith and, if any such allocation or distribution is subsequently determined to have been made in error, the sole recourse of any Lender to whom payment was due but not made shall be to recover from the other Lenders any payment in excess of the amount to which such other Lenders are determined to be entitled (and such other Lenders hereby agree to return to such Lender any such erroneous payments received by them).

         5.9.     LOAN ACCOUNTS; THE REGISTER; ACCOUNT STATED.

                  5.9.1. Loan Accounts. Each Lender shall maintain in accordance with its usual and customary practices an account or accounts (a "Loan Account") evidencing the Debt of Borrower to such Lender resulting from each Loan owing to such Lender from time to time, including the amount of principal and interest payable to such Lender from time to time hereunder and under each Note payable to such Lender. Any failure of a Lender to record in the Loan Account, or any error in doing so, shall not limit or otherwise affect the obligation of Borrower hereunder (or under any Note) to pay any amount owing hereunder to such Lender.

                  5.9.2. The Register. Agent shall maintain a register (the "Register") which shall include a master account and a Subsidiary account for each Lender and in which accounts (taken together) shall be recorded (i) the date and amount of each Borrowing made hereunder, the Type of each Loan comprising such Borrowing and any Interest Period applicable thereto, (ii) the effective date and amount of each Assignment and Acceptance delivered to and accepted by it and the parties thereto, (iii) the amount of any principal or interest due and payable or to become due and payable from Borrower to each Lender hereunder or under the Notes, and (iv) the amount of any sum received by Agent from Borrower or any other Obligor and each Lender's share thereof. The Register shall be available for inspection by Borrower or any Lender at the offices of Agent at any reasonable time and from time to time upon reasonable prior notice. Any failure of Agent to record in the Register, or any error in doing so, shall not limit or otherwise affect the obligation of Borrower hereunder (or under any Note) to pay any amount owing with respect to the Loans or provide the basis for any claim against Agent.

                  5.9.3. Entries Binding. The entries made in the Register and each Loan Account shall constitute rebuttably presumptive evidence of the information contained therein; provided, however, that if a copy of information contained in the Register or any Loan Account is provided to any Person, or any Person inspects the Register or any Loan Account, at any time or from time to time, then the information contained in the Register or the Loan Account, as applicable shall be conclusive and binding on such Person for all purposes absent manifest error, unless such Person notifies Agent in writing within 30 days after such Person's receipt of such copy or such Person's inspection of the Register or Loan Account of its intention to dispute the information contained therein.

         5.10. GROSS UP FOR TAXES. If Borrower shall be required by Applicable Law to withhold or deduct any Taxes from or in respect of any sum payable under this Agreement or any of the other Loan Documents, (a) the sum payable to Agent or such Lender shall be increased as may be necessary so that, after making all required withholding or deductions, Agent or such Lender (as the case may be) receives an amount equal to the sum it would have received had no such withholding or deductions been made, (b) Borrower shall make such withholding or deductions, and (c) Borrower shall pay the full amount withheld or deducted to the relevant taxation authority or other authority in accordance with Applicable Law.

         5.11. WITHHOLDING TAX EXEMPTION. At least 5 Business Days prior to the first date on which interest or fees are payable hereunder for the account of any Lender, each Lender that is not incorporated under the laws of the United States or any state thereof agrees that it will deliver to Borrower and Agent 2 duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Lender is entitled to receive payment under this Agreement and its Note without deduction or withholding of any United States federal income taxes. Each Lender which so delivers a Form 1001 or 4224 further undertakes to deliver to Borrower and Agent 2 additional copies of such form (or a successor form) on or before the date that such form expires (currently, 3 successive calendar years for Form 1001 and one calendar year for Form 4224) or becomes obsolete or after the occurrence of any event requiring a change in the most form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by Borrower or Agent, in each case, certifying that such Lender is entitled to receive payments under this Agreement and its Notes without deduction or withholding of any United States federal income taxes, unless an event (including any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required that renders all such forms inapplicable or that would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender advises Borrower and Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income taxes.

SECTION 6.        TERM  AND  TERMINATION OF COMMITMENTS

         6.1. ORIGINAL TERM OF COMMITMENTS. Subject to each Lender's right to cease making Loans and other extensions of credit to Borrower when any Default or Event of Default exists or upon termination of the Commitments as provided in SECTION 6.2 hereof, the Commitments shall be in effect for a period of 2 years from the date hereof, through the close of business on August 23, 2003 (the "Original Term"), and shall automatically renew for one-year periods thereafter (each a "Renewal Term"), unless terminated as provided in SECTION 6.2 hereof.

         6.2.     TERMINATION.

                  6.2.1. Termination by Agent. Agent may (and upon the direction of the Required Lenders, shall) terminate the Commitments upon at least 90 days prior written notice to Borrower as of the last day of the Original Term or any applicable Renewal Term and without notice upon or after the occurrence of an Event of Default; provided, however, that the Commitments shall automatically terminate as provided in SECTION 11.2 hereof.

                  6.2.2. Termination by Borrower. Upon at least 90 days prior written notice to Agent, Borrower may, at its option, terminate the Commitments; provided, however, no such termination by Borrower shall be effective until Borrower has satisfied all of the Obligations and executed in favor of and delivered to Agent and Lenders a general release of all claims that Borrower may have against Agent or any Lender. Any notice of termination given by Borrower shall be irrevocable unless Agent otherwise agrees in writing. Borrower may elect to terminate the Commitments in their entirety only. No section of this Agreement, Type of Loan available hereunder or Commitment may be terminated by Borrower singly.

                  6.2.3. Termination Charges. On the effective date of termination of the Commitments pursuant to SECTION 6.2.2, Borrower shall pay to Agent, for the Pro Rata benefit of Lenders (in addition to the then outstanding principal, accrued interest, fees and other charges owing under the terms of this Agreement and any of the other Loan Documents), as liquidated damages for the loss of the bargain and not as a penalty, an amount equal to 3% of the Commitments if termination occurs during the first Loan Year; 2% of the Commitments if termination occurs during the second Loan Year; and 1% of the Commitments if the effective date of termination occurs thereafter at any time other than on an Anniversary Date. In no event shall any termination charge be payable if the effective date of termination occurs on the last day of the Original Term or in any Renewal Term.

                  6.2.4. Effect of Termination. On the effective date of termination of the Commitments by Agent or by Borrower, all of the Obligations shall be immediately due and payable and Lenders shall have no obligation to make any Loans and CIT shall have no obligation to procure any Letters of Credit. All undertakings, agreements, covenants, warranties and representations of Borrower contained in the Loan Documents shall survive any such termination and Agent shall retain its Liens in the Collateral and all of its rights and remedies under the Loan Documents notwithstanding such termination until Borrower has satisfied the Obligations to Agent and Lenders, in full. For purposes of this Agreement, the Obligations shall not be deemed to have been satisfied until all Obligations for the payment of money have been paid to Agent in same day funds and all Obligations that are at the time in question contingent (including, all LC Outstandings that exist by virtue of an outstanding Letter of Credit) have been fully cash collateralized in favor and to the satisfaction of Agent or Agent has received as beneficiary a direct pay letter of credit in form and from an issuing bank acceptable to Agent and providing for direct payment to Agent of all such contingent Obligations at the time they become fixed (including reimbursement of all sums paid by CIT under any LC Support). Notwithstanding the payment in full of the Obligations, Agent shall not be required to terminate its security interests in any of the Collateral unless, with respect to any loss or damage Agent may incur


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

as a result of the dishonor or return of any Payment Items applied to the Obligations, Agent shall have received either (i) a written agreement, executed by Borrower and any Person whose loans or other advances to Borrower are used in whole or in part to satisfy the Obligations, indemnifying Agent and Lenders from any such loss or damage; or (ii) such monetary reserves and Liens on the Collateral for such period of time as Agent, in its reasonable discretion, may deem necessary to protect Agent from any such loss or damage. All obligations of Borrower to indemnify Agent or any Lender pursuant to this Agreement or any of the other Loan Documents, shall in all events survive any termination of the Commitments.

SECTION 7.        COLLATERAL SECURITY

         7.1. GRANT OF SECURITY INTEREST IN COLLATERAL. To secure the prompt payment and performance of all of the Obligations, Borrower hereby grants to Agent, for the benefit of itself as Agent and for the Pro Rata benefit of Lenders, a continuing security interest in and Lien upon all of the following Property and interests in Property of Borrower, whether now owned or existing or hereafter created, acquired or arising and wheresoever located:

         (a)      All Accounts Collateral;

         (b)      All Goods, including all Inventory and Equipment;

         (c)      All Instruments;

         (d)      All Chattel Paper;

         (e)      All Documents;

         (f)      All Deposit Accounts;

         (g)      All General Intangibles;

         (h)      All Letter-of-Credit Rights;

         (i) All Investment Property (but excluding any portion thereof that constitutes Margin Stock);

         (j)      All Farm Products;

         (k) All cattle, whether constituting Farm Products or Inventory, held by a Borrower for fattening, feeding, finishing, grazing or resale, including conceived but unborn animals and all such after-acquired cattle, whether by purchase, birth or otherwise, and all feed, feed grain and feed commodities, whether constituting Farm Products or Inventory;


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

         (l)      All Supporting Obligations;

         (m) All monies now or at any time or times hereafter in the possession or under the control of Agent or a bailee or Affiliate of Agent;

         (n) All accessions to, substitutions for and all replacements, products and cash and non-cash proceeds of (a) through (m) above, including proceeds of and unearned premiums with respect to insurance policies insuring any of the Collateral; and

         (o) All books and records (including customer lists, files, correspondence, tapes, computer programs, print-outs, and other computer materials and records) of Borrower pertaining to any of (a) through (n) above.

         7.2. LIEN ON DEPOSIT ACCOUNTS. As additional security for the payment and performance of the Obligations, Borrower hereby grants to Agent, for the benefit of itself as Agent and for the Pro Rata benefit of Lenders, a continuing security interest in and Lien upon, and hereby collaterally assigns to Agent, all of Borrower's right, title and interest in and to each Deposit Account of Borrower and in and to any deposits or other sums at any time credited to each such Deposit Account, including any sums in any blocked account or any special lockbox account and in the accounts in which sums are deposited. In connection with the foregoing, Borrower hereby authorizes and directs each such bank or other depository to pay or deliver to Agent upon its written demand therefor made at any time upon the occurrence and during the continuation of an Event of Default and without further notice to Borrower (such notice being hereby expressly waived), all balances in each Deposit Account maintained by Borrower with such depository for application to the Obligations then outstanding, and the rights given Agent in this Section shall be cumulative with and in addition to Agent's other rights and remedies in regard to the foregoing Property as proceeds of Collateral. Borrower hereby irrevocably appoints Agent as Borrower's attorney-in-fact to collect any and all such balances to the extent any such payment is not made to Agent by such bank or other depository after demand thereon is made by Agent pursuant hereto.

         7.3 LIEN ON REAL ESTATE. The due and punctual payment and performance of the Obligations shall also be secured by the Lien created by the Mortgages upon all Real Estate of Borrower described therein. The Mortgages shall be executed by Borrower in favor of Agent on or about the Closing Date and shall be duly recorded, at Borrower's expense, in each office where such recording is required to constitute a fully perfected Lien upon the Real Estate covered thereby.

         7.4. COMMERCIAL TORT CLAIMS. Borrower shall promptly notify Agent in writing upon Borrower incurring or otherwise obtaining a Commercial Tort Claim after the Closing Date against any third party and, upon request of Agent, promptly enter into an amendment to this Agreement and do such other acts or things deemed appropriate by Agent to give Agent a security interest in any such Commercial Tort Claim.


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

         7.5. OTHER COLLATERAL. In addition to the items of Property referred to in SECTION 7.1 above, the Obligations shall also be secured by the Cash Collateral to the extent provided herein and all of the other items of Property from time to time described in any of the Security Documents as security for any of the Obligations.

         7.6. LIEN PERFECTION; FURTHER ASSURANCES. Promptly after Agent's request therefor, Borrower shall execute or cause to be executed and deliver to Agent such instruments, assignments, title certificates or other documents as are necessary under the UCC or other Applicable Law (including any motor vehicle certificates of title act) to perfect (or continue the perfection of) Agent's Lien upon the Collateral, and shall take such other action as may be requested by Agent to give effect to or carry out the intent and purposes of this Agreement. Unless prohibited by Applicable Law, Borrower hereby authorizes Agent to execute and file any such financing statement on Borrower's behalf. Unless prohibited by Applicable Law, Borrower hereby irrevocably authorizes Agent to execute and file any such financing statements, including financing statements that indicate the Collateral (i) as all assets or all personal property of such Borrower or words of similar effect, or (ii) as being of an equal or lesser scope, or with greater or lesser detail, than as set forth in this Section 7, on Borrower's behalf. Borrower also hereby ratifies its authorization for Agent to have filed in any jurisdiction any like financing statements or amendments thereto if filed prior to the date hereof. The parties agree that a carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement and may be filed in any appropriate office in lieu thereof.

SECTION 8.        COLLATERAL ADMINISTRATION

         8.1.     GENERAL.

                  8.1.1. Location of Collateral. All tangible items of Collateral, other than Inventory in transit, Inventory held in other locations in the ordinary course of business not longer than 14 days, and motor vehicles, shall at all times be kept by Borrower and its Subsidiaries at one or more of the business locations set forth in SCHEDULE 8.1.1 hereto and shall not be moved therefrom, without the prior written consent of Agent.

                  8.1.2. Insurance of Collateral; Insurance and Condemnation Proceeds.

                           (i)      Borrower shall maintain and pay for
         insurance upon all Collateral, wherever located, covering casualty, hazard, public liability, theft, malicious mischief, and such other risks in such amounts and with such insurance companies as are reasonably satisfactory to Agent All proceeds payable under each such policy shall be payable to Agent Borrower shall deliver the originals or certified copies of such policies to Agent with satisfactory Agent's loss payable endorsements reasonably satisfactory to Agent, naming Agent as sole loss payee, assignee or additional insured, as appropriate. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than 30 days prior written notice to Agent in the event of cancellation of the policy for any reason whatsoever and a clause specifying that the interest of Agent shall not be impaired or invalidated by any act or neglect of Borrower or the


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

         owner of the Property or by the occupation of the premises for purposes more hazardous than are permitted by said policy. If Borrower fails to provide and pay for such insurance, Agent may, at its option, but shall not be required to, procure the same and charge Borrower therefor. Borrower agrees to deliver to Agent, promptly as rendered, true copies of all reports made in any reporting forms to insurance companies. For so long as no Event of Default exists, Borrower shall have the right to settle, adjust and compromise any claim with respect to any insurance maintained by Borrower provided that all proceeds thereof are applied in the manner specified in this Agreement, and Agent agrees promptly to provide any necessary endorsement to any checks or drafts issued in payment of any such claim. At any time that an Event of Default exists, only Agent shall be authorized to settle, adjust and compromise such claims. Agent shall have all rights and remedies with respect to such policies of insurance as are provided for in this Agreement and the other Loan Documents.

                           (ii) Any proceeds of insurance referred to in this SECTION 8.1.2 and any condemnation awards that are paid to Agent in connection with a condemnation of any of the Collateral shall be paid to Agent to the payment of the Revolving Loans and then to any other Obligations outstanding, provided that if requested by Borrower in writing within 5 days after Agent's receipt of such proceeds and if no Default or Event of Default exists, Borrower may apply such proceeds to repair or replace the damaged or destroyed Equipment so long as (1) such repair or replacement is promptly undertaken and concluded, (2) the repaired or replaced Property is at all times free and clear of Liens other than Permitted Liens that are not Purchase Money Liens, (3) Borrower complies with such disbursement procedures for such proceeds as Agent may reasonably impose for repair or replacement, and (4) the amount of proceeds from any single casualty affecting Equipment does not exceed 50% of the book value of the Equipment not to exceed $50,000.

                  8.1.3. Protection of Collateral. All expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping the Collateral, all Taxes imposed by any Applicable Law on any of the Collateral or in respect of the sale thereof, and all other payments required to be made by Agent to any Person to realize upon any Collateral shall be borne and paid by Borrower. If Borrower fails to promptly pay any portion thereof when due, Agent may, at its option, but shall not be required to, pay the same and charge Borrower therefor. Agent shall not be liable or responsible in any way for the safekeeping of any of the Collateral or for any loss or damage thereto (except for reasonable care in the custody thereof while any Collateral is in Agent's actual possession) or for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency, or other Person whomsoever, but the same shall be at Borrower's sole risk.

                  8.1.4. Defense of Title to Collateral. Borrower shall at all times defend Borrower's title to the Collateral and Agent's Liens therein against all Persons and all claims and demands whatsoever.

         8.2.     ADMINISTRATION OF ACCOUNTS.

                  8.2.1. Records, Schedules and Assignments of Accounts. Borrower shall submit to Agent an accurate and complete Borrowing Base Certificate on or before 11:00 a.m. each Business Day after the Closing Date current through the close of the immediately preceding Business Day, with detailed back-up as Agent may request from time to time. Borrower shall keep accurate and complete records of its Accounts and all payments and collections thereon and shall submit to Agent on such periodic basis as Agent shall request a sales and collections report for the preceding period, in form satisfactory to Agent. On or before the 10th day of each month from and after the date hereof, Borrower shall deliver to Agent, in form acceptable to Agent, a detailed aged trial balance of all Accounts existing as of the last day of the preceding month, specifying the names, addresses, face value, dates of invoices and due dates for each Account Debtor obligated on an Account so listed ("Schedule of Accounts"), and, upon Agent's request therefor, copies of proof of delivery or rendition of services and the original copy of all documents, including repayment histories and present status reports relating to the Accounts so scheduled and such other matters and information relating to the status of then existing Accounts as Agent shall reasonably request. At Agent's request, Borrower shall deliver to Agent copies of invoices or invoice registers related to all of its Accounts.

                  8.2.2. Discounts, Allowances, Disputes. If Borrower grants any discounts, allowances or credits that are not shown on the face of the invoice for the Account involved, Borrower shall report such discounts, allowances or credits, as the case may be, to Agent as part of the next required Schedule of Accounts. If any amounts due and owing in excess of $25,000 are in dispute between Borrower and any Account Debtor, Borrower shall provide Agent with written notice thereof at the time of submission of the next Schedule of Accounts, explaining in detail the reason for the dispute, all claims related thereto and the amount in controversy. Upon and after the occurrence of an Event of Default, Agent shall have the right to settle or adjust all disputes and claims directly with the Account Debtor and to compromise the amount or extend the time for payment of the Accounts upon such terms and conditions as Agent may deem advisable, and to charge the deficiencies, costs and expenses thereof, including attorneys' fees, to Borrower.

                  8.2.3. Taxes. If an Account includes a charge for any Tax payable to any governmental taxing authority, Agent is authorized, in its sole discretion, to pay the amount thereof to the proper taxing authority for the account of Borrower and to charge Borrower therefor; provided, however, that Agent shall not be liable for any Taxes that may be due by Borrower.

                  8.2.4. Account Verification. Whether or not a Default or an Event of Default exists, any of Agent's officers, employees or agents shall have the right, at any time or times hereafter, in the name of Agent, any designee of Agent or Borrower, to verify the validity, amount or any other matter relating to any Account by mail, telephone, telegraph or otherwise in accordance with Applicable Law. Borrower shall cooperate fully with Agent in an effort to facilitate and promptly conclude any such verification process.


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

                  8.2.5. Maintenance of Dominion Account. Borrower shall maintain a Dominion Account pursuant to a lockbox or other arrangement acceptable to Agent and, in the case of such Dominion Account and lockbox arrangement, with such banks as may be selected by Borrower and be acceptable to Agent Borrower shall issue to each such bank an irrevocable letter of instruction directing such banks to deposit all payments or other remittances received in the lockbox to the Dominion Account for application on account of the Obligations. All funds deposited in the Dominion Account shall immediately become the property of Agent and Borrower shall obtain the agreement by such banks in favor of Agent to waive any offset rights against the funds so deposited. Agent assumes no responsibility for such lockbox arrangement, including any claim of accord and satisfaction or release with respect to deposits accepted by any bank thereunder.

                  8.2.6. Collection of Accounts; Proceeds of Collateral. To expedite collection, Borrower shall endeavor in the first instance to make collection of its Accounts for Agent. All payment items received by Borrower in respect of Accounts, together with the proceeds of any other Collateral, shall be held as Agent's property by Borrower as trustee of an express trust for Agent's benefit and Borrower shall immediately deposit same in kind in the Dominion Account. Agent retains the right at all times after the occurrence of a Default or an Event of Default to notify Account Debtors that Accounts have been assigned to Agent and to collect Accounts directly in its own name and to charge to Borrower the collection costs and expenses, including attorneys' fees.

         8.3. PAYMENT OF CHARGES. All amounts chargeable to Borrower under this SECTION 8 shall be Obligations secured by all of the Collateral and shall be payable on demand.

SECTION 9.  REPRESENTATIONS, WARRANTIES AND COVENANTS

         9.1. GENERAL REPRESENTATIONS AND WARRANTIES. To induce Agent to enter into this Agreement and to make advances hereunder, Borrower warrants and represents to Agent and covenants with Agent that:

                  9.1.1. Incorporation and Qualification. Borrower is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Borrower is duly qualified and is authorized to do business and is in good standing as a foreign corporation in each state or jurisdiction listed on SCHEDULE 9.1.1 hereto and in all other states and jurisdictions where the character of its Properties or the nature of its activities make such qualification necessary.

                  9.1.2. Corporate Power and Enforceability. Borrower is duly authorized and empowered to enter into, execute, deliver and perform this Agreement and each of the other Loan Documents to which it is a party. This Agreement is, and each of the other Loan Documents when delivered under this Agreement will be, a legal, valid and binding obligation of Borrower enforceable against it in accordance with their respective terms.

                  9.1.3. Corporate Names. Borrower has not been known as or used any corporate, fictitious or trade names except those listed on SCHEDULE
9.1.3 hereto.


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

                  9.1.4. Business Locations. Borrower's chief executive office and other places of business are as listed on SCHEDULE 8.1.1 hereto. During the preceding five-year period, neither Borrower nor any of its Subsidiaries has had an office, place of business or agent for service of process other than as listed on SCHEDULE 8.1.1. Except as shown on SCHEDULE 8.1.1, no Inventory is stored with a bailee, warehouseman or similar Person, nor is any Inventory consigned to any Person.

                  9.1.5. Title to Properties; Priority of Liens. Borrower has good, indefeasible and marketable title to and fee simple ownership of, or valid and subsisting leasehold interests in, all of its real property, and good title to all of the Collateral and all of its other property, in each case free and clear of all Liens except Permitted Liens.

                  9.1.6. Status of Accounts; Etc. Each Account included by Borrower as an Eligible Account in any Borrowing Base Certificate delivered to Agent satisfies in all respects the enumerated requirements set forth in the definition of such terms, except as otherwise disclosed in such Borrowing Base Certificate or as disclosed in a timely manner in a subsequent Borrowing Base Certificate or as otherwise promptly disclosed in writing to Agent.

                  9.1.7. Solvent Financial Condition. Borrower is now and, after giving effect to the Loans to be made and each LC Guaranty issued in for of Bank pursuant to this Agreement, and at all times will be, Solvent.

                  9.1.8. Surety Obligations. Neither Borrower nor any of its Subsidiaries is obligated as surety or indemnitor under any surety or similar bond or other contract issued or entered into any agreement to assure payment, performance or completion of performance of any undertaking or obligation of any Person.

                  9.1.9. Taxes. Borrower's federal tax identification number is 65-0534535. Borrower has filed all federal, state and local tax returns, information returns and other reports it is required by law to file and has paid, or made provision for the payment of, all Taxes upon it, its income and properties as and when such Taxes are due and payable, except to the extent being Properly Contested.

                  9.1.10. Brokers. There are no claims for brokerage commissions, finder's fees or investment banking fees in connection with the transactions contemplated by this Agreement which are chargeable to Agent or a Lender.

                  9.1.11. Patents, Trademarks, Copyrights and Licenses. All the patents, trademarks, service marks, tradenames, copyrights, licenses and other similar rights owned by Borrower are listed on SCHEDULE 9.1.11 hereto.

                  9.1.12. Compliance with Laws. Borrower has duly complied with, and its properties, business operations and leaseholds are in compliance in all material respects with, the provisions of all Applicable Law (except to the extent that any such noncompliance with Applicable Law would not reasonably be expected to have a Material Adverse Effect) and there have been no citations, notices or orders of noncompliance issued to Borrower under any such law, rule or regulation.

                  9.1.13. Litigation. Except as set forth on SCHEDULE 9.1.13 hereto, there are no actions, suits, proceedings or investigations pending, or to the knowledge of Borrower, threatened, against or affecting Borrower, or the business, operations, properties, prospects, profits or condition of Borrower, none of which if resolved adversely to Borrower would have Material Adverse Effect. Borrower is not in default with respect to any order, writ, injunction, judgment, decree or rule of any court, governmental authority or arbitration board or tribunal.

                  9.1.14. No Defaults. No event has occurred and no condition exists which would, upon or after the execution and delivery of this Agreement or Borrower's performance hereunder, constitute a Default or an Event of Default. Borrower is not in default, and no event has occurred and no condition exists which constitutes, or which with the passage of time or the giving of notice or both would constitute, a default in the payment of any debt to any Person for Money Borrowed.

                  9.1.15. PASA and PASA Trust Fund Agreements. Without limiting the provisions of Section 9.1.12 above, Borrower's business operations comply with PASA is all respects. The PASA Trust Fund Agreements are in place and the cash collateral supporting the PASA Trust Fund Agreements is in an amount and maintained in a manner consistent with the applicable requirements under PASA and the regulations and rules promulgated thereunder.

         9.2. AFFIRMATIVE COVENANTS. During the term of this Agreement, and thereafter for so long as there are any Obligations to Agent, Borrower covenants that, unless otherwise consented to by Agent in writing, it shall:

                  9.2.1. Visits and Inspections. Permit representatives of Agent, from time to time, as often as may be reasonably requested, but only during normal business hours, to visit and inspect the Collateral, inspect, audit and make extracts from Borrower's books and records, and discuss with Borrower's officers, its employees and its independent accountant, Borrower's business, assets, liabilities, financial condition, business prospects and results of operations.

                  9.2.2. Notices. Notify Agent in writing promptly after Borrower's obtaining knowledge thereof (i) of the occurrence of any event or the existence of any fact which renders any representation or warranty in this Agreement or any of the other Loan Documents inaccurate, incomplete or misleading in any material respect; (ii) of the commencement of any litigation affecting Borrower or any of its properties, whether or not the claim is considered by Borrower to be covered by insurance, and of the institution of any administrative proceeding which if determined adversely to Borrower would have a Material Adverse Effect; (iii) at least 60 days prior thereto, of Borrower's opening of any new office or place of business or Borrower's closing of any existing office or place of business; (iv) of any labor dispute to which Borrower may become a party, any strikes or walkouts relating to any of its plants or other facilities, and the expiration of any labor contract to which it is a party or by which it is bound; (v) of any material default by Borrower under any note, indenture, loan agreement, mortgage, lease, deed, guaranty or other similar agreement relating to any debt of Borrower exceeding $250,000; (vi) of any notice of non-compliance or revocation or denial of any registration under PASA or the payment of any amount under a PASA Trust Fund Agreement; (vii) any notice from a secured creditor of a vendor of the existence of a Lien in Farm Products or any notification of such Liens in Farm Products of a vendor filed with a central filing registry as provided under the Food Security Act; or (viii) of the existence of any Default or Event of Default. Borrower also agrees to advise Agent promptly in writing of any notices Borrower receives from any local, state or federal authority advising Borrower of any material environmental liability (actual or potential) stemming from Borrower's operations, its premises, its waste disposal practices, or waste disposal sites used by Borrower and to provide Agent with copies of all such notices. Upon receipt by Borrower of any such notice Agent shall be entitled to establish an additional Availability Reserve in such amount as Agent may deem reasonably appropriate.

                  9.2.3. PASA Audits. Provide to Agent, promptly upon Borrower's receipt thereof, true, accurate and complete copies of all review and audit requests by any governmental entity under PASA or in respect of the PASA Trust Fund Agreements and any directives, conclusions, recommendations or other written results thereof.

                  9.2.4. Taxes. Pay and discharge all Taxes prior to the date on which such Taxes become delinquent or penalties attach thereto, except and to the extent only that such Taxes are being Properly Contested.

                  9.2.5. Compliance with Laws. Comply with all Applicable Law, including PASA, all laws, statutes, regulations and ordinances regarding the collection, payment and deposit of Taxes, and all ERISA and environmental laws, and obtain and keep in force any and all governmental approvals necessary to the ownership of its properties or to the conduct of its business (including those required under PASA), which violation or failure to obtain might have a Material Adverse Effect.

                  9.2.6. Food Security Act Compliance. In the event that Borrower purchases any "farm products" (as defined in 9 C.F.R. ss. 205.206) from a Person who produces such farm products in a state with a central filing system, register, as a buyer, with the Secretary of State of such state (or the designated system operator) and otherwise comply with the requirements of such system. Borrower shall forward promptly to Lender a copy of such registration as well as a copy of the portion of the master list periodically distributed by the Secretary of State (or the designated system operator). Borrower shall comply with any payment of obligations in connection with the purchase of any farm products imposed by a secured party as a condition to the waiver or release of a security interest effective under the Food Security Act or other Applicable Law, whether or not as a result of direct notice or the filing under a central filing system, and Borrower shall provide to Agent immediately upon request all material information relating to the Liened Inventory and Liened Payables resulting from any such transaction. Borrower shall also promptly notify Agent, in writing, of the receipt of any direct notice pursuant to the Food Security Act or other Applicable Law and provide Agent with a copy of such notice.

For purposes of the foregoing, the term "Liened Payables" means, at the time of determination, the sum of (a) the unpaid purchase price of Liened Inventory and
(b) all amounts previously paid by Borrower for the purchase of Liened Inventory that were not paid in the manner required by Applicable Law to discharge the Liens thereon; and the term "Liened Inventory" means Inventory that is subject to Liens that are either in favor of the seller by operation of Applicable Law or have been created by the seller in favor of a third Person and have been perfected as to Borrower under Applicable Law, including the Food Security Act, provided, that, in the case of each such Lien, Borrower shall have notified Agent in accordance with the provisions of this Agreement of the existence of such Lien and the amount of any Liened Payables relating thereto and shall have classified and reported such Inventory as Liened Inventory in all relevant reports, certificates, schedules and communications hereunder.

                  9.2.7. Title Insurance Policies. No later than 45 days after the Closing Date, deliver to Agent fully paid mortgagee title insurance policies (or binding commitments to issue title insurance policies, marked to Agent's satisfaction to evidence the form of such policies to be delivered after the Closing Date), in standard ALTA form, issued by a title insurance company satisfactory to Agent, each in an amount equal to not less than the fair market value of the real Property or leasehold interest, as the case may be, subject to the Mortgage, insuring the Mortgage to create a valid Lien on all real Property and valid Liens on the leasehold interest described therein with no exceptions which Agent shall not have approved in writing and such survey exceptions as Agent may accept.

                  9.2.8. Survey. No later than 45 days after the Closing Date, deliver to Agent an as-built survey with respect to each parcel of real Property comprising a part of the Collateral, which survey shall indicate the following:
(i) an accurate metes and bounds or lot, block and parcel description of such Property; (ii) the correct location of all buildings, structures and other improvements on such Property, including all streets, easements, rights of way and utility lines; (iii) the location of ingress and egress from such Property, and the location of any set-back or other building lines affecting such Property; and (iv) a certification by a registered land surveyor in form and substance acceptable to Agent, certifying to the accuracy and completeness of such survey and to such other matters relating to such real Property and survey as Agent shall require.

                  9.2.9. Maintenance of Letters of Credit. Cause to be maintained in force all Participant Letters of Credit at all times until the sooner of (i) the termination of the Participation Agreement, or (ii) Agent's receipt of the payment of the full face amount under each Participant Letter of Credit.

         9.3.     DELIVERY OF FINANCIAL STATEMENTS; ETC..

                  9.3.1. Financial Statements. Until termination of this Agreement and payment and satisfaction of all Obligations due hereunder, Borrower shall deliver to Agent: (a) within 90 days after the end of each fiscal year of Borrower, a Consolidated Balance Sheet and statements of profit and loss, cash flow and reconciliation of surplus of Borrower and all consolidated subsidiaries as at the close of such year, audited by independent public accountants selected by Borrower and


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satisfactory to Agent; (b) within 45 days after the end of each fiscal quarter a
Consolidated Balance Sheet as at the end of such period and statements of profit and loss, cash flow and surplus of Borrower and its subsidiaries for such period, certified by an authorized financial or accounting officer of Borrower;
(c) within 30 days after the end of each month (i) a Consolidated Balance Sheet as at the end of such month and statements of profit and loss, cash flow and surplus of Borrower and all subsidiaries for such month, certified by an authorized financial or accounting officer of Borrower, (ii) an accounts payable aging, specifying the names, amounts owed and due dates for each account payable of Borrower so listed; and (iii) a reconciliation from the Borrowing Base Certificates issued to Agent during such month with the interim financial statement issued with respect to such month; (d) promptly after the sending or filing thereof, as the case may be, copies of any proxy statements, financial statements or reports which Borrower has made generally available to its shareholders and copies of any regular, periodic and special reports or registration statements which Borrower files with the SEC or any other governmental authority which may be substituted therefor, or any national securities exchange and (e) from time to time, such further information regarding the business affairs and financial condition of Borrower as Agent may reasonably request, including without limitation annual cash flow projections and related items in form satisfactory to Agent.

                  9.3.2. Compliance Certificate. Concurrently with the delivery of financial statements pursuant to SECTION 9.3.1 above, Borrower shall deliver to Agent a completed Compliance Certificate, in substantially the form of EXHIBIT D attached hereto, signed by an Executive Officer.

         9.4. NEGATIVE COVENANTS. During the term of this Agreement, and thereafter for so long as there are any Obligations to Agent, Borrower covenants that, unless Agent has first consented thereto in writing, it shall not:

                  9.4.1. Fundamental Changes. Enter into any transaction to merge, reorganize, consolidate or amalgamate with any Person, or liquidate, wind up or dissolve itself.

                  9.4.2. Loans. Make any loans or other advances of money to any Person other than to an officer or employee of Borrower for salary, travel advances, advances against commissions and other similar advances in the ordinary course of business.

                  9.4.3. Indebtedness. Create, incur, assume, or suffer to exist any Indebtedness except Permitted Indebtedness.

                  9.4.4. Affiliate Transactions. Enter into, or be a party to any transaction with any Affiliate or stockholder, except (i) the transactions contemplated by the Loan Documents; (ii) payment of customary directors' fees and indemnities; (iii) transactions with Affiliates that were consummated prior to the date hereof and have been disclosed to Agent prior to the Closing Date; and (iv) in the ordinary course of and pursuant to the reasonable requirements of Borrower's business and upon fair and reasonable terms which are fully disclosed to Agent, consistent with past practices and are no


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

less favorable to Borrower than would obtain in a comparable arm's length transaction with a Person not an Affiliate or stockholder of Borrower.

                  9.4.5. Limitation on Liens. Create or suffer to exist any Lien upon any of its property, income or profits, whether now owned or hereafter acquired, except for Permitted Liens.

                  9.4.6.   Distributions. Declare or make any Distributions.

                  9.4.7. Disposition of Assets. Sell, lease or otherwise dispose of any of its properties, including any disposition of property as part of a sale and leaseback transaction, except (i) sales of Inventory in the ordinary course of business for so long as no Event of Default exists hereunder,
(ii) within 90 days from the Closing Date, the disposition of the fixed assets that are indicated as having been written off on Borrower's June 30, 2001 balance sheet and disclosed in reasonable detail to Agent having an aggregate fair value not to exceed $750,000, (iii) the disposition of other fixed assets during any fiscal year commencing January 1, 2002, not to exceed $50,000 in fair value, and (iv) other dispositions expressly authorized by other provisions of the Loan Documents.

                  9.4.8. Bill-and-Hold Sales, Etc. Make a sale to any customer on a bill-and-hold, guaranteed sale, sale and return, sale on approval or consignment basis, or any sale on a repurchase or return basis.

                  9.4.9. Tax Consolidation. File or consent to the filing of any consolidated income tax return with any Person.

                  9.4.10. Fiscal Year. Establish a fiscal year different from the fiscal year utilized as of the date of this Agreement.

                  9.4.11. Capital Leases and Capital Expenditures. Contract for, purchase, make expenditures for, or otherwise (i) incur Capital Expenditures (other than under Capital Leases) in excess of (A) $1,500,000 from the Closing Date through December 31, 2001, (B) $1,750,000 during Borrower's fiscal year ending December 31, 2002, or (C) $1,000,000 during any fiscal year thereafter or (ii) incur obligations under Capital Leases requiring payments in any fiscal year exceeding $250,000 in the aggregate.

                  9.4.12. Conduct of Business. Engage in any business other than the business engaged in by it on the Closing Date and any business or activities which are substantially similar, related or incidental thereto.

                  9.4.13. New Locations. Open any additional business locations without the prior written consent of Agent.

                  9.4.14.  Restricted Investments. Make any Restricted
Investment.


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                  9.4.15.  PASA Trust Fund Agreements. Fail to keep in force the
PASA Trust Fund Agreements in an amount required under PASA and maintain cash collateral supporting the PASA Trust Fund Agreements is in an amount and in a manner consistent with the applicable requirements under PASA and the regulations and rules promulgated thereunder.

                  9.4.16. Restrictions on Purchasing Farm Products from Certain Persons. Purchase any "farm products" (as defined in 9 C.F.R. ss. 205.206) from any Person (i) who produces such farm products in a state having a central filing system certified by the United States Department of Agriculture under the Food Security Act or (ii) with respect to whom Borrower has received a direct notice from a seller or secured party under the Food Security Act of 1985 or other Applicable Law, unless Borrower shall have complied in all respects with the provisions of the Food Security Act and this Agreement.

                  9.4.17. Restrictions on Forward Sales Contracts. Enter into or have outstanding at any time forward sales contracts in an aggregate amount at any time exceeding $350,000 for the sale of cattle which are not matched by buyers contractually bound to purchase such cattle.

SECTION 10.   FINANCIAL COVENANTS.

      During the term of this Agreement, and thereafter for so long as there are any Obligations outstanding, Borrower covenants that it shall:

         10.1. Working Capital. Not permit Borrower's Working to be less than $12,000,000 at any time.

         10.2. EBITDA. Achieve EBITDA during each fiscal quarter hereafter of not less than (i) ($1,500,000) for the fiscal quarter ending September 30, 2001;
(ii) ($1,000,000) for the fiscal quarter ending December 31, 2001; (iii) ($500,000) for the fiscal quarter ending March 31, 2002; (iv) ($250,000) for the fiscal quarter ending June 30, 2002; and, for each fiscal quarter thereafter (v) $250,000 for each second, third and fourth fiscal quarter and (vi) ($250,000) for each first fiscal quarter. For purposes hereof, a parenthetical shall be deemed to indicate a negative number.

         10.3. Minimum Excess Availability. Maintain an Excess Availability of not less than $5,000,000 at all times after the Closing Date.

SECTION 11.  EVENTS OF DEFAULT; REMEDIES

         11.1. EVENTS OF DEFAULT. The occurrence of any one or more of the following events or conditions shall constitute an "Event of Default" under this
Agreement:

                  11.1.1. The failure of Borrower to pay any of the Obligations on or within five (5) days of the due date thereof, provided that nothing contained herein shall prohibit Agent from charging such amounts to Borrower's Loan Account on the due date thereof;


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

                  11.1.2. Any representation, warranty or other statement made or furnished to Agent by or on behalf of Borrower in this Agreement, any of the other Loan Documents or any instrument, certificate or financial statement furnished in compliance with or in reference thereto proves to have been false or misleading in any material respect when made or furnished or when reaffirmed pursuant to this Agreement.

                  11.1.3. The commencement by or against Borrower of any Insolvency Proceeding;

                  11.1.4. Borrower shall fail or neglect to perform, keep or observe any covenant contained in Sections 7.2, 8.1, 8.2, 9.2.1, 9.3, 9.4 or 10 of this Agreement or Borrower shall fail or neglect to perform, keep or observe any other covenant contained in this Agreement (other than a covenant a default in the performance or observance of which is dealt with specifically elsewhere in this SECTION 11.1) and the breach of such other covenant is not cured to Agent's reasonable satisfaction within 15 days after the sooner to occur of Borrower's receipt of notice of such breach from Agent or the date on which such failure or neglect first becomes known to any Executive Officer of Borrower, provided, however, that such notice and opportunity to cure shall not apply in the case of any failure to perform, keep or observe any covenant which is not capable of being cured at all or within such 15-day period or which is a willful and knowing breach by Borrower.

                  11.1.5. Borrower shall (i) engage in any "prohibited transaction" as defined in ERISA, (ii) have any "accumulated funding deficiency" as defined in ERISA, (iii) have any Reportable Event as defined in ERISA, (iv) terminate any defined benefit Plan, as defined in ERISA, to the extent such termination gives rise to any funding obligations or penalties which are not timely paid, or (v) be engaged in any proceeding in which the Pension Benefit Guaranty Corporation shall seek appointment, or is appointed, as trustee or administrator of any such Plan, as defined in ERISA, and with respect to this sub-paragraph h (v) such event or condition (x) remains uncured for a period of thirty (30) days from date of occurrence and (y) could, in the reasonable opinion of Agent, subject Borrower to any tax, penalty or other liability material to the business, operations or financial condition of Borrower;

                  11.1.6. The occurrence of an event of default pursuant to (i) any of the other Loan Documents and such default shall continue beyond any applicable grace period; or (ii) any other document or agreement of Borrower evidencing Indebtedness of Borrower Money Borrowed in excess of the amount of $250,000;

                  11.1.7. Any material loss, theft, damage or destruction of any of the Collateral not fully covered (subject to such deductibles as Agent shall have permitted) by insurance.

                  11.1.8. There shall occur a cessation of a substantial part of the business of Borrower for a period which may be reasonably expected to have a Material Adverse Effect; or Borrower shall suffer the loss or revocation of any material license or permit now held or hereafter acquired by Borrower; or Borrower shall be enjoined, restrained or in any way prevented by court, governmental


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or administrative order from conducting all or any material part of its business affairs; or any material part of the Collateral shall be taken through condemnation or the value of such property shall be materially impaired through condemnation.

                  11.1.9. Borrower or any Affiliate shall challenge or contest in any action, suit or proceeding the validity or enforceability of this Agreement or any of the other Loan Documents, the legality or enforceability of any of the Obligations or the perfection or priority of any Lien granted to Agent under this Agreement.

                  11.1.10. Borrower or any Executive Officer shall be criminally indicted or convicted under any law that could reasonably be expected to lead to a forfeiture of any material portion of the property of Borrower.

                  11.1.11. A judgment or order for the payment of money in an amount that exceeds the uncontested insurance available therefor, if any, by $100,000 or more shall be entered against the Borrower by any court and such judgment or order shall either continue undischarged, unstayed or unbonded for 15 days or shall result in the creation of a Lien upon any asset of Borrower that is not a Permitted Lien.

                  11.1.12. Any Investor Participant shall fail to pay the purchase price owing under the Participation Agreement to which he or it is a party on the due date thereof (whether directly or with the proceeds of the applicable Participant Letter of Credit) or Borrower, an Investor Participant or any Affiliate of any of them, shall challenge or contest in any action, suit or proceeding the validity or enforceability of the Participation Agreements or any of the Participant Letters of Credit.

         11.2. ACCELERATION OF OBLIGATIONS; TERMINATION OF COMMITMENTS. Without in any way limiting the right of Agent to demand payment of any portion of the Obligations payable on demand in accordance with this Agreement:

                  11.2.1. Upon or at any time after the occurrence of an Event of Default (other than pursuant to SECTION 11.1.3 hereof) and for so long as such Event of Default shall exist, Agent may in its discretion (and, upon receipt of written instructions to do so from the Required Lenders, shall) (a) declare the principal of and any accrued interest on the Loans and all other Obligations owing under any of the Loan Documents to be, whereupon the same shall become without further notice or demand (all of which notice and demand Borrower expressly waives), forthwith due and payable and Borrower shall forthwith pay to Agent the entire principal of and accrued and unpaid interest on the Loans and other Obligations plus reasonable attorneys' fees and expenses if such principal and interest are collected by or through an attorney-at-law and (b) terminate the Commitments.

                  11.2.1. Upon the occurrence of an Event of Default specified in SECTION 11.1.3 hereof, all of the Obligations shall become automatically due and payable without declaration, notice or demand by Agent to or upon Borrower and the Commitments shall automatically terminate as if terminated by Agent pursuant to SECTION 6.2.1 hereof and with the effects specified in SECTION 6.2.4 hereof;


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provided, however, that, if Agent or Lenders shall continue to make Loans or otherwise extend credit to Borrower pursuant to this Agreement after an automatic termination of the Commitments by reason of the commencement of an Insolvency Proceeding by or against Borrower, such Loans and other credit shall nevertheless be governed by this Agreement and enforceable against and recoverable from each Obligor as if such Insolvency Proceeding had never been instituted

         11.3. OTHER REMEDIES. Immediately upon the occurrence of any Event of Default, Agent may to the extent permitted by law: (a) remove from any premises where same may be located any and all documents, instruments, files and records, and any receptacles or cabinets containing same, relating to the Accounts, or Agent may use, at Borrower's expense, such of Borrower's personnel, supplies or space at Borrower's places of business or otherwise, as may be necessary to properly administer and control the Accounts or the handling of collections and realizations thereon; (b) bring suit, in the name of Borrower or Agent, and generally shall have all other rights respecting said Accounts, including without limitation the right to: accelerate or extend the time of payment, settle, compromise, release in whole or in part any amounts owing on any Account and issue credits in the name of Borrower or Agent; (c) sell, assign and deliver the Collateral and any returned, reclaimed or repossessed merchandise, with or without advertisement, at public or private sale, for cash, on credit or otherwise, at Agent's sole option and discretion, and Agent may bid or become a purchaser at any such sale, free from any right of redemption, which right is hereby expressly waived by Borrower; (d) foreclose the security interests created herein by any available judicial procedure, or to take possession of any or all of the Inventory without judicial process, and to enter any premises where any Inventory may be located for the purpose of taking possession of or removing the same; (e) require Borrower to deposit with Agent funds equal to the LC Outstandings and, if Borrower fails promptly to make such deposit, Agent may advance such amount as a Revolving Loan (whether or not an Out-of-Formula Condition exists or is created thereby); and (f) exercise any other rights and remedies provided in law, in equity, by contract or otherwise. Any such deposit or advance shall be held by Agent as a reserve to fund future payments on the LC Guaranty. At such time as all LC Guaranties have been paid or terminated and all Letters of Credit have been drawn upon or expired, any amounts remaining in such reserve shall be applied against any outstanding Obligations, or, if all Obligations have been indefeasibly paid in full, returned to Borrower. Agent shall have the right, without notice or advertisement, to sell, lease, or otherwise dispose of all or any part of the Collateral whether in its then condition or after further preparation or processing, in the name of Borrower or Agent, or in the name of such other party as Agent may designate, either at public or private sale or at any broker's board, in lots or in bulk, for cash or for credit, with or without warranties or representations, and upon such other terms and conditions as Agent in its sole discretion may deem advisable, and Agent shall have the right to purchase at any such sale. If any Inventory shall require rebuilding, repairing, maintenance or preparation, Agent shall have the right, at its option, to do such of the aforesaid as is necessary, for the purpose of putting the Inventory in such saleable form as Agent shall deem appropriate. Borrower agrees, at the request of Agent, to assemble the Inventory and to make it available to Agent at premises of Borrower or elsewhere and to make available to Agent the premises and facilities of Borrower for the purpose of Agent's taking possession of, removing or putting the Inventory in saleable form. However, if notice of intended disposition of any Collateral is required


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by law, it is agreed that ten (10) days notice shall constitute reasonable notification and full compliance with the law. The net cash proceeds resulting from Agent's exercise of any of the foregoing rights, (after deducting all charges, costs and expenses, including reasonable attorneys' fees) shall be applied by Agent to the payment of the Obligations, whether due or to become due, in such order as Agent may elect, and Borrower shall remain liable to Agent for any deficiencies, and Agent in turn agrees to remit to Borrower or its successors or assigns, any surplus resulting therefrom. The enumeration of the foregoing rights is not intended to be exhaustive and the exercise of any right shall not preclude the exercise of any other rights, all of which shall be cumulative.

SECTION 12        AGENT

         12.1.    APPOINTMENT, AUTHORITY AND DUTIES OF AGENT.

                  12.1.1. Each Lender hereby irrevocably appoints and designates Agent as Agent to act as herein specified. Agent may, and each Lender by its acceptance of a Note shall be deemed irrevocably to have authorized Agent to, enter into all Loan Documents to which Agent is to be a party on the Closing Date and all amendments hereto and all Security Documents thereafter executed by Borrower, for its benefit and the Pro Rata benefit of Lenders and, except as otherwise provided in this SECTION 12, to exercise such rights and powers under this Agreement and the other Loan Documents as are specifically delegated to Agent by the terms hereof and thereof, together with such other rights and powers as are reasonably incidental thereto. Each Lender agrees that any action taken by Agent or the Required Lenders in accordance with the provisions of this Agreement or the other Loan Documents, and the exercise by Agent or the Required Lenders of any of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all Lenders. Without limiting the generality of the foregoing, Agent shall have the sole and exclusive right and authority to (a) act as the disbursing and collecting agent for Lenders with respect to all payments and collections arising in connection with this Agreement and the other Loan Documents; (b) execute and deliver as Agent each Loan Document and accept delivery of each such agreement delivered by Borrower or any other Obligor; (c) act as collateral agent for Lenders for purposes of the perfection of all security interests and Liens created by this Agreement or the Security Documents with respect to all material items of the Collateral and, subject to the direction of the Required Lenders, for all other purposes stated therein, provided that Agent hereby appoints, authorizes and directs each Lender to act as a collateral sub-agent for Agent and the other Lenders for purposes of the perfection of all security interests and Liens with respect to Borrower's Deposit Accounts maintained with, and all cash and Cash Equivalents held by, such Lender; (d) subject to the direction of the Required Lenders, manage, supervise or otherwise deal with the Collateral; and (e) except as may be otherwise specifically restricted by the terms of this Agreement and subject to the direction of the Required Lenders, exercise all remedies given to Agent with respect to any of the Collateral under the Loan Documents relating thereto, Applicable Law or otherwise. The duties of Agent shall be ministerial and administrative in nature, and Agent shall not have by reason of this Agreement or any other Loan Document a fiduciary relationship with any Lender (or any Lender's participants). Unless and until its authority to do so is revoked in writing by Required Lenders, Agent alone shall be authorized to determine whether any Accounts or Inventory constitute Eligible Accounts or Eligible Inventory (basing such determination in each case upon the


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meanings given to such terms in Appendix A), or whether to impose or release any reserve, and to exercise its own credit judgment in connection therewith, which determinations and judgments, if exercised in good faith, shall exonerate Agent from any liability to Lenders or any other Person for any errors in judgment.

                  12.1.2. Agent (which term, as used in this sentence, shall include reference to Agent's officers, directors, employees, attorneys, agents and Affiliates and to the officers, directors, employees, attorneys and agents of Agent's Affiliates) shall not: (a) have any duties or responsibilities except those expressly set forth in this Agreement and the other Loan Documents or (b) be required to take, initiate or conduct any litigation, foreclosure or collection proceedings hereunder or under any of the other Loan Documents except to the extent directed to do so by the Required Lenders during the continuance of any Event of Default. The conferral upon Agent any right hereunder shall not imply a duty on Agent's part to exercise any such right unless instructed to do so by the Required Lenders in accordance with this Agreement.

                  12.1.3. Agent may perform any of its duties by or through its agents and employees and may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Borrower shall promptly (and in any event, ON DEMAND) reimburse Agent for all reasonable expenses (including all Extraordinary Expenses) incurred by Agent pursuant to any of the provisions hereof or of any of the other Loan Documents or in the execution of any of Agent's duties hereby or thereby created or in the exercise of any right or power herein or therein imposed or conferred upon it or Lenders (excluding, however, general overhead expenses), and each Lender agrees promptly to pay to Agent, ON DEMAND, such Lender's Pro Rata share of any such reimbursement for expenses (including Extraordinary Expenses) that is not timely made by Borrower to Agent.

                  12.1.4. The rights, remedies, powers and privileges conferred upon Agent hereunder and under the other Loan Documents may be exercised by Agent without the necessity of the joinder of any other parties unless otherwise required by Applicable Law. If Agent shall request instructions from the Required Lenders with respect to any act or action (including the failure to act) in connection with this Agreement or any of the other Loan Documents, Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from the Required Lenders; and Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting hereunder or under any of the Loan Documents pursuant to or in accordance with the instructions of the Required Lenders except for Agent's own gross negligence or willful misconduct in connection with any action taken by it. Notwithstanding anything to the contrary contained in this Agreement, Agent shall not be required to take any action that is in its opinion contrary to Applicable Law or the terms of any of the Loan Documents or that would in its reasonable opinion subject it or any of its officers, employees or directors to personal liability; provided, however, that if Agent shall fail or refuse to take action that is not contrary to Applicable Law or to any of the terms of any of the Loan Documents even if such action in Agent's opinion would subject it to potential liability, the Required Lenders may remove


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Agent and appoint a successor Agent in the same manner and with the same effects as is provided in this Agreement with respect to Agent's resignation.

                  12.1.5. Agent shall promptly, upon receipt thereof, forward to each Lender (i) copies of any significant written notices, reports, certificates and other information received by Agent from any Obligor (but only if and to the extent such Obligor is not required by the terms of the Loan Documents to supply such information directly to Lenders) and (ii) copies of the results of any field audits by Agent with respect to Borrower. Agent shall have no liability to any Lender for any errors in or omissions from any field audit or other examination of Borrower or the Collateral, unless such error or omission was the direct result of Agent's willful misconduct.

         12.2. AGREEMENTS REGARDING COLLATERAL. Lenders hereby irrevocably authorize Agent, at its option and in its discretion, to release any Lien upon any Collateral (i) upon the termination of the Commitments and payment or satisfaction of all of the Obligations, (ii) constituting Equipment sold or disposed of in accordance with the terms of this Agreement if Borrower certifies to Agent that the disposition is made in compliance with the terms of this Agreement (and Agent may rely conclusively on any such certificate, without further inquiry), or (iii) if approved or ratified by the Required Lenders. Agent shall have no obligation whatsoever to any of the Lenders to assure that any of the Collateral exists or is owned by Borrower or is cared for, protected or insured or has been encumbered, or that Agent's Liens have been properly or sufficiently or lawfully created, perfected, protected or enforced or entitled to any particular priority or to exercise any duty of care with respect to any of the Collateral.

         12.3. RELIANCE BY AGENT. Agent shall be entitled to rely, and shall be fully protected in so relying, upon any certification, notice or other communication (including any thereof by telephone, telex, telegram, telecopier message or cable) believed by it to be genuine and correct and to have been signed, sent or made by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by Agent. As to any matters not expressly provided for by this Agreement or any of the other Loan Documents, Agent shall in all cases be fully protected in acting or refraining from acting hereunder and thereunder in accordance with the instructions of the Required Lenders, and such instructions of the Required Lenders and any action taken or failure to act pursuant thereto shall be binding upon Lenders.

         12.4. ACTION UPON DEFAULT. Agent shall not be deemed to have knowledge of the occurrence of a Default or an Event of Default unless it has received written notice from a Lender or Borrower specifying the occurrence and nature of such Default or Event of Default. If Agent shall receive such a notice of a Default or an Event of Default or shall otherwise acquire actual knowledge of any Default or Event of Default, Agent shall promptly notify Lenders in writing and Agent shall take such action and assert such rights under this Agreement and the other Loan Documents, or shall refrain from taking such action and asserting such rights, as the Required Lenders shall direct from time to time. If any Lender shall receive a notice of a Default or an Event of Default or shall otherwise acquire actual knowledge of any Default or Event of Default, such Lender shall promptly notify Agent and the other Lenders in writing. As provided in SECTION 12.3 hereof, Agent shall not


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

be subject to any liability by reason of acting or refraining to act pursuant to any request of the Required Lenders except for its own willful misconduct or gross negligence in connection with any action taken by it. Before directing Agent to take or refrain from taking any action or asserting any rights or remedies under this Agreement and the other Loan Documents on account of any Event of Default, the Required Lenders shall consult with and seek the advice of (but without having to obtain the consent of) each other Lender, and promptly after directing Agent to take or refrain from taking any such action or asserting any such rights, the Required Lenders will so advise each other Lender of the action taken or refrained from being taken and, upon request of any Lender, will supply information concerning actions taken or not taken. In no event shall the Required Lenders, without the prior written consent of each Lender, direct Agent to accelerate and demand payment of the Loans held by one Lender without accelerating and demanding payment of all other Loans or to terminate the Commitments of one or more Lenders without terminating the Commitments of all Lenders. Each Lender agrees that, except as otherwise provided in any of the Loan Documents and without the prior written consent of the Required Lenders, it will not take any legal action or institute any action or proceeding against any Obligor with respect to any of the Obligations or Collateral or accelerate or otherwise enforce its portion of the Obligations. Without limiting the generality of the foregoing, none of Lenders may exercise any right that it might otherwise have under Applicable Law to credit bid at foreclosure sales, UCC sales or other similar sales or dispositions of any of the Collateral except as authorized by the Required Lenders. Notwithstanding anything to the contrary set forth in this SECTION 12.4 or elsewhere in this Agreement, each Lender shall be authorized to take such action to preserve or enforce its rights against any Obligor where a deadline or limitation period is otherwise applicable and would, absent the taken of specified action, bar the enforcement of Obligations held by such Lender against such Obligor, including the filing of proofs of claim in any Insolvency Proceeding.

         12.5. RATABLE SHARING. If any Lender shall obtain any payment or reduction (including any amounts received as adequate protection of a bank account deposit treated as cash collateral under the Bankruptcy Code) of any Obligation of Borrower hereunder (whether voluntary, involuntary, through the exercise of any right of set-off or otherwise) in excess of its Pro Rata share of payments or reductions on account of such Obligations obtained by all of the Lenders, such Lender shall forthwith (i) notify the other Lenders and Agent of such receipt and (ii) purchase from the other Lenders such participations in the affected Obligations as shall be necessary to cause such purchasing Lender to share the excess payment or reduction, net of costs incurred in connection therewith, on a Pro Rata basis, provided that if all or any portion of such excess payment or reduction is thereafter recovered from such purchasing Lender or additional costs are incurred, the purchase shall be rescinded and the purchase price restored to the extent of such recovery or such additional costs, but without interest. Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this SECTION 12.5 may, to the fullest extent permitted by Applicable Law, exercise all of its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of Borrower in the amount of such participation.

         12.6.    INDEMNIFICATION OF AGENT.


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                  12.6.1.  Each Lender agrees to indemnify and defend the Agent
Indemnitees (to the extent not reimbursed by Borrower under this Agreement, but without limiting the indemnification obligation of Borrower under this Agreement), on a Pro Rata basis, and to hold each of the Agent Indemnitees harmless from and against, any and all Claims which may be imposed on, incurred by or asserted against any of the Agent Indemnitees in any way related to or arising out of this Agreement or any of the other Loan Documents or any other document contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including the costs and expenses which Borrower is obligated to pay under SECTION 14.2 hereof or amounts Agent may be called upon to pay in connection with any lockbox or Dominion Account arrangement contemplated hereby) or the enforcement of any of the terms hereof or thereof or of any such other documents, provided that no Lender shall be liable to any Agent Indemnitee for any of the foregoing to the extent that they result solely from the willful misconduct or gross negligence of such Agent Indemnitee.

                  12.6.2. Without limiting the generality of the foregoing provisions of this SECTION 12.6, if Agent should be sued by any receiver, trustee in bankruptcy, debtor-in-possession or other Person on account of any alleged preference or fraudulent transfer received or alleged to have been received from Borrower or any other Obligor as the result of any transaction under the Loan Documents, then in such event any monies paid by Agent in settlement or satisfaction of such suit, together with all Extraordinary Expenses incurred by Agent in the defense of same, shall be promptly reimbursed to Agent by Lenders to the extent of each Lender's Pro Rata share.

                  12.6.3. Without limiting the generality of the foregoing provisions of this SECTION 12.6, if at any time (whether prior to or after the Commitment Termination Date) any action or proceeding shall be brought against any of the Agent Indemnitees by an Obligor or by any other Person claiming by, through or under an Obligor, to recover damages for any act taken or omitted by Agent under any of the Loan Documents or in the performance of any rights, powers or remedies of Agent against any Obligor, any Account Debtor, the Collateral or with respect to any Loans, or to obtain any other relief of any kind on account of any transaction involving any Agent Indemnitees under or in relation to any of the Loan Documents, each Lender agrees to indemnify, defend and hold the Agent Indemnitees harmless with respect thereto and to pay to the Agent Indemnitees such Lender's Pro Rata share of such amount as any of the Agent Indemnitees shall be required to pay by reason of a judgment, decree, or other order entered in such action or proceeding or by reason of any compromise or settlement agreed to by the Agent Indemnitees, including all interest and costs assessed against any of the Agent Indemnitees in defending or compromising such action, together with attorneys' fees and other legal expenses paid or incurred by the Agent Indemnitees in connection therewith; provided, however, that no Lender shall be liable to any Agent Indemnitee for any of the foregoing to the extent that they arise solely from the willful misconduct or gross negligence of such Agent Indemnitee. In Agent's discretion, Agent may also reserve for or satisfy any such judgment, decree or order from proceeds of Collateral prior to any distributions therefrom to or for the account of Lenders.

         12.7. LIMITATION ON RESPONSIBILITIES OF AGENT. Agent shall in all cases be fully justified in


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failing or refusing to act hereunder unless it shall have received further assurances to its satisfaction from Lenders of their indemnification obligations under SECTION 12.6 hereof against any and all Claims which may be incurred by Agent by reason of taking or continuing to take any such action. Agent shall not be liable to Lenders (or any Lender's participants) for any action taken or omitted to be taken under or in connection with this Agreement or the other Loan Documents except as a result of actual gross negligence or willful misconduct on the part of Agent. Agent does not assume any responsibility for any failure or delay in performance or breach by any Obligor or any Lender of its obligations under this Agreement or any of the other Loan Documents. Agent does not make to Lenders, and no Lender makes to Agent or the other Lenders, any express or implied warranty, representation or guarantee with respect to the Loans, the Collateral, the Loan Documents or any Obligor. Neither Agent nor any of its officers, directors, employees, attorneys or agents shall be responsible to Lenders, and no Lender nor any of its agents, attorneys or employees shall be responsible to Agent or the other Lenders, for: (i) any recitals, statements, information, representations or warranties contained in any of the Loan Documents or in any certificate or other document furnished pursuant to the terms hereof; (ii) the execution, validity, genuineness, effectiveness or enforceability of any of the Loan Documents; (iii) the validity, genuineness, enforceability, collectibility, value, sufficiency or existence of any Collateral, or the perfection or priority of any Lien therein; or (iv) the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Obligor or any Account Debtor. Neither Agent nor any of its officers, directors, employees, attorneys or agents shall have any obligation to any Lender to ascertain or inquire into the existence of any Default or Event of Default, the observance or performance by any Obligor of any of the duties or agreements of such Obligor under any of the Loan Documents or the satisfaction of any conditions precedent contained in any of the Loan Documents. Agent may consult with and employ legal counsel, accountants and other experts and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by such experts.

         12.8.    SUCCESSOR AGENT AND CO-AGENTS.

                  12.8.1. Subject to the appointment and acceptance of a successor Agent as provided below, Agent may resign at any time by giving at least 30 days written notice thereof to each Lender and Borrower. Upon receipt of any notice of such resignation, the Required Lenders, after prior consultation with (but without having to obtain consent of) each Lender, shall have the right to appoint a successor Agent which shall be (i) a Lender, (ii) a United States based Affiliate of a Lender, or (iii) a commercial bank that is organized under the laws of the United States or of any State thereof and has a combined capital surplus of at least $100,000,000 and, provided no Default or Event of Default then exist, is reasonably acceptable to Borrower (and for purposes hereof, any successor to Agent shall be deemed acceptable to Borrower). Upon the acceptance by a successor Agent of an appointment to serve as an Agent hereunder, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent without further act, deed or conveyance, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this SECTION 12 (including the provisions of SECTION 12.6 hereof) shall continue in effect for its


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benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent. Notwithstanding anything to the contrary contained in this Agreement, any successor by merger or acquisition of the stock or assets of Agent shall continue to be Agent hereunder unless such successor shall resign in accordance with the provisions hereof.

                  12.8.2. It is the purpose of this Agreement that there shall be no violation of any Applicable Law denying or restricting the right of financial institutions to transact business as agent or otherwise in any jurisdiction. It is recognized that, in case of litigation under any of the Loan Documents, or in case Agent deems that by reason of present or future laws of any jurisdiction Agent might be prohibited from exercising any of the powers, rights or remedies granted to Agent or Lenders hereunder or under any of the Loan Documents or from holding title to or a Lien upon any Collateral or from taking any other action which may be necessary hereunder or under any of the Loan Documents, Agent may appoint an additional Person as a separate collateral agent or co-collateral agent which is not so prohibited from taking any of such actions or exercising any of such powers, rights or remedies. If Agent shall appoint an additional Person as a separate collateral agent or co-collateral agent as provided above, each and every remedy, power, right, claim, demand or cause of action intended by any of the Loan Documents to be exercised by or vested in or conveyed to Agent with respect thereto shall be exercisable by and vested in such separate collateral agent or co-collateral agent, but only to the extent necessary to enable such separate collateral agent or co-collateral agent to exercise such powers, rights and remedies, and every covenant and obligation necessary to the exercise thereof by such separate collateral agent or co-collateral agent shall run to and be enforceable by either of them. Should any instrument from Lenders be required by the separate collateral agent or co-collateral agent so appointed by Agent in order more fully and certainly to vest in and confirm to him or it such rights, powers, duties and obligations, any and all of such instruments shall, on request, be executed, acknowledged and delivered by Lenders whether or not a Default or Event of Default then exists. In case any separate collateral agent or co-collateral agent, or a successor to either, shall die, become incapable of acting, resign or be removed, all the estates, properties, rights, powers, duties and obligations of such separate collateral agent or co-collateral agent, so far as permitted by Applicable Law, shall vest in and be exercised by the Agent until the appointment of a new collateral agent or successor to such separate collateral agent or co-collateral agent.

         12.9.    CONSENTS, AMENDMENTS AND WAIVERS; OUT-OF-FORMULA LOANS.

                  12.9.1. No amendment or modification of any provision of this Agreement shall be effective without the prior written agreement of the Required Lenders and Borrower, and no waiver of any Default or Event of Default shall be effective without the prior written consent of the Required Lenders; provided, however, that (i) no amendment or waiver shall be effective with respect to any provision in SECTION 12 to the extent that such provisions apply to Agent or to any other provision of any Loan Document as such provisions relate to the rights, duties of immunities of Agent; (ii) no amendment to the provisions of SECTIONS 3.3 OR 5.1.3 shall be effective without the prior written consent of Agent; (iii) without the prior consent of all Lenders, no waiver of any Default or Event of Default shall be effective if the Default or Event of Default relates to Borrower's failure to observe or


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perform any covenant that may not be amended without the unanimous written consent of Lenders (and, where so provided hereinafter, the written consent of Agent) as hereinafter set forth in this SECTION 12.9.1; written agreement of all Lenders (except a defaulting Lender as provided in SECTION 5.1.5 of this Agreement) shall be required to effectuate any amendment, modification or waiver that would (a) alter the provisions of SECTIONS 3.1, 3.3, 4.7, 4.8, 4.9, 5.5, 5.7, 5.10, 6.1, 12, 13, 14.2, OR 14.3 OR 14.14, the definitions of "Availability
Reserve," "Borrowing Base" and the other defined terms used in such definitions, "Pro Rata," "Required Lenders" or any provision of this Agreement obligating Agent to take certain actions at the direction of the Required Lenders, or any provision of any of the Loan Documents regarding the Pro Rata treatment or obligations of Lenders; (b) increase or otherwise modify any of the Commitments (other than to reduce proportionately each Lender's Commitment in connection with any overall reduction in the amount of the Commitments); (c) alter or amend the rate of interest payable in respect of the Loans (except as may be expressly authorized by the Loan Documents or as may be necessary, in Agent's judgment, to comply with Applicable Law); (d) waive or agree to defer collection of any fee, termination charge or other charge provided for under any of the Loan Documents (except to the extent that the Required Lenders agree after and during the continuance of any Event of Default to a waiver or deferral of any termination charge provided for in SECTION 6.2.3 hereof) or the unused line fee in SECTION
4.2.2 hereof; (e) subordinate the payment of any of the Obligations to any other Debt or the priority of any Liens granted to Agent under any of the Loan Documents to Liens granted to any other Person, except as currently provided in or contemplated by the Loan Documents in connection with Borrower's incurrence of Permitted Purchase Money Debt, and except for Liens granted by an Obligor to financial institutions with respect to amounts on deposit with such financial institutions to cover returned items, processing and analysis charges and other charges in the Ordinary Course of Business that relate to deposit accounts with such financial institutions; (f) alter the time or amount of repayment of any of the Loans or waive any Event of Default resulting from nonpayment of the Loans on the due date thereof (or within any applicable period of grace); (g) forgive any of the Obligations, except any portion of the Obligations held by a Lender who consents in writing to such forgiveness; or (h) release any Obligor from liability for any of the Obligations. No Lender shall be authorized to amend or modify any Note held by it, unless such amendment or modification is consented to in writing by all Lenders; provided, however, that the foregoing shall not be construed to prohibit an amendment or modification to any provision of this Agreement that may be effected pursuant to this SECTION 12.9.1 by agreement of Borrower and the Required Lenders even though such an amendment or modification results in an amendment or modification of the Notes by virtue of the incorporation by reference in each of the Notes of this Agreement. The making of any Loans hereunder by any Lender during the existence of a Default or Event of Default shall not be deemed to constitute a waiver of such Default or Event of Default. Any waiver or consent granted by Lenders hereunder shall be effective only if in writing and then only in the specific instance and for the specific purpose for which it was given.

                  12.9.2. In connection with any proposed amendment to any of the Loan Documents or waiver of any of the terms thereof or any Default or Event of Default thereunder, Borrower shall not solicit, request or negotiate for or with respect to any such proposed amendment or waiver of any of the provisions of this Agreement or any of the other Loan Documents unless each Lender shall be

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informed thereof by Borrower or Agent (to the extent known by Agent) and shall be afforded an opportunity of considering the same and supplied by Borrower with sufficient information to enable it to make an informed decision with respect thereto. Borrower will not, directly or indirectly, pay or cause to be paid any remuneration or other thing of value, whether by way of supplemental or additional interest, fee or otherwise, to any Lender (in its capacity as a Lender hereunder) as consideration for or as an inducement to the consent to or agreement by such Lender with any waiver or amendment of any of the terms and provisions of this Agreement or any of the other Loan Documents unless such remuneration or thing of value is concurrently paid, on the same terms, on a Pro Rata basis to all Lenders.

                  12.9.3. Unless otherwise directed in writing by the Required Lenders, Agent may require Lenders to honor requests by Borrower for Out-of-Formula Loans (in which event, and notwithstanding anything to the contrary set forth in SECTION 1.1.1 or elsewhere in this Agreement, Lenders shall continue to make Revolving Loans up to their Pro Rata share of the Commitments) and to forbear from requiring Borrower to cure an Out-of-Formula Condition, (1) when no Event of Default exists (or if an Event of Default exists, when the existence of such Event of Default is not known by Agent), if and for so long as (i) such Out-of-Formula Condition does not continue for a period of more than 15 consecutive days, following which no Out-of-Formula Condition exists for at least 15 consecutive days before another Out-of-Formula Condition exists, (ii) the amount of the Revolving Loans outstanding at any time does not exceed the aggregate of the Commitments at such time, and (iii) the Out-of-Formula Condition is not known by Agent at the time in question to exceed $2,000,000; and (2) regardless of whether or not an Event of Default exists, if Agent discovers the existence of an Out-of-Formula Condition not previously known by it to exist, but Lenders shall be obligated to continue making such Revolving Loans as directed by Agent only (A) if the amount of the Out-of-Formula Condition is not increased by more than $1,000,000 above the amount determined by Agent to exist on the date of discovery thereof and (B) for a period not to exceed 5 Business Days. In no event shall Borrower or any other Obligor be deemed to be a beneficiary of this SECTION 12.9.3 or authorized to enforce any of the provisions of this SECTION 12.9.3.

         12.10. DUE DILIGENCE AND NON-RELIANCE. Each Lender hereby acknowledges and represents that it has, independently and without reliance upon Agent or the other Lenders, and based upon such documents, information and analyses as it has deemed appropriate, made its own credit analysis of each Obligor and its own decision to enter into this Agreement and to fund the Loans to be made by it hereunder and to purchase participations in the LC Outstandings pursuant to SECTION 3.3.2 hereof, and each Lender has made such inquiries concerning the Loan Documents, the Collateral and each Obligor as such Lender feels necessary and appropriate, and has taken such care on its own behalf as would have been the case had it entered into the other Loan Documents without the intervention or participation of the other Lenders or Agent. Each Lender hereby further acknowledges and represents that the other Lenders and Agent have not made any representations or warranties to it concerning any Obligor, any of the Collateral or the legality, validity, sufficiency or enforceability of any of the Loan Documents. Each Lender also hereby acknowledges that it will, independently and without reliance upon the other Lenders or Agent, and based upon such financial statements, documents and information as it deems appropriate at the time, continue to make and rely upon its


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own credit decisions in making Loans and in taking or refraining to take any other action under this Agreement or any of the other Loan Documents. Except for notices, reports and other information expressly required to be furnished to Lenders by Agent hereunder, Agent shall not have any duty or responsibility to provide any Lender with any notices, reports or certificates furnished to Agent by any Obligor or any credit or other information concerning the affairs, financial condition, business or Properties of any Obligor (or any of its Affiliates) which may come into possession of Agent or any of Agent's Affiliates.

         12.11. REPRESENTATIONS AND WARRANTIES OF LENDERS. By its execution of this Agreement, each Lender hereby represents and warrants to Borrower and the other Lenders that it has the power to enter into and perform its obligations under this Agreement and the other Loan Documents, and that it has taken all necessary and appropriate action to authorize its execution and performance of this Agreement and the other Loan Documents to which it is a party, each of which will be binding upon it and the obligations imposed upon it herein or therein will be enforceable against it in accordance with the respective terms of such documents.

         12.12. THE REQUIRED LENDERS. As to any provisions of this Agreement or the other Loan Documents under which action may or is required to be taken upon direction or approval of the Required Lenders, the direction or approval of the Required Lenders shall be binding upon each Lender to the same extent and with the same effect as if each Lender had joined therein. Notwithstanding anything to the contrary contained in this Agreement, Borrower shall not be deemed to be a beneficiary of, or be entitled to enforce, sue upon or assert as a defense to any of the Obligations, any provisions of this Agreement that requires Agent or any Lender to act, or conditions their authority to act, upon the direction or consent of the Required Lenders; and any action taken by Agent or any Lender that requires the consent or direction of the Required Lenders as a condition to taking such action shall, insofar as Borrower is concerned, be presumed to have been taken with the requisite consent or direction of the Required Lenders.

         12.13. SEVERAL OBLIGATIONS. The obligations and commitments of each Lender under this Agreement and the other Loan Documents are several and neither Agent nor any Lender shall be responsible for the performance by the other Lenders of its obligations or commitments hereunder or thereunder. Notwithstanding any liability of Lenders stated to be joint and several to third Persons under any of the Loan Documents, such liability shall be shared, as among Lenders, Pro Rata according to the respective Commitments of Lenders.

         12.14. AGENT IN ITS INDIVIDUAL CAPACITY. With respect to its obligation to lend under this Agreement, the Loans made by it and each Note issued to it, Agent shall have the same rights and powers hereunder and under the other Loan Documents as any other Lender or holder of a Note and may exercise the same as though it were not performing the duties specified herein; and the terms "Lenders," "Required Lenders," or any similar term shall, unless the context clearly otherwise indicates, include Agent in its capacity as a Lender. Agent and its Affiliates may each accept deposits from, maintain deposits or credit balances for, invest in, lend money to, act as trustee under indentures of, serve as financial advisor to, and generally engage in any kind of business with


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Borrower or any other Obligor, or any Affiliate of Borrower or any other
Obligor, as if it were any other bank and without any duty to account therefor (or for any fees or other consideration received in connection therewith) to the other Lenders.

         12.15. NO THIRD PARTY BENEFICIARIES. This SECTION 12 is not intended to confer any rights or benefits upon Borrower or any other Person except Lenders and Agent, and no Person (including Borrower) other than Lenders and Agent shall have any right to enforce any of the provisions of this SECTION 12 except as expressly provided in SECTION 12.17 hereof. As between Borrower and Agent, any action that Agent may take or purport to take on behalf of Lenders under any of the Loan Documents shall be conclusively presumed to have been authorized and approved by Lenders as herein provided.

         12.16. NOTICE OF TRANSFER. Agent may deem and treat a Lender party to this Agreement as the owner of such Lender's portion of the Revolving Loans for all purposes, unless and until a written notice of the assignment or transfer thereof executed by such Lender has been received by Agent.

         12.17. REPLACEMENT OF CERTAIN LENDERS. If a Lender ("Affected Lender") shall have (i) failed to fund its Pro Rata share of any Revolving Loan requested (or deemed requested) by Borrower which such Lender is obligated to fund under the terms of this Agreement and which such failure has not been cured, (ii) requested compensation from Borrower under SECTION 4.7 to recover increased costs incurred by such Lender (or its parent or holding company) which are not being incurred generally by the other Lenders (or their respective parents or holding companies), or (iii) delivered a notice pursuant to SECTION
4.6 hereof claiming that such Lender is unable to extend LIBOR Loans to Borrower for reasons not generally applicable to the other Lenders, then, in any such case and in addition to any other rights and remedies that Agent, any other Lender or Borrower may have against such Affected Lender, Borrower or Agent may make written demand on such Affected Lender (with a copy to Agent in the case of a demand by Borrower and a copy to Borrower in the case of a demand by Agent) for the Affected Lender to assign, and such Affected Lender shall assign pursuant to one or more duly executed Assignment and Acceptances within 5 Business Days after the date of such demand, to one or more Lenders willing to accept such assignment or assignments, or to one or more Eligible Assignees designated by Agent, all of such Affected Lender's rights and obligations under this Agreement (including its Commitments and all Loans owing to it) in accordance with SECTION 13 hereof. Agent is hereby irrevocably authorized to execute one or more Assignment and Acceptances as attorney-in-fact for any Affected Lender which fails or refuses to execute and deliver the same within 5 Business Days after the date of such demand. The Affected Lender shall be entitled to receive, in cash and concurrently with execution and delivery of each such Assignment and Acceptance, all amounts owed to the Affected Lender hereunder or under any other Loan Document, including the aggregate outstanding principal amount of the Revolving Loans owed to such Lender, together with accrued interest thereon through the date of such assignment. Upon the replacement of any Affected Lender pursuant to this SECTION 12.17, such Affected Lender shall cease to have any participation in, entitlement to, or other right to share in the Liens of Agent in any Collateral and such Affected Lender shall have no further liability to Agent,


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any Lender or any other Person under any of the Loan Documents (except as provided in SECTION 12.6 hereof as to events or transactions which occur prior to the replacement of such Affected Lender), including any commitment to make Loans or purchase participations in LC Outstandings.

         12.18.   REMITTANCE OF PAYMENTS AND COLLECTIONS.

                  12.18.1. All payments by any Lender to Agent shall be made not later than the time set forth elsewhere in this Agreement on the Business Day such payment is due; provided, however, that if such payment is due on demand by Agent and such demand is made on the paying Lender after 11:00 a.m. on such Business Day, then payment shall be made by 11:00 p.m. on the next Business Day. Payment by Agent to any Lender shall be made by wire transfer, promptly following Agent's receipt of funds for the account of such Lender and in the type of funds received by Agent; provided, however, that if Agent receives such funds at or prior to 1:00 p.m., Agent shall pay such funds to such Lender by 2:00 p.m. on such Business Day, but if Agent receives such funds after 1:00 p.m., Agent shall pay such funds to such Lender by 2:00 p.m. on the next Business Day.

                  12.18.2. With respect to the payment of any funds from Agent to a Lender or from a Lender to Agent, the party failing to make full payment when due pursuant to the terms hereof shall, on demand by the other party, pay such amount together with interest thereon at the Federal Funds Rate. In no event shall Borrower be entitled to receive any credit for any interest paid by Agent to any Lender, or by any Lender to Agent, at the Federal Funds Rate as provided herein.

                  12.18.3. If Agent pays any amount to a Lender in the belief or expectation that a related payment has been or will be received by Agent from an Obligor and such related payment is not received by Agent, then Agent shall be entitled to recover such amount from each Lender that receives such amount. If Agent determines at any time that any amount received by it under this Agreement or any of the other Loan Documents must be returned to an Obligor or paid to any other Person pursuant to any Applicable Law, court order or otherwise, then, notwithstanding any other term or condition of this Agreement or any of the other Loan Documents, Agent shall not be required to distribute such amount to any Lender.

SECTION 13        BENEFIT OF AGREEMENT; ASSIGNMENTS AND PARTICIPATIONS

         13.1. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of Borrower, Agent and Lenders and their respective successors and assigns (which, in the case of Agent, shall include any successor Agent appointed pursuant to SECTION 12.8 hereof), except that (i) Borrower shall not have the right to assign its rights or delegate performance of any of its obligations under any of the Loan Documents and (ii) any assignment by any Lender must be made in compliance with SECTION 13.3 hereof. Agent may treat the payee of any Note as the owner thereof for all purposes hereof unless and until such payee complies with SECTION 13.3 in the case of an assignment thereof or, in the case of any other transfer, a written notice of the transfer is filed with Agent. Any assignee or transferee of a Note agrees by acceptance thereof to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who


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at the time of making such request or giving such authority or consent is the holder of a Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

         13.2.    PARTICIPATIONS.

                  13.2.1. Permitted Participants; Effect. Any Lender may, in the ordinary course of its business and in accordance with Applicable Law, at any time sell to one or more banks or other financial institutions (each a "Participant") a participating interest in any of the Obligations owing to such Lender, any Commitment of such Lender or any other interest of such Lender under any of the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the holder of any Note for all purposes under the Loan Documents, all amounts payable by Borrower under this Agreement and any of the Notes shall be determined as if such Lender had not sold such participating interests, and Borrower and Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents. If a Lender sells a participation to a Person other than an Affiliate of such Lender, then such Lender shall give prompt written notice thereof to Borrower and the other Lenders.

                  13.2.2. Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than an amendment, modification or waiver with respect to any Loans or Commitment in which such Participant has an interest which forgives principal, interest or fees or reduces the stated interest rate or the stated rates at which fees are payable with respect to any such Loan or Commitment, postpones the Commitment Termination Date, or any date fixed for any regularly scheduled payment of interest or fees on such Revolving Loan or Commitment, or releases from liability Borrower or any Guarantor or releases any substantial portion of any of the Collateral.

                  13.2.3. Benefit of Set-Off. Borrower agrees that each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under the Loan Documents to the same extent and subject to the same requirements under this Agreement (including
SECTION 12.5) as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of set-off with respect to the amount of participating interests sold to each Participant. Lenders agree to share with each Participant, and each Participant by exercising the right of set-off agrees to share with each Lender, any amount received pursuant to the exercise of its right of set-off, such amounts to be shared in accordance with SECTION 12.5 hereof as if each Participant were a Lender.

                  13.2.4. Notices. Each Lender shall be solely responsible for notifying its Participants of any matters relating to the Loan Documents to the extent that any such notice may be required, and neither Agent nor any other Lender shall have any obligation, duty or liability to any Participant


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

of any other Lender. Without limiting the generality of the foregoing, neither Agent nor any Lender shall have any obligation to give notices or to provide documents or information to a Participant of another Lender.

         13.3.    ASSIGNMENTS.

                  13.3.1. Permitted Assignments. Subject to its giving at least 2 Business Days notice to Agent and Borrower, any Lender may, in accordance with Applicable Law and with Agent's prior consent, assign to any Eligible Assignee all or any part of its rights and obligations under the Loan Documents, so long as (i) each assignment is of a constant, and not a varying, ratable percentage of all of the transferor Lender's rights and obligations under the Loan Documents with respect to the Loans and the LC Outstandings and, in the case of a partial assignment, is in a minimum principal amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount; (ii) except in the case of an assignment in whole of a Lender's rights and obligations under the Loan Documents or an assignment by one original signatory to this Agreement to another such signatory, immediately after giving effect to any assignment, the aggregate amount of the Commitments retained by the transferor Lender shall in no event be less than $5,000,000; and (iii) the parties to each such assignment shall execute and deliver to Agent, for its acceptance and recording, an Assignment and Acceptance. Nothing contained herein shall limit in any way the right of Lenders to assign (i) to any Eligible Assignee all of their rights and obligations under the Loan Documents or (ii) all or any portion of the Loans owing to it to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors and any Operating Circular issued by such Federal Reserve Bank, provided that in the case of this clause (ii) any payment in respect of such assigned Loans made by Borrower to the assigning Lender in accordance with the terms of this Agreement shall satisfy Borrower's obligations hereunder in respect of such assigned Loans to the extent of such payment, but no such assignment shall release the assigning Lender from its obligations hereunder.

                  13.3.2. Effect; Effective Date. Upon (i) delivery to Agent of a notice of assignment substantially in the form attached as EXHIBIT G hereto, together with any consents required by SECTION 13.3.1, and (ii) payment of a $5,000 fee to the Agent for processing any assignment to an Eligible Assignee that is not an Affiliate of the transferor Lender, such assignment shall become effective on the effective date specified in such notice of assignment. On and after the effective date of such assignment, such Eligible Assignee shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by the Lenders and shall have all the rights and obligations of the Lender under the Loan Documents to the same extent as if it were an original party thereto, and no further consent or action by Borrower, Lenders or Agent shall be required to release the transferor Lender with respect to the Commitment (or portion thereof) of such Lender and Obligations assigned to such Eligible Assignee. Upon the consummation of any assignment to an Eligible Assignee pursuant to this SECTION 13.3, the transferor Lender, Agent and Borrower shall make appropriate arrangements so that replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Eligible Assignee, in each case in principal amounts reflecting their respective Commitments, as adjusted pursuant to such

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assignment. If the transferor Lender shall have assigned all of its interests, rights and obligations under this Agreement pursuant to SECTION 13.3.1 hereof, such transferor Lender shall no longer have any obligation to indemnify Agent with respect to any transactions, events or occurrences that transpire after the effective date of such assignment, and each Eligible Assignee to which such transferor shall make an assignment shall be responsible to Agent to indemnify Agent in accordance with this Agreement with respect to transactions, events and occurrences transpiring on and after the effective date of such assignment to it.

                  13.3.3. Dissemination of Information. Borrower authorizes each Lender and Agent to disclose to any Participant, any Eligible Assignee or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee"), and any prospective Transferee, any and all information in Agent's or such Lender's possession concerning Borrower, the Subsidiaries or the Collateral, subject to appropriate confidentiality undertakings on the part of such Transferee.

         13.4. TAX TREATMENT. If any interest in any Loan Document is transferred to any Transferee that is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of SECTION 5.14 hereof.

SECTION 14        MISCELLANEOUS

         14.1. POWER OF ATTORNEY. Borrower hereby irrevocably designates, makes, constitutes and appoints Agent (and all Persons designated by Agent) as Borrower's true and lawful attorney (and agent-in-fact) and Agent, or Agent's designee, may, without notice to Borrower and in either Borrower's or Agent's name, but at the cost and expense of Borrower:

                  14.1.1. At such time or times as Agent or said designee, in its sole discretion, may determine, endorse Borrower's name on any Payment Item or proceeds of the Collateral which come into the possession of Agent or under Agent's control.

                  14.1.2. At such time or times upon or after the occurrence of an Event of Default as Agent or Agent's designee in its sole discretion may determine: (i) demand payment of the Accounts from the Account Debtors, enforce payment of the Accounts by legal proceedings or otherwise, and generally exercise all of Borrower's rights and remedies with respect to the collection of the Accounts; (ii) settle, adjust, compromise, discharge or release any of the Accounts or other Collateral or any legal proceedings brought to collect any of the Accounts or other Collateral; (iii) sell or assign any of the Accounts and other Collateral upon such terms, for such amounts and at such time or times as Agent deems advisable; (iv) take control, in any manner, of any item of payment or proceeds relating to any Collateral; (v) prepare, file and sign Borrower's name to a proof of claim in bankruptcy or similar document against any Account Debtor or to any notice of Lien, assignment or satisfaction of Lien or similar document in connection with any of the Collateral; (vi) receive, open and dispose of all mail addressed to Borrower and to notify postal authorities to change the address for delivery thereof to such address as Agent may designate;
(vii) endorse the name of Borrower


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upon any of the items of payment or proceeds relating to any Collateral and deposit the same to the account of Agent on account of the Obligations; (viii) endorse the name of Borrower upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to any Accounts or Inventory of any Obligor and any other Collateral; (ix) use Borrower's stationery and sign the name of Borrower to verifications of the Accounts and notices thereof to Account Debtors; (x) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to the Accounts, Inventory, Equipment and any other Collateral; (xi) make and adjust claims under policies of insurance; and (xii) do all other acts and things necessary, in Agent's determination, to fulfill Borrower's obligations under this Agreement.

         14.2. GENERAL INDEMNITY. Borrower hereby agrees to indemnify and defend the Indemnitees and to hold the Indemnitees harmless from and against any Claim ever suffered or incurred by any of the Indemnitees arising out of or related to this Agreement or any of the other Loan Documents, the performance by Agent or Lenders of their duties or the exercise of any of their rights or remedies under this Agreement or any of the other Loan Documents, or as a result of Borrower's failure to observe, perform or discharge any of Borrower's duties hereunder. Borrower shall also indemnify and defend the Indemnitees against and save the Indemnitees harmless from all Claims of any Person arising out of, related to, or with respect to any transactions entered into pursuant to this Agreement or Agent's Lien upon the Collateral. Without limiting the generality of the foregoing, this indemnity shall extend to any Claims asserted against or incurred by any of the Indemnitees by any Person under any Environmental Laws or similar laws by reason of Borrower's or any other Person's failure to comply with laws applicable to solid or hazardous waste materials or other toxic substances. Additionally, if any Taxes (excluding Taxes imposed upon or measured solely by the net income of Agent and Lenders, but including any intangibles tax, stamp tax, recording tax or franchise tax) shall be payable by Agent or any Obligor on account of the execution or delivery of this Agreement, or the execution, delivery, issuance or recording of any of the other Loan Documents, or the creation or repayment of any of the Obligations hereunder, by reason of any Applicable Law now or hereafter in effect, Borrower will pay (or will promptly reimburse Agent and Lenders for the payment of) all such Taxes, including any interest and penalties thereon, and will indemnify and hold Indemnitees harmless from and against all liability in connection therewith. The foregoing indemnities shall not apply to Claims incurred by any of the Indemnitees as a direct and proximate result of their own gross negligence or willful misconduct or that arise out of any disputes arising solely out of the relationship between Agent and any Lender.

         14.3. SURVIVAL OF ALL INDEMNITIES. Notwithstanding anything to the contrary in this Agreement or any of the other Loan Documents, the obligation of Borrower and each Lender with respect to each indemnity given by it in this Agreement, whether given by Borrower to Agent Indemnitees, Lender Indemnitees or Agent Indemnitees or by any Lender to any Agent Indemnitees or Agent Indemnitees, shall survive the payment in full of the Obligations and the termination of any of the Commitments.

         14.4. MODIFICATION OF AGREEMENT. This Agreement may not be modified, altered or


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amended, except by an agreement in writing signed by Borrower and Agent and
Lenders (or, where otherwise expressly allowed by SECTION 12 hereof, the Required Lenders in lieu of Agent and Lenders); provided, however, that no consent, written or otherwise, of Borrower shall be necessary or required in connection with any amendment of any of the provisions of SECTION 12 (other than SECTION 12.17) or any other provision of this Agreement that affects only the rights, duties and responsibilities of Lenders and Agent as among themselves so long as no such amendment imposes any additional obligations on Borrower.

         14.5. SEVERABILITY. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision of this Agreement shall be prohibited by or invalid under Applicable Law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         14.6. CUMULATIVE EFFECT; CONFLICT OF TERMS. The provisions of the Other Agreements and the Security Documents are hereby made cumulative with the provisions of this Agreement. Without limiting the generality of the foregoing, the parties acknowledge that this Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters and that such limitations, tests and measures are cumulative and each must be performed, except as may be expressly stated to the contrary in this Agreement. Except as otherwise provided in any of the other Loan Documents by specific reference to the applicable provision of this Agreement, if any provision contained in this Agreement is in direct conflict with, or inconsistent with, any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

         14.7. EXECUTION IN COUNTERPARTS. This Agreement and any amendments hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.

         14.8. AGENT'S OR REQUIRED LENDERS' CONSENT. Whenever Agent's, Lenders' or Required Lenders' consent is required to be obtained under this Agreement or any of the other Loan Documents as a condition to any action, inaction, condition or event, Agent and each Lender shall be authorized to give or withhold its consent in its sole and absolute discretion and to condition its consent upon the giving of additional collateral security for the Obligations, the payment of money or any other matter.

         14.9. NOTICES. All notices, requests and demands to or upon a party hereto shall be in writing and shall be sent by certified or registered mail, return receipt requested, personal delivery against receipt or by telecopier or other facsimile transmission and shall be deemed to have been validly served, given or delivered when delivered against receipt or, in the case of facsimile transmission, when received (if on a Business Day and, if not received on a Business Day, then on the next Business Day after receipt) at the office where the noticed party's telecopier is located, in


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each case addressed to the noticed party at the address shown for such party on the signature page hereof or, in the case of a Person who becomes a Lender after the date hereof, at the address shown on the Assignment and Acceptance by which such Person became a Lender. Notwithstanding the foregoing, no notice to or upon Agent pursuant to SECTIONS [1.3], [2.1], [3.1] OR [5.2.2] shall be effective until after actually received by the individual to whose attention at Agent such notice is required to be sent. Any written notice, request or demand that is not sent in conformity with the provisions hereof shall nevertheless be effective on the date that such notice, request or demand is actually received by the individual to whose attention at the noticed party such notice, request or demand is required to be sent.

         14.10. PERFORMANCE OF BORROWER'S OBLIGATIONS. If Borrower shall fail to discharge any covenant, duty or obligation hereunder or under any of the other Loan Documents, Agent may, in its sole discretion at any time or from time to time, for Borrower's account and at Borrower's expense, pay any amount or do any act required of Borrower hereunder or under any of the Loan Documents or otherwise lawfully requested by Agent to enforce any of the Loan Documents or Obligations, preserve, protect, insure or maintain any of the Collateral, or preserve, defend, protect or maintain the validity or priority of Agent's Liens in any of the Collateral, including the payment of any judgment against Borrower, any insurance premium, any warehouse charge, any finishing or processing charge, any landlord claim, any other Lien upon or with respect to any of the Collateral. All payments that Agent may make under this Section and all out-of-pocket costs and expenses (including Extraordinary Expenses) that Agent pays or incurs in connection with any action taken by it hereunder shall be reimbursed to Agent by Borrower on demand with interest from the date such payment is made or such costs or expenses are incurred to the date of payment thereof at the Default Rate applicable for Revolving Loans that are Chase Bank Rate Loans. Any payment made or other action taken by Agent under this Section shall be without prejudice to any right to assert an Event of Default hereunder and to proceed thereafter as provided herein or in any of the other Loan Documents.

         14.11. CREDIT INQUIRIES. Borrower hereby authorizes and permits Agent and Lenders (but Agent and Lenders shall have no obligation) to respond to usual and customary credit inquiries from third parties concerning Borrower or any Subsidiaries.

         14.12. TIME OF ESSENCE. Time is of the essence of this Agreement, the Other Agreements and the Security Documents.

         14.13. ENTIRE AGREEMENT; APPENDIX A, EXHIBITS AND SCHEDULES. This Agreement and the other Loan Documents, together with all other instruments, agreements and certificates executed by the parties in connection therewith or with reference thereto, embody the entire understanding and agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings and inducements, whether express or implied, oral or written. Appendix A, each of the Exhibits and each of the Schedules attached hereto are incorporated into this Agreement and by this reference made a part hereof.


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

         14.14. INTERPRETATION. No provision of this Agreement or any of the other Loan Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

         14.15. OBLIGATIONS SEVERAL . The obligations of each Lender hereunder are several, and no Lender shall be responsible for the obligations or Commitment of any other Lender. Nothing contained in this Agreement and no action taken by Lenders pursuant hereto shall be deemed to constitute the Lenders to be a partnership, association, joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled, to the extent not otherwise restricted hereunder, to protect and enforce its rights arising out of this Agreement and any of the other Loan Documents and it shall not be necessary for Agent or any other Lender to be joined as an additional party in any proceeding for such purpose.

         14.16. GOVERNING LAW; CONSENT TO FORUM. THIS AGREEMENT HAS BEEN NEGOTIATED, EXECUTED AND DELIVERED AT AND SHALL BE DEEMED TO HAVE BEEN MADE IN ATLANTA, GEORGIA. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA; PROVIDED, HOWEVER, THAT IF ANY OF THE COLLATERAL SHALL BE LOCATED IN ANY JURISDICTION OTHER THAN GEORGIA, THE LAWS OF SUCH JURISDICTION SHALL GOVERN THE METHOD, MANNER AND PROCEDURE FOR FORECLOSURE OF AGENT'S LIEN UPON SUCH COLLATERAL AND THE ENFORCEMENT OF AGENT'S OTHER REMEDIES IN RESPECT OF SUCH COLLATERAL TO THE EXTENT THAT THE LAWS OF SUCH JURISDICTION ARE DIFFERENT FROM OR INCONSISTENT WITH THE LAWS OF THE STATE OF GEORGIA. AS PART OF THE CONSIDERATION FOR NEW VALUE RECEIVED, AND REGARDLESS OF ANY PRESENT OR FUTURE DOMICILE OR PRINCIPAL PLACE OF BUSINESS OF BORROWER, ANY LENDER OR AGENT, BORROWER HEREBY CONSENTS AND AGREES THAT THE SUPERIOR COURT OF COBB COUNTY, GEORGIA, OR, AT AGENT'S OPTION, THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF GEORGIA, ATLANTA DIVISION, SHALL HAVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES AMONG BORROWER, AGENT AND LENDERS PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT. BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND BORROWER HEREBY WAIVES ANY OBJECTION WHICH BORROWER MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NONCONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. BORROWER HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY CERTIFIED MAIL ADDRESSED TO BORROWER AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF BORROWER'S ACTUAL RECEIPT THEREOF OR 3 DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID. NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO AFFECT THE RIGHT OF AGENT TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW, OR TO PRECLUDE THE ENFORCEMENT BY AGENT OF ANY JUDGMENT OR ORDER OBTAINED IN SUCH FORUM OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE SAME IN ANY OTHER APPROPRIATE FORUM OR JURISDICTION.


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

         14.17. WAIVERS BY BORROWER. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWER WAIVES (I) THE RIGHT TO TRIAL BY JURY (WHICH AGENT AND EACH LENDER HEREBY ALSO WAIVES) IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO ANY OF THE LOAN DOCUMENTS, THE OBLIGATIONS OR THE COLLATERAL; (II) PRESENTMENT, DEMAND AND PROTEST AND NOTICE OF PRESENTMENT, PROTEST, DEFAULT, NON PAYMENT, MATURITY, RELEASE, COMPROMISE, SETTLEMENT, EXTENSION OR RENEWAL OF ANY OR ALL COMMERCIAL PAPER, ACCOUNTS, CONTRACT RIGHTS, DOCUMENTS, INSTRUMENTS, CHATTEL PAPER AND GUARANTIES AT ANY TIME HELD BY AGENT ON WHICH BORROWER MAY IN ANY WAY BE LIABLE AND HEREBY RATIFIES AND CONFIRMS WHATEVER

                    [THIS SPACE WAS LEFT BLANK INTENTIONALLY]


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AGENT MAY DO IN THIS REGARD; (III) NOTICE PRIOR TO TAKING POSSESSION OR CONTROL
OF THE COLLATERAL OR ANY BOND OR SECURITY WHICH MIGHT BE REQUIRED BY ANY COURT PRIOR TO ALLOWING AGENT TO EXERCISE ANY OF AGENT'S REMEDIES; (IV) THE BENEFIT OF ALL VALUATION, APPRAISEMENT AND EXEMPTION LAWS; AND (V) NOTICE OF ACCEPTANCE HEREOF. BORROWER ACKNOWLEDGES THAT THE FOREGOING WAIVERS ARE A MATERIAL INDUCEMENT TO AGENT'S AND LENDER'S ENTERING INTO THIS AGREEMENT AND THAT AGENT AND LENDERS ARE RELYING UPON THE FOREGOING WAIVERS IN ITS FUTURE DEALINGS WITH BORROWER. BORROWER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THE FOREGOING WAIVERS WITH ITS LEGAL COUNSEL AND HAS KNOWINGLY AND VOLUNTARILY WAIVED ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

         IN WITNESS WHEREOF, this Agreement has been duly executed in Atlanta, Georgia, on the day and year specified at the beginning of this Agreement.

                                             BORROWER:

ATTEST:                                      EMERGE INTERACTIVE, INC.

                                             By:
-------------------------                       ------------------------------
Secretary                                       Title:
[CORPORATE SEAL]
                                             Address:
                                             10315 102nd Terrace
                                             Sebastian, Florida 32958
                                             Attention:  Mr. Sunny Handa
                                             Telecopier No.:  (561) 589-3779


                                             LENDER:

                                             THE CIT GROUP/
                                             BUSINESS CREDIT, INC.

Revolving Commitment: $30,000,000            By:
                                                 -----------------------------
                                                Title:
                                                      ------------------------

                                             LIBOR Lending Office:
                                             1200 Ashwood Parkway
                                             Suite 150
                                             Atlanta, Georgia 30338
                                             Attention:  Office Head
                                             Telecopier No.:  (770) 522-7673

                    [Signatures continued on following page]


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




                                             AGENT:

                                             THE CIT GROUP/
                                             BUSINESS CREDIT, INC.
                                             as Agent

                                             By:
                                                ------------------------------
                                                Title:
                                                      ------------------------

                                             Address:
                                             1200 Ashwood Parkway
                                             Suite 150
                                             Atlanta, Georgia  30338
                                             Attention:  Office Head
                                             Telecopier No.:  (770) 522-7673


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